EXHIBIT 10.7

LOAN AGREEMENT

Dated as of July 11, 2016

Between

MAGUIRE PROPERTIES–555 W. FIFTH, LLC
and

MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC,
collectively, as Borrower

and

DEUTSCHE BANK AG, NEW YORK BRANCH
and

BARCLAYS BANK PLC
collectively, as Lender

PROPERTY: 555 W. Fifth Street and 350 S. Figueroa Street, Los Angeles, California

i

v

Schedules and Exhibits

Schedules:

Schedule I	-	Rent Roll
Schedule II	-	Reserved
Schedule III	-	Organization of Borrower
Schedule IV	-	Exceptions to Representations and Warranties
Schedule V	-	Definition of Special Purpose Bankruptcy Remote Entity
Schedule VI	-	Required Repairs
Schedule VII	-	Reserved
Schedule VIII	-	Unpaid and/or Outstanding Approved Leasing Expenses
Schedule IX	-	Free Rent Amounts
Schedule X	-	Ratable Share
Schedule XI	-	Pre-Approved Unaffiliated Qualified Parking Managers

Exhibits:

Exhibit A-1	-	Legal Description of 350 S. Figueroa Property
Exhibit A-2	-	Legal Description of 555 W. Fifth Property
Exhibit B	-	Secondary Market Transaction Information
Exhibit C	-	Form of Contribution Agreement
Exhibit D	-	Form of Non-Disturbance Agreement
Exhibit E	-	Form of Alteration Deficiency Guaranty

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of July 11, 2016 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German Bank, authorized by the New York Department of Financial Services (together with its successors and assigns, “Deutsche Bank”), having an address at 60 Wall Street, 10th Floor, New York, New York 10005, and BARCLAYS BANK PLC, a public limited company registered in England and Wales (together with its successors and assigns, “Barclays”), having an address at 745 Seventh Avenue, New York, New York 10019 (each, a “Co-Lender” and, collectively, “Lender”), and MAGUIRE PROPERTIES–555 W. FIFTH, LLC, a Delaware limited liability company (together with its permitted successors and assigns, collectively, “555 W. Fifth Borrower”) and MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company (together with its permitted successors and assigns, collectively, “350 S. Figueroa Borrower”), each having an address at c/o Brookfield Office Properties, 250 Vesey Street, 15th Floor, New York, New York 10281 (collectively, “Borrower” and sometimes referred to herein individually as an “Individual Borrower”).
All capitalized terms used herein shall have the respective meanings set forth in Article 1 hereof.
W I T N E S S E T H :
WHEREAS, Borrower desires to obtain the Loan from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms and conditions of this Agreement and the other Loan Documents.
NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, represent and warrant as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Specific Definitions.
For all purposes of this Agreement, except as otherwise expressly provided:
“350 S. Figueroa Property” shall mean the parcel of real property described on Exhibit A-1 attached hereto and made a part hereof, the Improvements now or hereafter erected or installed thereon and all personal property owned by the 350 S. Figueroa Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.
“350 S. Figueroa Property Documents” shall mean, collectively, the 350 S. Figueroa Property Parking Agreement and the 350 S. Figueroa Property REA.

“350 S. Figueroa Property Parking Agreement” shall mean the Covenant and Agreement Regarding Maintenance of Off-Street Parking Space dated August 7, 1974 and recorded on September 30, 1974 as Instrument No. 930 in Book D-4008 of the Official Records of Los Angeles County, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
“350 S. Figueroa Property REA” shall mean the Amended and Restated Declaration of Establishment of Easements, Covenants, Conditions and Restrictions dated as of July 10th, 1972 and recorded on July 12, 1972 as Instrument No. 668 in Book D-5528 Page 518 of the Official Records of Los Angeles County, as the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.
“350 S. Figueroa Property Management Agreement” shall mean the management agreement entered into by and between 350 S. Figueroa Borrower and the current Manager or any replacement management agreement entered into by and between 350 S. Figueroa Borrower and a Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Manager is to provide management and other services with respect to the 350 S. Figueroa Property.
“350 S. Figueroa Property Parking Management Agreement” shall mean the parking management agreement entered into by and between 350 S. Figueroa Borrower and the current Parking Manager or any replacement parking management agreement entered into by and between 350 S. Figueroa Borrower and a Parking Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Parking Manager is to provide management of the operation of the parking garage located at the 350 S. Figueroa Property.
“555 W. Fifth Property” shall mean the parcel of real property described on Exhibit A-2 attached hereto and made a part hereof, the Improvements now or hereafter erected or installed thereon and all personal property owned by the 555 W. Fifth Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, all as more particularly described in the Granting Clauses of the Mortgage.
“555 W. Fifth Property Management Agreement” shall mean the management agreement entered into by and between 555 W. Fifth Borrower and the current Manager or any replacement management agreement entered into by and between 555 W. Fifth Borrower and a Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Manager is to provide management and other services with respect to the 555 W. Fifth Property.
“555 W. Fifth Property Parking Management Agreement” shall mean the parking management agreement entered into by and between 555 W. Fifth Borrower and the current Parking Manager or any replacement parking management agreement entered into by and between 555 W. Fifth Borrower and a Parking Manager in accordance with the terms of the Loan Documents, in each case, pursuant to which the Parking Manager is to provide management of the operation of the parking garage located at the 555 W. Fifth Property.
“Affiliate” shall mean, as to any Person, any other Person that (i) owns directly or indirectly twenty-five percent (25%) or more of all equity interests in such Person, and/or (ii) is in Control of, is Controlled by or is under common ownership or Control with such Person, and/or (iii) is the spouse, issue or parent of such Person or of an Affiliate of such Person.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alteration Deficiency Guaranty” shall mean a guaranty (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time) in favor of Lender pursuant to the terms and provisions of Section 4.14.2 of this Agreement, which shall be substantially in the form attached hereto as Exhibit E and shall be executed and delivered by a Brookfield Party that maintains an Investment Grade Rating.
“Alteration Threshold” shall mean five percent (5%) of the Outstanding Principal Balance.
“Annual Budget” shall mean the operating and capital budget for the Property setting forth, on a month-by-month basis, in reasonable detail, each line item of Borrower’s good faith estimate of anticipated Operating Income, Operating Expenses and Capital Expenditures for the applicable Fiscal Year.
“Approved Capital Expenditures” shall mean Capital Expenditures incurred by Borrower and either (i) included in the Approved Annual Budget or otherwise permitted hereunder or, (ii) required under any Lease (provided that such Capital Expenditures are clearly identified and the amount of such work or a detailed description of such work is set forth in the Leases) (x) in effect as of the date hereof, or (y) that is subsequently entered into in accordance with the Loan Documents, or (iii) approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.
“Approved Leasing Expenses” shall mean actual out-of-pocket expenses which are (A) incurred by Borrower in leasing space at the Property pursuant to Leases existing on the date hereof or entered into in accordance with the Loan Documents, including brokerage commissions, tenant allowances, the cost of tenant improvements, base building expenses (to the extent required to be performed under the applicable Lease) and costs incurred to prepare space for occupancy by a new tenant, including demolition costs) incurred by Borrower in leasing space at the Property pursuant to Leases entered into in accordance with the Loan Documents (or expansions or renewals thereof), which expenses are on market terms and conditions, (B) otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, and (C) substantiated by executed Lease documents and brokerage agreements.
“Approved Operating Expenses” shall mean Operating Expenses incurred by Borrower which (i) are included in the Approved Annual Budget for the current calendar month, (ii) are for Real Estate Taxes, Insurance Premiums, electric, gas, oil, water, sewer or other utility service to the Property, (iii) are for property management fees payable to the Manager under the Management Agreements, such amounts not to exceed the actual fees payable under the Management Agreements, (iv) are for parking management fees payable to the Parking Manager under the Parking Management Agreement, such amounts not to exceed the actual fees payable under the Parking Management Agreement, or (v) have been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed.

“Approved Replacement Guarantor” shall mean a Person that satisfies the conditions set forth in clauses (x) and (y) of the definition of “Qualified Transferee” (i) who either Controls Borrower (or Transferee Borrower, as applicable) or owns a direct or indirect interest in Borrower (or Transferee Borrower, as applicable), (ii) either (a) satisfies the Guarantor Net Worth Covenant and is otherwise reasonably acceptable to Lender or (b) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in Lender’s sole discretion, (iii) is formed in (or, if such Person is an individual, is a citizen of), maintains its principal place of business in (or, if such Person is an individual, maintains a primary residence in), and is subject to service in the United States or Canada, (iv) has sufficient assets in the United States or Canada to meet the Guarantor Net Worth Covenant and (v) if required pursuant to a pooling and servicing agreement entered into in connection with the Securitization of the Loan, for which Lender has received a Rating Agency Confirmation from each applicable Rating Agency.
“Assignment of Agreements” shall mean that certain Assignment of Agreements, Licenses, Permits and Contracts, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.
“Assignment of Leases” shall mean that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee.
“Assignment of Management Agreements” shall mean that certain Assignment of Management Agreements and Subordination of Management Fees dated as of the date hereof among Borrower, Manager and Lender.
“Assignment of Parking Management Agreements” shall mean that certain Assignment of Parking Management Agreements and Subordination of Parking Management Fees dated as of the date hereof among Borrower, Parking Manager and Lender.
“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect to all or any part of the Property.
“BAM” shall mean Brookfield Asset Management Inc., an Ontario corporation.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.
“BOP” shall mean Brookfield Office Properties, Inc., a Canada corporation.
“BPY” shall mean Brookfield Property Partners, L.P., a Bermuda limited partnership.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday on which national banks are not open for general business in the State of New York or the state where the servicing offices of the Servicer are located.
“Calculation Date” shall mean the last day of each calendar quarter during the Term.

“Capital Expenditures” shall, for any period, mean amounts expended for replacements and alterations to the Property (excluding tenant improvements) and required to be capitalized according to GAAP.
“Cash Management Agreement” shall mean that certain Cash Management Agreement of even date herewith among Deposit Bank, Lender and Borrower, as the same may be modified, amended, supplemented or replaced from time to time.
“Casualty Threshold” shall mean $10,000,000.00.
“Clearing Account Agreement” shall mean collectively and individually, as the context requires, (i) that certain Deposit Account Control Agreement dated the date hereof by and among 555 W. Fifth Borrower, Lender and Bank of the West, a California state banking corporation and (ii) that certain Deposit Account Control Agreement dated the date hereof by and among 350 S. Figueroa Borrower, Lender and Bank of the West, a California state banking corporation.
“Closing Date” shall mean the date of the funding of the Loan.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Combined Debt Service Coverage Ratio” shall mean, a ratio for the applicable date of determination thereof, as reasonably determined by Lender in which:
(a)    the numerator is the Underwritten Net Cash Flow calculated as of such date of determination; and
(b)    the denominator is the sum of annual Debt Service, plus annual debt service of the Current Mezzanine Loan, plus annual debt service of any New Mezzanine Loan(s).
“Combined Restoration DSCR” shall mean, as of any date of determination, the ratio of (a) the Underwritten Net Cash Flow of the Property, based on Rents in place (annualized and including rental income insurance proceeds) and expenses on a pro forma basis, to (b) an amount equal to the sum of twelve (12) times the Monthly Debt Service Payment Amount, plus annual debt service of the Current Mezzanine Loan, plus annual debt service of any New Mezzanine Loan(s).
“Commonly Controlled Entity” shall mean an entity, whether or not incorporated, that is under common control with any Individual Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes any Individual Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise, and the terms Controlled, Controlling and Common Control shall have correlative meanings.
“Credit Check” shall mean a customary credit and background investigation of a Person as typically required by Lender in connection with underwriting a new mortgage loan borrower including, without limitation, performing the following searches as to such Person: (a) judgment, (b) lien, (c) litigation, (d) bankruptcy, (e) UCC filings, (f) civil and criminal records, (g) Patriot Act, (h) “know your customer” and (i) other similar searches as may from time to time be reasonably required by Lender.
“Current Mezzanine Loan” shall mean that certain loan in the principal amount of One Hundred Thirty-One Million and No/100 Dollars ($131,000,000.00) by Current Mezzanine Loan Lender to Current Mezzanine Loan Borrower pursuant to the Current Mezzanine Loan Agreement.
“Current Mezzanine Loan Borrower” shall mean, MAGUIRE PROPERTIES–555 W. FIFTH MEZZ I, LLC, a Delaware limited liability company.
“Current Mezzanine Loan Account” shall mean an account into which Deposit Bank shall deposit from the Deposit Account the amounts required to be deposited pursuant to Section 6.13.1(x) hereof.
“Current Mezzanine Loan Default” shall mean an “Event of Default” under the Current Mezzanine Loan and as defined in the Current Mezzanine Loan Documents and Lender may conclusively rely on any notice from the Current Mezzanine Loan Lender of such Current Mezzanine Loan Default without any inquiry into the validity thereof.
“Current Mezzanine Loan Default Revocation Notice” shall mean a notice from Current Mezzanine Loan Lender, with respect to the Current Mezzanine Loan (upon which Lender may conclusively rely without any inquiry into the validity thereof) that a Current Mezzanine Loan Default under the Current Mezzanine Loan of which Lender was previously notified has either been cured or waived.
“Current Mezzanine Loan Documents” shall mean (i) the Mezzanine Loan Agreement (the “Current Mezzanine Loan Agreement”) between Current Mezzanine Loan Lender and Current Mezzanine Loan Borrower, (ii) the promissory note(s) (whether one or more, the “Current Mezzanine Note”) in the original principal amount of the Current Mezzanine Loan made by Current Mezzanine Loan Borrower and payable to Current Mezzanine Loan Lender, (iii) the Pledge and Security Agreement made by Current Mezzanine Loan Borrower in favor of Current Mezzanine Loan Lender, (iv) each Uniform Commercial Code financing statement executed by Current Mezzanine Loan Borrower in favor of Current Mezzanine Loan Lender in connection with the foregoing and (v) any other “Loan Document”, as defined in the Current Mezzanine Loan Agreement, as each of the foregoing may be modified, amended and restated from time to time in accordance with the terms and provisions of the Intercreditor Agreement.
“Current Mezzanine Loan Lender” shall mean Deutsche Bank AG, New York Branch, in its capacity as the holder of the Current Mezzanine Loan and any subsequent holder of the

Current Mezzanine Loan to whom the Current Mezzanine Loan has been assigned or transferred pursuant to the terms of the Intercreditor Agreement..
“Current Mezzanine Loan Lender Payment Instruction” shall mean the written notice delivered by Current Mezzanine Loan Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) at least five (5) Business Days prior to each Monthly Payment Date setting forth (i) the Current Mezzanine Loan Monthly Debt Service Payment payable by Current Mezzanine Loan Borrower on the first Monthly Payment Date occurring after the date such notice is delivered, (ii) the Current Mezzanine Loan Account, (iii) wire instructions for such payment, and (iv) whether or not any Current Mezzanine Loan Default has then occurred and is continuing under the Current Mezzanine Loan Documents.
“Current Mezzanine Loan Monthly Debt Service Payment” shall mean, as to each Monthly Payment Date, an amount equal to the scheduled payment of non-default interest payable by Current Mezzanine Loan Borrower on such Monthly Payment Date pursuant to the terms of the Current Mezzanine Loan Documents.
“Current Mezzanine Loan Trigger Period” shall commence upon the occurrence of a Current Mezzanine Loan Default and shall end upon receipt by Lender of a Current Mezzanine Loan Default Revocation Notice.
“Debt” shall mean the Outstanding Principal Balance together with all interest accrued and unpaid thereon and all other sums (including the Prepayment Fee and/or Liquidated Damages Amount, if applicable) due to Lender from time to time in respect of the Loan under the Note, this Agreement, the Mortgage, the Environmental Indemnity or any other Loan Document.
“Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments due and payable under the Note.
“Debt Service Coverage Ratio” shall mean, a ratio for the applicable date of determination thereof, as reasonably determined by Lender in which:
(a)    the numerator is the Underwritten Net Cash Flow calculated as of such date of determination; and
(b)    the denominator is the annual Debt Service and the annual scheduled interest payments due and payable under any New Mezzanine Loan.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would constitute an Event of Default.
“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate or (ii)(A) with respect to the Senior Note, three percent (3%) above the Senior Note Interest Rate or (B) with respect to the Junior Note, three percent (3%) above the Junior Note Interest Rate, or (C) with respect to any other amounts owed to Lender where the Default Rate is applicable hereunder or under the other Loan Documents evidencing this Loan, the sum of (x) the weighted average of the Senior Note Interest Rate and the Junior

Note Interest Rate (based on the outstanding principal balance of the Senior Note and the Junior Note) and (y) three percent (3%).
“Deposit Account” shall mean an Eligible Account at the Deposit Bank.
“Deposit Bank” shall mean the bank or banks selected by Lender to maintain the Deposit Account.
“Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the lesser of (i) the Treasury Rate and (ii) the Swap Rate, each when compounded semi annually.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts (or subaccounts thereof) maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligibility Requirements” means, with respect to any Person, that such Person (i) has total real estate assets (in name or under management) in excess of $1,000,000,000.00 (exclusive of the Property) and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of at least $500,000,000.00, (ii) is a Qualified Transferee and (iii) is regularly engaged in the business of owning or operating Class “A” office properties similar to the Property located in major metropolitan markets in the United States and Canada containing, in the aggregate, not less than 5,000,000 square feet of office space (excluding the Property).
“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least (i) “A” by S&P, (ii) “A” by Fitch (and the short term deposits or short term unsecured debt obligations or commercial paper of such depository institution are rated no less than “F1” by Fitch) and (iii) “A2” by Moody’s, or in the case of Letters of Credit, the long term unsecured debt obligations of which are rated at least (i) “A+” by S&P, (ii) “A+“ by Fitch (and the short term deposits or short term unsecured debt obligations or commercial paper of such depository institution are rated no less than “F1” by Fitch) and (iii) “A1” by Moody’s; provided, however, for purposes of the Deposit Bank, the definition of Eligible Institution shall have the meaning set forth in the Cash Management Agreement.
“Emergency Repair” shall mean any work required to be performed at the Property on an emergency basis (i.e. without sufficient time to comply with the applicable provisions of this Agreement) to remedy a situation posing an imminent threat to human health or safety.
“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement dated as of the date hereof executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender.

“Excluded Taxes” shall mean any of the following Special Taxes imposed on or with respect to a Co-Lender or required to be withheld or deducted from a payment to a Co-Lender: (a) Special Taxes imposed on or measured by net income (however denominated), franchise Special Taxes, and branch profits Special Taxes, in each case, (i) imposed as a result of such Co-Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Special Taxes imposed on amounts payable to or for the account of Co-Lender with respect to an applicable interest in the Loan pursuant to an applicable law in effect on the date on which (i) such Co-Lender acquires such interest in the Loan or (ii) such Co-Lender changes its lending office, except in each case to the extent that amounts with respect to such Special Taxes were payable either to such Co-Lender’s assignor immediately before such Co-Lender became a party hereto or to such Co-Lender immediately before it changed its lending office, (c) Special Taxes attributable to such Co-Lender’s failure to comply with provision of forms and other documentation as required in Section 10.25 and (d) any U.S. federal withholding Special Taxes imposed under FATCA.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as the same may have been or may hereafter be amended, restated, supplemented or otherwise modified).
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the Term.
“Fitch” shall mean Fitch, Inc.
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession.
“Governmental Authority” shall mean any court, board, agency, department, commission, central bank, office or authority of any nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city or otherwise) (whether of the government of the United States or any other nation) now or hereafter in existence (including any supra-national bodies such as the European Union or the European Central Bank and any intergovernmental organizations such as the United Nations).
“Gross Revenue” shall mean all revenue derived from the ownership and operation of the Property from whatever source, including Rents and any Insurance Proceeds (whether or not Lender elects to treat any such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(e) hereof).

“Guarantor” shall mean Brookfield DTLA Holdings LLC, a Delaware limited liability company, or any other Person that now or hereafter guarantees the obligations of any Individual Borrower under any Loan Document.
“Guarantor Net Worth Covenant” shall mean those covenants set forth in Section 5.2 of the Guaranty.
“Guaranty” shall mean that certain Guaranty of Recourse Obligations of even date herewith from Guarantor for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise amended from time to time.
“Indebtedness” shall mean, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (iv) all indebtedness guaranteed by such Person, directly or indirectly, (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations under any PACE Loans, and (vii) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case for which such Person is liable or its assets are liable, whether such Person (or its assets) is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Indemnified Taxes” shall mean (a) Special Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Independent Accountant” shall mean a firm of nationally recognized, certified public accountants which is selected by Borrower and reasonably acceptable to Lender.
“Individual Property” shall mean, individually, (a) the 350 S. Figueroa Property and (b) the 555 W. Fifth Property.
“Insolvency Opinion” shall mean that certain bankruptcy non-consolidation opinion letter dated the date hereof delivered by Richards Layton & Finger, P.A. in connection with the Loan.
“Interest Rate” shall mean (a) with respect to the Senior Note, the Senior Note Interest Rate, and (b) with respect to the Junior Note, the Junior Note Interest Rate.
“Investment Grade Rating” shall mean, with respect to any Person, that the long-term unsecured debt obligations of such Person are rated at least “BBB-” by S&P, “Baa3” from Moody’s, “BBB-” by Fitch, and the equivalent rating by each of the other Rating Agencies engaged to rate the Securities issued in connection with any Securitization of the Loan that maintains a rating for such Person.

“Jams Lease” shall mean that certain Lease between 555 W. Fifth Borrower and JAMS, INC., a Delaware corporation, dated as of March 20, 2014, as the same may be modified, amended, supplemented, restated or replaced from time to time.
“Junior Note” shall mean, individually and collectively, as the context requires, Note B-1 and Note B-2.
“Junior Note Interest Rate” shall mean a rate of 3.4727% per annum.
“Junior Note Outstanding Principal Balance” shall mean, as of any date, the aggregate outstanding principal balance of the Junior Notes.
“Latham Lease” shall mean that certain Gas Company Tower Office Lease dated May 28, 2003, as amended by (i) that certain Amendment to Lease dated October 17, 2003, (ii) that certain Second Amendment to Lease dated August 3, 2005, (iii) that certain Letter Agreement Concerning 5th Floor Must-Take Space dated July 1, 2006, (iv) that certain Third Amendment to Lease dated April 25, 2008, (v) that certain Fourth Amendment to Lease Re Short Term Extension dated April 5, 2013, (vi) that certain Fifth Amendment to Lease Re Short Term Extension dated December 26, 2013, (vii) that certain Letter Agreement dated January 28, 2015 and (viii) that certain Sixth Amendment to Lease dated April 30, 2015 between 555 W. Fifth Borrower and Latham & Watkins LLP, a Delaware limited liability partnership, as the same has been and may be further modified, amended, supplemented, restated or replaced from time to time.
“Lease” shall mean any lease, sublease or sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy, all or any portion of any space in the Property, and every modification, amendment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Loan, Borrower or the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, zoning and land use laws, the Americans with Disabilities Act of 1990, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable (without payment of any transfer fee by the transferring or transferee beneficiary thereof), clean sight draft letter of credit acceptable to Lender in its reasonable discretion (either an evergreen letter of credit or one which does not expire until at least ten (10) Business Days after the Stated Maturity

Date or payment of the subject obligation or completion of the subject activity for which such Letter of Credit was provided) in favor of Lender and entitling Lender to draw thereon, in whole or in part, in New York, New York or such other domestic location approved by Lender or pursuant to procedures of the issuing bank provided that such issuing bank allows for draws (including partial draws by facsimile), issued by an Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution, to an applicant/obligor that is not Borrower.
“Lien” shall mean any mortgage, deed of trust, lien (statutory or otherwise), pledge, hypothecation, easement, restrictive covenant, preference, assignment, security interest, PACE Loan or any other encumbrance, charge or transfer of, on or affecting all or any portion of the Property or any interest therein, or any direct or indirect interest in Borrower, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances. For purposes hereof, a notice of commencement of work or any similar filing shall not be considered a “Lien”.
“Loan” shall mean the loan in the original principal amount of Three Hundred Nineteen Million and No/100 Dollars ($319,000,000.00) made by Lender to Borrower pursuant to this Agreement.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Leases, the Cash Management Agreement, the Clearing Account Agreement, the Assignment of Agreements, the Environmental Indemnity, the Assignment of Management Agreements, the Assignment of Parking Management Agreements and the Guaranty and any other documents, agreements and instruments now or hereafter evidencing, securing or delivered to Lender in connection with the Loan, as the same may be (and each of the foregoing defined terms shall refer to such documents as they may be) amended, restated, replaced, supplemented or otherwise modified from time to time.
“Low Debt Service Period” shall commence if either (i) the Debt Service Coverage Ratio is less than 1.9455:1.00 for two (2) consecutive Calculation Dates or (ii) the Combined Debt Service Coverage Ratio is less than 1.10:1.00 for two (2) consecutive Calculation Dates, and shall end if (A) with respect to a Low Debt Service Period continuing pursuant to clause (i) above, the Debt Service Coverage Ratio is at least 1.9455:1.00 for two (2) consecutive Calculation Dates and (B) with respect to a Low Debt Service Period continuing pursuant to clause (ii) above, the Combined Debt Service Coverage Ratio is at least 1.10:1.00 for two (2) consecutive Calculation Dates, in each case, as determined by Lender.
“Major Contract” shall mean, individually or collectively, as the context may require, (i) any management, brokerage or leasing agreement (including, without limitation, the Management Agreements, but excluding the Parking Management Agreements, any replacement parking management agreement and any brokerage agreements entered into in connection with any Lease entered into in accordance with the terms of the Loan Documents if such brokerage agreement is an arm’s length agreement made with an unaffiliated third party) or any cleaning, maintenance, service or other contract or agreement of any kind (other than Leases) which (a) provides for annual payments in excess of One Million and No/100 Dollars ($1,000,000.00) and (b) is either (1) not cancelable on sixty (60) days or less notice and/or (2) requires payment of a termination fee in excess of One Hundred Thousand and No/100 Dollars ($100,000.00),

and/or (ii) any contract or agreement with an Affiliate of Borrower relating to the ownership, leasing, management, use, operation, maintenance, repair or restoration of the Property.
“Major Lease” shall mean any Lease which (i) either individually, or when taken together with any other Lease with the same Tenant or its Affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such Lease, is expected to cover more than 75,000 rentable square feet at the Property, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an Affiliate of Borrower as Tenant, or (iv) is entered into during the continuance of an Event of Default.
“Management Agreement” shall mean, individually, the 350 S. Figueroa Property Management Agreement and the 555 W. Fifth Property Management Agreement, and “Management Agreements” shall mean, collectively, the 350 S. Figueroa Property Management Agreement and the 555 W. Fifth Property Management Agreement.
“Manager” shall mean Brookfield Properties Management (CA) Inc., a Delaware corporation, or any other manager engaged in accordance with the terms and conditions of the Loan Documents.
“Material Adverse Effect” means, with respect to a Person, any event or condition which causes (i) a material impairment of the ability to perform any of its obligations under any Loan Documents, (ii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document, or (iii) a material adverse effect on the use, value or possession of the Property taken as a whole (including the Underwritten Net Cash Flow).
“Material Alteration” shall mean any alteration affecting structural elements of the Property the cost of which exceeds the Alteration Threshold; provided, however, that in no event shall (i) any tenant improvement work or base building work performed pursuant to any Lease existing on the date hereof or entered into hereafter in accordance with the provisions of this Agreement, (ii) alterations performed as part of a Restoration or (iii) any Emergency Repair, constitute a Material Alteration.
“Material Tenant” shall mean Southern California Gas Company, a California corporation, or any successor Tenant under the Material Tenant Lease.
“Material Tenant Insolvency Proceeding” shall mean (a) the admission in writing by Material Tenant of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by Material Tenant of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by Material Tenant of any Insolvency Law (as hereinafter defined), or the commencement by Material Tenant of a case or other proceeding naming it as debtor under any Insolvency Law or the instituting of a case or other proceeding against or with respect to Material Tenant under any Insolvency Law or (B) the instituting of any proceeding against or with respect to Material Tenant seeking liquidation of its assets or the appointment of (or if Material Tenant shall consent to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing. As used herein, the term “Insolvency Law” shall mean Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.) as the same has been or may be amended or superseded from time to time, or any other applicable domestic or foreign liquidation, conservatorship, bankruptcy, receivership, insolvency, reorganization, or any similar debtor relief laws affecting the rights, remedies, powers, privileges and benefits of creditors generally.
“Material Tenant Lease” shall mean, collectively, (i) The Gas Company Tower Amended and Restated Office Lease dated as of May 12, 2010, as amended by the First Amendment to Amended and Restated Office Lease dated as of December 9, 2010, as further amended by the Second Amendment to Amended and Restated Office Lease dated as of September 27, 2011, as further amended by the Third Amendment to Amended and Restated Office Lease dated June 30, 2014, and as supplemented by the Notice by Landlord re Relocation of Storage Space dated December 9, 2014, (ii) The Gas Company Tower Office Lease (Third Floor), dated as of October 14, 2010, as amended by the First Amendment to Lease (Third Floor) dated as of August 27, 2013, as further amended by  the Second Amendment to Office Lease dated May 29, 2015, and as supplemented by the Notice of Lease Term (Suite 2800) dated November 9, 2015, and (iii) The Gas Company Tower Office Lease (Twenty-Second Floor) dated as of April 5, 2013, as amended by the First Amendment to Amended and Restated Office Lease (Floor 22 addition of Floor 23) dated as of December 23, 2013, as each of the foregoing may be further amended, supplemented or otherwise modified  from time to time in accordance with this Agreement.
“Material Tenant Lease Space” shall mean the space demised under the Material Tenant Lease.
“Material Tenant Lease Space Amount” shall mean 77,866 square feet.
“Material Tenant Lease Sweep Period”
(i)    shall commence on the first Monthly Payment Date following the occurrence of any of the following:
(a)     May 9, 2020 (it being understood that if the conditions in clause (ii)(a) hereof occur, then in no event shall a Material Tenant Lease Sweep Period be triggered by this clause (i)(a));
(b)    upon the receipt by Borrower or Manager of notice from the Material Tenant exercising its right under the Material Tenant Lease to cause the early expiration, cancellation, termination and/or contraction of (1) all of the Material Tenant Lease Space or (2) a portion of the Material Tenant Lease Space, which, when combined with all other previous cancellations, terminations, expirations or contractions (exclusive of the first 10,655 square feet of storage space terminated, expired cancelled or contracted) of the Material Tenant Lease Space (such combined amount, the “Material Tenant Lease Terminated Space”), exceeds, in the aggregate, the Material Tenant Lease Space Amount (a “Partial Material Tenant Lease Termination”);
(c)    the date that the Material Tenant shall discontinue its business (i.e., “goes dark”) at the Material Tenant Lease Space at the Property (or substantially all of the Material Tenant Lease Space);

(d)    the Material Tenant is in monetary or material non-monetary default under the Material Tenant Lease which has remained uncured for a period of sixty (60) days; or
(e)    the occurrence of a Material Tenant Insolvency Proceeding;
(ii)    shall end upon the first occur of the following:
(a)    in the case of clause (i)(a) above, (x) the Material Tenant did not exercise its option to cause the earlier expiration, cancellation, termination or contraction of any of the Material Tenant Lease Space and the time period to exercise such option has lapsed or (y) the Material Tenant waived in writing its option to cause the earlier expiration, cancellation, termination or contraction of any of the Material Tenant Lease Space;
(b)    in the case of clauses (i)(b) and (i)(c) above, the date upon which all or substantially all of the Material Tenant Lease Space (or, in the case of a Partial Material Tenant Lease Termination, all or substantially all of the Material Tenant Lease Terminated Space) has been leased pursuant to one or more Qualified Leases and the Property achieves a Combined Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) of at least 1.10:1.00 and Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) of at least 1.9455:1.00, in each case, for two (2) consecutive Calculation Dates;
(c)    in the case of clause (i)(b) above, so long as the aggregate amount of the Material Tenant Lease Terminated Space is less than 92,366 square feet, Borrower has deposited into the Material Tenant Lease Sweep Account an amount equal to the product of (1) $75 multiplied by (2) the aggregate square feet of the Material Tenant Lease Terminated Space (less any portion of the Material Tenant Lease Terminated Space that has been re-let pursuant to one or more Qualified Leases for which the Occupancy Conditions have been satisfied);
(d)    in the case of clause (i)(d) above, the date on which the subject monetary or material non-monetary default has been cured, and no other monetary or material non-monetary default under the Material Tenant Lease occurs for a period of three (3) consecutive months following such cure;
(e)    in the case of clause (i)(e) above, (1) in the event the Material Tenant Lease is rejected in the Material Tenant Insolvency Proceeding, the date upon which substantially all of the Material Tenant Lease Space has been leased pursuant to one or more Qualified Leases and the Property achieves a Combined Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) of at least 1.10:1.00 and Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) of at least 1.9455:1.00, in each case, for two (2) consecutive Calculation Dates, and (2) the date upon which the Material Tenant Lease has been assumed, or assigned by the trustee or debtor-in-possession in the Material Tenant Insolvency Proceeding pursuant to either (x) a final and non-appealable order of the applicable bankruptcy court approving such assumption or (y) a plan of reorganization which has become effective and, in either case, is not subject of a stay of appeal or otherwise.
“Maturity Date” shall mean the date on which the final payment of principal of the Note becomes due and payable as herein and therein provided, whether at the Stated Maturity Date, by declaration of acceleration, extension or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such Governmental Authority whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Loan” shall mean, individually or collectively, as the context may require, the Current Mezzanine Loan and any New Mezzanine Loan(s).

“Mezzanine Loan Borrower” shall mean, individually or collectively, as the context may require, Current Mezzanine Loan Borrower and any New Mezzanine Loan Borrower.
“Mezzanine Loan Documents” shall mean, individually or collectively, as the context may require, the Current Mezzanine Loan Documents and any New Mezzanine Loan Documents.
“Mezzanine Loan Lender” shall mean, individually or collectively, as the context may require, Current Mezzanine Loan Lender and any New Mezzanine Loan Lender.
“Mezzanine Loan Trigger Period” shall mean any of the following: (i) a Current Mezzanine Loan Trigger Period and (ii) a New Mezzanine Loan Trigger Period.
“Monthly Operating Expense Budgeted Amount” shall mean the monthly amount of Approved Operating Expenses set forth in the Approved Annual Budget for the calendar month in which such Monthly Payment Date occurs.
“Monthly Payment Date” shall mean the sixth (6th) day of every calendar month occurring during the Term.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean that certain first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Net Operating Income” shall mean, for any period, the amount obtained by subtracting Operating Expenses from Operating Income.

“New Mezzanine Loan Account” shall mean an account into which Deposit Bank shall deposit from the Deposit Account the amounts required to be deposited pursuant to Section 6.13.1(ix) hereof.
“New Mezzanine Loan Default” shall mean an “event of default” under any New Mezzanine Loan and Lender may conclusively rely on any notice from the New Mezzanine Loan Lender of such New Mezzanine Loan Default without any inquiry into the validity thereof.
“New Mezzanine Loan Default Revocation Notice” shall mean a notice from New Mezzanine Loan Lender, with respect to the New Mezzanine Loan (upon which Lender may conclusively rely without any inquiry into the validity thereof) that a New Mezzanine Loan Default under the New Mezzanine Loan of which Lender was previously notified has either been cured or waived.
“New Mezzanine Loan Documents” shall mean all documents evidencing or securing any New Mezzanine Loan.
“New Mezzanine Loan Lender” shall mean the lender, whether one or more, under the New Mezzanine Loan.
“New Mezzanine Loan Trigger Period” shall commence upon the occurrence of a New Mezzanine Loan Default and shall end upon receipt by Lender of a New Mezzanine Loan Default Revocation Notice.
“New Mezzanine Loan Lender Payment Instruction” shall mean the written notice delivered by New Mezzanine Loan Lender to Lender (upon which Lender may conclusively rely without any inquiry into the validity thereof) at least five (5) Business Days prior to each Monthly Payment Date setting forth (i) the New Mezzanine Loan Monthly Debt Service Payment payable by New Mezzanine Loan Borrower on the first Monthly Payment Date occurring after the date such notice is delivered, (ii) the current New Mezzanine Loan Account, (iii) wire instructions for such payment, and (iv) whether or not any New Mezzanine Loan Default has then occurred and is continuing under the New Mezzanine Loan Documents.
“New Mezzanine Loan Monthly Debt Service Payment” shall mean, as to each Monthly Payment Date, an amount equal to the scheduled payment of non-default interest payable by New Mezzanine Loan Borrower on such Monthly Payment Date pursuant to the terms of the New Mezzanine Loan Documents.
“NRSRO” shall mean any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization.
“Obligations” shall mean, collectively, Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations.
“Occupancy Conditions” shall mean the delivery by Borrower to Lender of evidence reasonably satisfactory to Lender (including an Officer’s Certificate certifying, without qualification or condition, that the Occupancy Conditions (except to the extent the same have been waived in writing by Lender) have been satisfied in all material respects) that (a) all or substantially all of the Material Tenant Lease Space (or, in the case of a Partial Material Tenant Lease Termination, all or substantially all of the Material Tenant Lease Terminated Space) is tenanted under one or more Qualified Leases such that the Combined Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) equals or exceeds 1.10:1.00 and the Debt Service Coverage Ratio (calculated to take into account in the calculation of Underwritten Net Cash Flow any adjustments in rents, recoveries and other income and expenses with respect to the Qualified Lease(s), as determined by Lender) equals or exceeds 1.9455:1.00, in each case, for two (2) consecutive Calculation Dates, (b) each such Tenant has taken possession of the entire space demised to such Tenant, (c) all contingencies under all such Lease(s) to the effectiveness of the Lease(s) have been satisfied, (d) all leasing commissions payable in connection with any such Lease have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature that are associated with initial tenant occupancy have either been completed or paid in full or, alternatively, sufficient funds (which are not allocated to the obligations under any other Lease) will be retained in the Material Tenant Lease Sweep Account for such purposes (the “Unpaid TILC Obligation Amount”), (e) such Tenant has actually commenced paying full contractual rent under the applicable Lease and any initial free rent period or period of partial rent abatements has expired (excluding any free rent periods, rent abatements and tenant allowances that can be converted to free rent for any Lease that are, collectively, equal to or less than three (3) months of free rent and occur after the first calendar year of the applicable Lease) or, alternatively, sufficient funds (which are not allocated to the obligations under any other Lease) will be retained in the Material Tenant Lease Sweep Account to account for all remaining scheduled free rent periods or rent abatements (the “Remaining Rent Abatement Amount” and, collectively with the Unpaid TILC Obligation Amount, the “Unpaid Landlord Obligations Amount”) and (f) the rent commencement date under all such Lease(s) has been set.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized senior officer of Borrower.
“Open Prepayment Date” shall mean April 6, 2021.
“Operating Expenses” shall mean, for any period, without duplication, all expenses actually paid or payable by Borrower during such period in connection with the operation, management, maintenance, repair and use of the Property, determined on an accrual basis, and, except to the extent otherwise provided in this definition, in accordance with GAAP. Operating Expenses specifically shall include (i) all expenses incurred in the immediately preceding twelve (12) month period based on quarterly financial statements delivered to Lender in accordance with Section 4.10.2 hereof, (ii) all payments required to be made pursuant to any Operations Agreements, (iii) property management fees in an amount equal to the greater of 2% of annual Gross Revenues and the management fees actually paid under the Management Agreements, (iv) parking management fees in an amount equal to the parking management fees actually paid under the Parking Management Agreements, (v) administrative, payroll, security and general expenses for the Property, (vi) the cost of utilities, inventories and fixed asset supplies consumed in the operation of the Property, (vii) recurring costs and fees of independent professionals (including, without limitation, legal, accounting, consultants and other professional expenses), technical consultants, operational experts (including quality assurance inspectors) or other third parties retained to perform services required or permitted hereunder, (viii) association dues, (ix) computer processing charges, (x) Taxes and Other Charges (other than income taxes or Other Charges in the nature of income taxes) and Insurance Premiums and (xi) all underwritten reserves required by Lender hereunder (without duplication). Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization, (2) income taxes or Other Charges in the nature of income taxes, (3) any expenses (including legal, accounting and other professional fees, expenses and disbursements) incurred in connection with the making of the Loan or the sale, exchange, transfer, financing or refinancing of all or any portion of the Property or in connection with the recovery of Insurance Proceeds or Awards which are applied to prepay the Note, (4) Capital Expenditures or Extraordinary Operating Expenses, (5) Debt Service, (6) any item of expense which would otherwise be considered within Operating Expenses pursuant to the provisions above but is paid directly by any Tenant, and (7) audit and other fees associated with loan requirements of the Property.
“Operating Income” shall mean, for any period, all income of Borrower during such period from the use, ownership or operation of the Property, including:
(a)    all amounts payable to Borrower by any Person as Gross Revenue and other amounts under Leases or other agreements relating to the Property;
(b)    business interruption insurance proceeds allocable to the applicable reporting period; and
(c)    all other amounts which in accordance with GAAP, are included in Borrower’s annual financial statements as operating income attributable to the Property.
Notwithstanding the foregoing, Operating Income shall not include (a) any Insurance Proceeds (other than business interruption and/or rental income insurance proceeds and only to the extent allocable to the applicable reporting period), (b) any proceeds resulting from the Transfer of all or any portion of the Property, (c) any Gross Revenue attributable to a Lease prior to the date in which the Tenant thereunder has taken possession or in which the actual payment of rent is required to commence thereunder, (d) any item of income otherwise included in Operating Income but paid directly by any Tenant to a Person other than Borrower as an offset or deduction against Rent payable by such Tenant, provided such item of income is for payment of an item of expense (such as payments for utilities paid directly to a utility company) and such expense is otherwise excluded from the definition of Operating Expenses pursuant to clause “(6)” of the definition thereof, (e) security deposits received from Tenants until forfeited or applied, and (f) any Gross Revenue paid by or on behalf of any Tenant under a Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Lease has been assumed by the trustee in such proceeding or action. Operating Income shall be calculated on the accrual basis of accounting and, except to the extent otherwise provided in this definition, in accordance with GAAP.
“Operations Agreements” shall mean any covenants, restrictions, easements, declarations or agreements of record relating to the construction, operation or use of any Individual Property, together with all amendments, modifications or supplements thereto.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes and any other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Connection Taxes” shall mean Special Taxes imposed as a result of a present or former connection between a Co-Lender and the jurisdiction imposing such tax (other than connections arising from such Co-Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan or the Loan Document).
“Other Obligations” shall mean (i) the performance of all obligations of Borrower contained herein; (ii) the performance of each obligation of Borrower contained in any other Loan Document; and (ii) the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Agreement, the Note or any other Loan Document.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Special Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any Special Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Outstanding Principal Balance” shall mean, as of any date, the outstanding principal balance of the Loan.
“PACE Loan” shall mean (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Property.
“Parking Management Agreement” shall mean, individually, the 350 S. Figueroa Property Parking Management Agreement and the 555 W. Fifth Property Parking Management Agreement, and “Parking Management Agreements” shall mean, collectively, the 350 S. Figueroa Property Parking Management Agreement and the 555 W. Fifth Property Parking Management Agreement.
“Parking Manager” shall mean ABM Onsite Services – West, Inc., a Delaware corporation, or any other parking manager engaged in accordance with the terms and conditions of the Loan Documents.
“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws.

“Permitted Budget Variance” means any changes in budget line items (or new budget line items in the case of clause (i) below) (i) in amounts equal to the cost of any Emergency Repairs, (ii) to account for increases in Taxes, Insurance Premiums and utilities expenses and union wage and benefit costs, and (iii) up to ten percent (10%) of any other line item, provided in no event shall the aggregate amount of all such changes result in increases exceeding five percent (5%) of the aggregate amount set forth in the most recent Approved Annual Budget.
“Permitted Encumbrances” shall mean, collectively, (i) the Liens and security interests created by the Loan Documents, (ii) all encumbrances and other matters disclosed in the Title Insurance Policy, (iii) Liens, if any, for Taxes or Other Charges imposed by any Governmental Authority and are either (a) not yet due or delinquent or (b) being contested in good faith in accordance with the requirements of Section 4.6, (iv) any workers’, mechanics’ or other similar Liens on the Property provided that any such Lien is bonded or discharged within sixty (60) days after Borrower first receives written notice of such Lien or which is being contested in good faith in accordance with the requirements of Section 4.3, (v) zoning restrictions, rights-of-way, easements, encroachments, building restrictions and other minor defects or similar charges and encumbrances on the use of the Property, in each case, which do not interfere with the ordinary conduct of the business of Borrower and that are not incurred (a) in connection with the borrowing of money or the obtaining of advances or credit or (b) in a manner which could result in a Material Adverse Effect, and (v) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.
“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate with total real estate assets (in name or under management) in excess of $1,000,000,000.00 (exclusive of the Property) and capital/statutory surplus or shareholder’s equity of at least $500,000,000.00, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to a bankruptcy proceeding.
“Permitted Leasing Expenses” shall mean, collectively, (i) during a Trigger Period, any tenant improvements costs, landlord work costs and the grant of free rent periods in Leases entered into in accordance with the Loan Agreement and (ii) leasing commissions incurred by Borrower which are (a) in accordance with any leasing commission fee schedule attached to a Management Agreement (without giving effect to any amendments thereto unless Lender has approved such amendment in writing), and/or (b) then customary and market rate commissions payable to third party brokers as reasonably agreed to by Borrower.
“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other entity, any Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Physical Conditions Report” shall mean that certain Property Condition Report, prepared by CBRE, Inc. and dated as of June 27, 2016, CBRE Project No: PC60626406.
“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) one percent (1%) of the unpaid principal balance of the Note as of the Repayment Date.
“Prepayment Lockout Expiration Date” shall mean September 6, 2017.

“Prepayment Notice” shall mean a written notice to Lender specifying the proposed Business Day on which a prepayment of the Debt is to be made pursuant to Section 2.4 hereof, which date must be a Monthly Payment Date and shall be no earlier than twenty (20) days after the date of such Prepayment Notice and no later than sixty (60) days after the date of such Prepayment Notice and which notice shall contain the proposed prepayment amount.
“Prior Loan” shall mean that certain loan in the original principal amount of Four Hundred Fifty Eight Million and No/100 Dollars ($458,000,000.00) made by Nomura Credit & Capital, Inc. to Borrower pursuant to a certain loan agreement, dated as of August 7, 2006, between Nomura Credit & Capital, Inc. and Borrower.
“Property” shall mean, collectively, the 350 S. Figueroa Property and the 555 W. Fifth Property.
"Public Securitization" shall mean a securitization involving a registered public offering of Securities pursuant to the Securities Act.
“Qualified Equity Holder” shall mean one or more of the following:
(a)    a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;
(b)    an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;
(c)    an institution substantially similar to any of the foregoing entities described in clauses (a) and (b) that satisfies the Eligibility Requirements;
(d)    any entity Controlled by any of the entities described in clauses (a) through (c) above that satisfies the Eligibility Requirements; or
(e)    an investment fund, limited liability company, limited partnership, general partnership, or other entity where a Permitted Fund Manager or an entity that is otherwise a Qualified Equity Holder under clauses (a) through (d) above and which is investing through a fund with committed capital of at least $500,000,000.00, acts as the general partner, managing member or fund manager and at least fifty percent (50%) of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equity Holders under clauses (a) through (d) above.
“Qualified Lease” shall mean a replacement lease (i) which is written substantially in accordance with the standard form of Lease which has been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant) or is otherwise in form and substance reasonably acceptable to Lender, (ii) has the greater of (a) a term that extends at least two (2) years beyond the Stated Maturity Date or (b) an initial term of at least five (5) years, (iii) either (a) all landlord obligations with respect to such Qualified Lease that are associated with initial tenant occupancy, including all Approved Leasing Expenses with respect to such Qualified Lease, have been completed and/or paid for in full on a lien-free basis and all free rent and/or abatement periods have expired (excluding any free rent periods, rent abatements and tenant allowances that can be converted to free rent for any Lease that are, collectively, equal to or less than three (3) months of free rent and occur after the first calendar year of the applicable Lease) or (b) in Lender’s reasonable judgment, sufficient funds have been accumulated in the Material Tenant Lease Sweep Account to cover all anticipated Approved Leasing Expenses, free rent periods and/or rent abatement periods with respect to such Qualified Lease (excluding any free rent periods, rent abatements and tenant allowances that can be converted to free rent for any Lease that are, collectively, equal to or less than three (3) months of free rent and occur after the first calendar year of the applicable Lease), (iv) the Tenant(s) under such Qualified Lease have accepted possession of such premises, and (v) such Lease is otherwise entered into in accordance with the terms hereof.
“Qualified Manager” shall mean (i) with respect to Manager (a) a property management company owned and/or Controlled by a Brookfield Party or (b) an Unaffiliated Qualified Manager and (ii) with respect to Parking Manager (a) the Parking Manager in place as of the Closing Date or (b) any Unaffiliated Qualified Parking Manager.
“Qualified Transferee” shall mean a transferee for whom, prior to the Transfer, Lender shall have received: (x) evidence that the proposed transferee (1) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (2) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act Offense and is not on any Government List, (3) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy, insolvency, reorganization, moratorium or other similar proceeding and (4) has no material outstanding judgments against such proposed transferee and (y) if the proposed transferee will obtain Control of or obtain a direct or indirect interest of 10% or more in Borrower as a result of such proposed transfer, a Credit Check against such proposed transferee that is reasonably acceptable to Lender.
“Ratable Share” shall mean, with respect to any Co-Lender, its share of the Loan based on the proportion of the outstanding principal of the Loan advanced by such Co-Lender to the total outstanding principal amount of the Loan. The Ratable Share of each Co-Lender on the date of this Agreement after giving effect to the funding of the Loan on the Closing Date is set forth on Schedule X attached hereto and made a part hereof.
“Rating Agencies” shall mean, prior to the Securitization of the Loan, any nationally-recognized statistical rating organization (e.g. Standard & Poor’s Ratings Services, Moody’s Investor Service, Inc., Fitch, Inc., DBRS, Inc. or any successor thereto) which is designated by Lender and, following the Securitization of the Loan, all of the rating organizations engaged to rate the Securities issued in connection with the Securitization of the Loan.
“Rating Agency Confirmation” shall mean a written affirmation from each of the Rating Agencies that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.
“Related Loan” shall mean a loan to an Affiliate of Borrower or Guarantor or secured by a Related Property, that is included in a Securitization with the Loan, and any other loan that is cross-collateralized with the Loan.
“Related Property” shall mean a parcel of real property, together with improvements thereon and personal property related thereto, that is “related” within the meaning of the definition of Significant Obligor, to the Property.
“REMIC” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.
“Rents” shall mean all rents, rent equivalents, “additional rent” (i.e. pass-throughs for operating expenses, real estate tax escalations and/or real estate tax pass-throughs, payments by Tenants on account of electrical consumption, porters’ wage escalations, condenser water charges and tap-in fees, freight elevator and HVAC overtime charges, charges for excessive rubbish removal and other sundry charges), moneys payable as damages (including payments by reason of the rejection of a Lease in a bankruptcy proceeding) or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other payment and consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Manager, Parking Manager or any of their respective agents or employees (but specifically excluding any gratuities received by the respective agents or employees of the Parking Manager) from any and all sources arising from or attributable to the Property and the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Manager, Parking Manager or any of their respective agents or employees, and Insurance Proceeds, if any, from business interruption or other loss of income insurance, but only to the extent Lender elects to treat such Insurance Proceeds as business or rental interruption Insurance Proceeds pursuant to Section 5.4(e) hereof.
“Repayment Date” shall mean the date of a prepayment of the Loan pursuant to the provisions of Section 2.4 hereof, as applicable.
“Reserve Funds” shall mean, collectively, all funds deposited by Borrower with Lender or Deposit Bank pursuant to Article 6 of this Agreement, including, but not limited to, the Capital Expenditure Funds, the Insurance Funds, the Tax Funds, the Rollover Funds, the Outstanding Rollover Funds, the Free Rent Funds, the Material Tenant Lease Sweep Funds, the Casualty and Condemnation Funds, Cash Collateral Funds, the Prepaid Rent Reserve Funds, the WeWork Funds, the Jams and Latham Lease Funds, the SCGC Lease Funds and the Low Debt Service Period Threshold Collateral.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender, to the extent required under this Agreement.
“Restoration DSCR” shall mean, as of any date of determination, the ratio of (a) the Underwritten Net Cash Flow of the Property, based on Rents in place (annualized and including rental income insurance proceeds) and expenses on a pro forma basis, to (b) an amount equal to twelve (12) times the Monthly Debt Service Payment Amount.
“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.
“SCGC Lease” shall mean, collectively, that certain (i) Amended and Restated Office Lease, dated May 12, 2010, (ii) The Gas Company Tower Office Lease (Third Floor), dated October 14, 2010 and (iii) The Gas Company Tower Office Lease (Twenty-Second Floor), dated April 5, 2013, between 555 W. Fifth Borrower and Southern California Gas Company, a California corporation, as the same have been and may be further modified, amended, supplemented and restated from time to time.
“Senior Note” shall mean, individually and collectively, as the context requires, Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-1-C, Note A-2-S and Note A-2-C.
“Senior Note Interest Rate” shall mean a rate of 3.4727% per annum.
“Senior Note Outstanding Principal Balance” shall mean, as of any date, the aggregate outstanding principal balance of the Senior Notes.
“Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.
“State” shall mean the State in which the Property is located.
“Stated Maturity Date” shall mean August 6, 2021.
“Survey” shall mean the surveys of the Property prepared by Diamond West Incorporated, dated July 8, 2016, DWEI Job Number: 16-1008.
“Swap Rate” shall mean the sum of (i) the Treasury Rate and (ii) the 5-year swap spread off Reuters Capital Markets 19901.
“Taxes” shall mean (i) all real estate taxes, assessments, water rates or sewer rents (collectively, “Real Estate Taxes”) and (ii) personal property taxes, in each case now or hereafter levied or assessed or imposed against the Property or part thereof, together with all interest and penalties thereon. In no event shall any PACE Loan be considered a Tax for purposes of this Agreement.
“Tenant” shall mean any Person obligated by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) under any Lease now or hereafter affecting all or any part of the Property.

“Term” shall mean the entire term of this Agreement, which shall expire upon repayment in full of the Debt and full performance of each and every obligation to be performed by Borrower pursuant to the Loan Documents.
“Title Insurance Policy” shall mean an ALTA mortgagee title insurance policy issued with respect to the Property and insuring the Lien of the Mortgage.
“Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
“TRIPRA” shall mean the Terrorism Risk Insurance Program Reauthorization Act of 2015 or any replacement, reauthorization or extension thereof.
“Trigger Period” shall commence upon the occurrence of (i) an Event of Default, (ii) the commencement of a Low Debt Service Period, (iii) the commencement of a Material Tenant Lease Sweep Period or (iv) the commencement of a Mezzanine Loan Trigger Period; and shall end if, (A) with respect to a Trigger Period continuing pursuant to clause (i), the Event of Default commencing the Trigger Period has been cured and such cure has been accepted by Lender (and no other Event of Default is then continuing) or (B) with respect to a Trigger Period continuing due to clause (ii), the Low Debt Service Period has ended pursuant to the terms hereof or (C) with respect to a Trigger Period continuing due to clause (iii), the Material Tenant Lease Sweep Period has ended pursuant to the terms hereof or (D) with respect to a Trigger Period continuing due to clause (iv), the Mezzanine Loan Trigger Period has ended pursuant to the terms hereof.
“Trustee” shall mean any trustee holding the Loan in a Securitization.
“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State (with respect to fixtures), the State of New York or the state in which any of the Cash Management Accounts are located, as the case may be.
“Unaffiliated Qualified Parking Manager” shall mean a parking manager that is not an Affiliate of Borrower and that (A) is a reputable, nationally or regionally recognized management company having at least five (5) years’ experience in the management of parking garages similar to the parking garages at the Property, (B) at the time of its engagement as parking manager has under management at least three (3) parking garages located in major metropolitan markets in the United States containing not less than 3,000 parking stalls in total (in each case excluding the Property) and (C) is not the subject of a bankruptcy or similar insolvency proceeding. For purposes hereof, each Person identified on Schedule XI attached hereto shall be considered an “Unaffiliated Qualified Parking Manager”.
“Unaffiliated Qualified Manager” shall mean a property manager of the Property that is not an Affiliate of Borrower and that (A) is a reputable, nationally or regionally recognized management company having at least five (5) years’ experience in the management of similar Class “A” office properties, (B) at the time of its engagement as property manager has under management leasable square footage of the same property type as the Property located in major metropolitan markets in the United States equal to or greater than 5,000,000 leasable square feet of office space (excluding the Property) and (C) is not the subject of a bankruptcy or similar insolvency proceeding.
“Underwritten Net Cash Flow” shall mean, for the twelve month period ending at the end any calendar quarter for which Underwritten Net Cash Flow is determined (or such other date for which Underwritten Net Cash Flow is determined) the excess of: (a) the sum of: (i) actual base rents, monthly recoveries and percentage rents received by Borrower for such twelve (12) month period for which Underwritten Net Cash Flow is calculated under bona fide Leases at the Property with Tenants in occupancy, open for business and paying full, unabated rent as of the date of such calculation, which for the purposes hereof shall include any “Free Rent Amount” set forth on Schedule IX and released pursuant to Section 6.8.2 hereof relating to such period for which it is released; plus (ii) pro forma base rents for Leases at the Property entered into as of the end of such calendar quarter if the Tenant under each such Lease has taken possession of its premises (i.e., if all of the premises demised to such Tenant under the Lease has been turned over to such Tenant in order for such Tenant to complete any tenant improvements to be completed by such Tenant under the Lease and such Tenant has accepted the premises), twelve (12) months or less of rent abatements remain outstanding under such Lease, and all tenant improvements and leasing commissions and any other Borrower or other obligations which are conditions to the commencement of such Lease have been satisfied or reserved with Lender (provided, that if more than nine (9) months of rent abatements remain outstanding under any such Lease, then the pro forma base rents for such Lease shall be equal to the product of the pro forma base rents for such Lease multiplied by a percentage equal to nine (9) divided by the total number of months of rent abatements remaining outstanding under such Lease) (without duplication of rent for the space under such Leases which may have been included in clause (i) above); plus (iii) actual net cash flow receipts received by Borrower from other sources at the Property during such twelve (12) month period for which Underwritten Net Cash Flow is calculated to the extent such receipts are recurring in nature and properly included as Operating Income for such twelve month calculation period; over (b) for the twelve (12) month period for which Underwritten Net Cash Flow is calculated, Operating Expenses over such twelve months, in each case adjusted to reflect Lender’s determination of: (i) a vacancy factor equal to the greatest of (A) the market vacancy rate (as determined by Lender in its reasonable discretion) for similar properties in the commercial business district or market area in which the Property is located, (B) the actual vacancy rate at the Property, and (C) 5% of the rentable area of the Property; (ii) subtraction of (A) an imputed capital improvement requirement amount equal to $0.20 per rentable square foot at the Property per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve), and (B) an imputed tenant improvement and leasing commission requirement amount equal to $1.50 per rentable square foot at the Property per annum (regardless of whether a reserve therefor is required hereunder or the amount of such reserve); and (iii) exclusion of (A) amounts representing non-recurring items, (B) except to the extent included pursuant to clause (a)(ii) above, amounts received from Tenants not paying full, unabated rent, (C) from Tenants affiliated with Borrower or Guarantor, unless (1) the applicable Leases with affiliates of Borrower or Guarantor are at (or below) market terms and (2) the Tenant thereunder is actually in possession of the space and utilizing the space for the operation of such Tenant’s business, (D) from Tenants in default or in bankruptcy and (E) from Tenants under month-to-month Leases or Leases where the term is about to expire within thirty (30) days from the date Underwritten Net Cash Flow is determined (unless an extension of such Lease or a new Lease has been executed). Lender’s calculation of Underwritten Net Cash Flow shall be final absent manifest error.
“U.S. Obligations” shall mean securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, and (ii) not subject to prepayment, call or early redemption.
“Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date.
Section 1.2    Index of Other Definitions. the following terms are defined in the sections or Loan Documents as indicated below:
“350 S. Figueroa Borrower” – Introductory Paragraph
“350 S. Figueroa Property Building” – 3.1.44
“555 W. Fifth Borrower” – Introductory Paragraph
“Acceptable Blanket Policy” – 5.1.1(h)
“Accounts” - 6.1
“Act” - Schedule V
“Agreement” - Introductory Paragraph
“Approved Annual Budget” - 4.10.5
“Approved Extraordinary Operating Expense” - 4.10.6
“Approved Monthly BI Expenses” - 5.4(e)
“Available Cash” - 6.13.1
“Borrower” - Introductory Paragraph
“Borrower’s Recourse Liabilities” - 10.20
“Brookfield Party” - 7.2(h)(iv)
“Capital Expenditure Account” - 6.5.1
“Capital Expenditure Funds” - 6.5.1
“Cash Collateral Account” - 6.10
“Cash Collateral Funds” - 6.10
“Cash Management Accounts” - 6.15
“Casualty” - 5.2
“Casualty and Condemnation Account” - 6.9
“Casualty and Condemnation Funds” - 6.9
“Casualty Consultant” - 5.4(b)(iii)
“Casualty Retainage” - 5.4(b)(iv)
“Cause” - Schedule V
“Clearing Account” - 6.1
“Clearing Bank” - 6.1
“Co-Lender” – Introductory Paragraph
“Committee” - Schedule V
“Condemnation Proceeds” - 5.4(b)
“Current Mezzanine Loan Agreement” – 1.1 (Definition of Current Mezzanine Loan Documents)
“Current Mezzanine Note” – 1.1 (Definition of Current Mezzanine Loan Documents)

“Disclosure Document” - 8.2(a)
“Easements” - 3.1.12
“Election Notice” – 2.4.3
“Embargoed Person” - 4.34(b)
“Equipment” - Mortgage
“ERISA” - 4.33(a)
“Event of Default” - 9.1
“Excess Management Fees” – 4.16.1
“Exchange Act” - 8.2(a)
“Exchange Act Filing” - 8.1(d)
“Extraordinary Operating Expense” - 4.10.6
“Free Rent Account” - 6.8.1
“Free Rent Funds” - 6.8.1
“Government Lists” – 3.1.42
“Improvements” - Mortgage
“Indemnified Liabilities” - 4.32
“Independent Director” - Schedule V
“Independent Manager” - Schedule V
“Individual Borrower” - Introductory Paragraph
“Initial Interest Period” - 2.3.1
“Insurance Account” - 6.4.1
“Insurance Funds” - 6.4.1
“Insurance Premiums” - 5.1.2
“Insurance Proceeds” - 5.4(b)
“Intercreditor Agreement” – 10.30
“Interest Period” - 2.3.2
“Issuer” - 8.2(b)
“Jams and Latham Lease Account” - 6.17.1
“Jams and Latham Lease Deposit” - 6.17.1
“Jams and Latham Lease Funds” - 6.17.1
“Lease Termination Payments” – 6.6.1
“Lender” - Introductory Paragraph
“Lender Group” - 8.2(b)
“Liabilities” - 8.2(b)
“Licenses” - 3.1.18
“Liquidated Damages Amount” - 2.4.5(b)
“Low Debt Service Period Threshold Collateral” – 6.14
“Low Debt Service Period Threshold Collateral Account” – 6.14
“Low Debt Service Period Threshold Letter of Credit” – 6.14
“Material Tenant Lease Sweep Account” – 6.11
“Material Tenant Lease Sweep Funds” – 6.11
“Monthly Debt Service Payment Amount” - 2.3.1
“Nationally Recognized Service Company” - Schedule V
“Net Proceeds” - 5.4(b)
“Net Proceeds Deficiency” - 5.4(b)(vi)
“New Mezzanine Loan” - 8.3.2
“New Mezzanine Loan Borrower” - 8.3.2
“Note” - 2.1.3

“Note A-1-C” – 2.1.3
“Note A-2-C” – 2.1.3
“Note A-1-S1” – 2.1.3
“Note A-1-S2” – 2.1.3
“Note A-1-S3” – 2.1.3
“Note A-2-S” – 2.1.3
“Note B-1” – 2.1.3
“Note B-2” – 2.1.3
“Notice” - 10.6
“OFAC” - 3.1.42
“Outstanding Rollover Account” - 6.7.1
“Outstanding Rollover Funds” - 6.7.1
“Patriot Act Offense” – 3.1.42
“Permitted Indebtedness” - 4.22
“Permitted Investments” - Cash Management Agreement
“Permitted Transfer” - 7.2
“Personal Property” - Mortgage
“Policies” - 5.1.1(b)
“Pre-approved Budget Items” – 4.10.5(a)
“Prepaid Rent Reserve Account” – 6.12
“Prepaid Rent Reserve Deposit” – 6.12
“Prepaid Rent Reserve Funds” – 6.12
“Real Estate Taxes” – 1.1 (Definition of Taxes)
“Register” - 10.26(c)
“Remaining Rent Abatement Amount” – 1.1 (Definition of Occupancy Conditions)
“Required Repairs” - 4.36
“Review Waiver” - 10.2(b)
“Reviewed Sections” - 8.2(b)
“Rollover Account” - 6.6.1
“Rollover Funds” - 6.6.1
“SCGC Lease Account” - 6.17.1
“SCGC Lease Deposit” - 6.17.1
“SCGC Lease Funds” - 6.17.1
“Secondary Market Transaction” - 8.1(a)
“Securities” - 8.1(a)
“Securities Act - 8.2(a)
“Securitization” - 8.1(a)
“Servicer” - 10.22(a)
“Servicing Agreement” - 10.22(a)
“Sole Member” - Schedule V
“Special Member” - Schedule V
“Special Purpose Bankruptcy Remote Entity” - Schedule V
“Special Taxes” - 10.25
“Springing Recourse Event” - 10.20
“Tax Account” - 6.3.1
“Tax Funds” - 6.3.1
“Transfer” - 4.2

“Transfer and Assumption” - 7.1
“Transferee Borrower” - 7.1
“Underwriter Group” - 8.2(b)
“Unpaid Landlord Obligations Amount” – 1.1 (Definition of Occupancy Conditions)
“Unpaid TILC Obligation Amount” – 1.1 (Definition of Occupancy Conditions)
“Updated Information” - 8.1(b)(i)
“WeWork” – 6.2.1
“WeWork Confirmation” – 6.2.2
“WeWork Funds” – 6.2.1
“WeWork Lease” – 6.2.1
“Write-Down and Conversion Powers” – 10.27

Section 1.3    Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision hereof or thereof. When used in this Agreement or any other Loan Document, the word “including” shall mean “including but not limited to”. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE 2

THE LOAN
Section 2.1    The Loan.
2.1.1    Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender shall make the Loan to Borrower and Borrower shall accept the Loan from Lender on the Closing Date.
2.1.2    Single Disbursement to Borrower. Borrower shall receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.
2.1.3    The Note. The Loan shall be evidenced by (i) that certain Promissory Note A-1-C of even date herewith, in the stated principal amount of Forty Million and No/100 Dollars ($40,000,000.00) executed by Borrower and payable to Deutsche Bank (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-1-C”), (ii) that certain Promissory Note A-2-C of even date herewith, in the stated principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00) executed by Borrower and payable to Barclays (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-2-C”), (iii) that certain Promissory Note A-1-S1 of even date herewith, in the stated principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) executed by Borrower and payable to Deutsche Bank (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-1-S1”), (iv) that certain Promissory Note A-1-S2 of even date herewith, in the stated principal amount of Twenty-Five Million and No/100 Dollars ($25,000,000.00) executed by Borrower and payable to Deutsche Bank (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-1-S2”), (v) that certain Promissory Note A-1-S3 of even date herewith, in the stated principal amount of Twenty-Five Million Two Hundred Thousand and No/100 Dollars ($25,200,000.00) executed by Borrower and payable to Deutsche Bank (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-1-S3”), (vi) that certain Promissory Note A-2-S of even date herewith, in the stated principal amount of Thirteen Million Eight Hundred Thousand and No/100 Dollars ($13,800,000.00) executed by Borrower and payable to Barclays (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note A-2-S”), (vii) that certain Promissory Note B-1 of even date herewith, in the stated principal amount of One Hundred Forty Million and No/100 Dollars ($140,000,000.00) executed by Borrower and payable to Deutsche Bank (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note B-1”) and (viii) that certain Promissory Note B-2 of even date herewith, in the stated principal amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) executed by Borrower and payable to Barclays (as the same may hereafter be amended, supplemented, restated, increased, extended or consolidated from time to time, “Note B-2”; and together with the Note A-1-C, Note A-2-C, Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S and Note B-1, collectively, the “Note”) and shall be repaid in accordance with the terms of this Agreement, the Note and the other Loan Documents.
2.1.4    Use of Proceeds. Borrower shall use proceeds of the Loan (together with the proceeds of the Current Mezzanine Loan) to (i)  pay and discharge any existing loans relating to the Property, (ii) pay all past-due Taxes, Insurance Premiums and Other Charges, if any, in respect of the Property, (iii) make initial deposits of the Reserve Funds, (iv) pay costs and expenses incurred in connection with the closing of the Loan (and the Current Mezzanine Loan), and (v) to the extent any proceeds remain after satisfying clauses (i) through (iv) above, for such lawful purpose as Borrower shall designate, including, without limitation, distributing proceeds to its direct or indirect equity holders.
Section 2.2    Interest Rate.
2.2.1    Interest Rate. Interest on the Outstanding Principal Balance shall accrue throughout the Term at the Interest Rate.
2.2.2    Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Principal Balance and, to the extent permitted by applicable law, overdue interest in respect of the Debt, shall accrue interest at the Default Rate, from the date of such Event of Default. Interest at the Default Rate shall be paid immediately upon demand, which demand may be made as frequently as Lender shall elect.
2.2.3    Interest Calculation. Interest on the outstanding principal balance of each Senior Note and each Junior Note shall be calculated by multiplying (A) the actual number of days elapsed in the period for which the calculation is being made by (B) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by 360) by (C) the outstanding principal balance of such Senior Note or Junior Note, as applicable. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period immediately prior to such Monthly Payment Date.

2.2.4    Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the Outstanding Principal Balance at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the Outstanding Principal Balance at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal (without premium or penalty) and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3    Loan Payments.
2.3.1    Payments. On the date hereof, Borrower shall pay to Lender an amount equal to interest on the unpaid Outstanding Principal Balance from the Closing Date up to and including August 5, 2016 (the “Initial Interest Period”). On September 6, 2016 and each Monthly Payment Date thereafter during the Term, Borrower shall make a payment of interest on the Senior Note Outstanding Principal Balance accrued at the Senior Note Interest Rate during the Interest Period immediately preceding such Monthly Payment Date and a payment of interest on the Junior Note Outstanding Principal Balance accrued at the Junior Note Interest Rate during the Interest Period immediately preceding such Monthly Payment Date (collectively, “Monthly Debt Service Payment Amount”), which payments shall be applied first to accrued and unpaid interest and the balance to the Outstanding Principal Balance. So long as no Event of Default has occurred and is then continuing, the payment of each Monthly Debt Service Payment Amount shall be applied, first, on a pro rata and pari passu basis based on the relative principal balance of each Senior Note, to accrued and unpaid interest on each Senior Note, second, on a pro rata and pari passu basis based on the relative principal balance of each Junior Note, to accrued and unpaid interest on the Junior Note, third, on a pro rata and pari passu basis based on the relative principal balance of each Senior Note, to each Senior Note until paid in full and fourth, on a pro rata and pari passu basis based on the relative principal balance of each Junior Note, to each Junior Note until paid in full. Any payment of the Monthly Debt Service Payment Amount received during the continuance of an Event of Default shall be applied to the Debt in such order and priority as may be determined by Lender. In addition to the foregoing, Borrower shall pay to Lender all amounts required in respect of Reserve Funds as set forth in Article 6 hereof.
2.3.2    Payments Generally. After the Initial Interest Period, each interest accrual period thereafter (each, an “Interest Period”) shall commence on the sixth (6th) day of each calendar month during the Term and shall end on and include the fifth (5th) day of the next occurring calendar month. Lender shall have the right from time to time, in its sole discretion, upon not less than ten (10) days prior written notice to Borrower, to change the Monthly Payment Date to a different calendar day and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such change; provided, however, that if

Lender shall have elected to change the Monthly Payment Date as aforesaid, Lender shall adjust the Interest Period accordingly. With respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.
2.3.3    Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Principal Balance, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.
2.3.4    Late Payment Charge. If any principal, interest or any other sum due under the Loan Documents (other than the Outstanding Principal Balance due and payable on the Maturity Date) is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by law.
2.3.5    Method and Place of Payment.
(a)    Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or at such other place as Lender shall from time to time designate, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(b)    Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be the immediately preceding Business Day.
(c)    All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.
Section 2.4    Prepayments.
2.4.1    Prepayments. Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Stated Maturity Date.
2.4.2    Voluntary Prepayments. Borrower shall have the right, only on a Business Day, on or after the Prepayment Lockout Expiration Date to prepay the Outstanding Principal Balance in whole or in part, upon satisfaction of the following conditions:
(a)    Borrower shall deliver to Lender a Prepayment Notice (which Prepayment Notice may be revoked by Borrower no later than one (1) Business Day prior to the proposed prepayment date, provided that Borrower pays all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses));

(b)    Borrower shall comply with the provisions set forth in Section 2.4.8;
(c)    Prepayments of principal on the Loan pursuant to this Section 2.4.2 shall be applied (x) first, on a pro rata and pari passu basis based on the relative principal balance of each Senior Note, to each Senior Note until paid in full and (y) second, on a pro rata and pari passu basis based on the relative principal balance of each Junior Note, to each Junior Note until paid in full; and
(d)    For a repayment of the Loan in full, all prepayment payoff statements shall reflect credit for escrows and reserves held by Lender, provided that Borrower agrees to the application of such escrows and reserves against the payoff.
2.4.3    Open Prepayment. Notwithstanding anything to the contrary contained herein, provided no Event of Default shall have occurred and is continuing and provided that Borrower shall deliver to Lender a Prepayment Notice, Borrower may prepay all or a portion of the principal balance of the Note and any other amounts outstanding under the Note, this Agreement, or any of the other Loan Documents, without payment of the Prepayment Fee or any other prepayment premium, penalty or fee, on any Business Day on or after the Open Prepayment Date. If such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Note to, but not including, the next Monthly Payment Date. Notwithstanding the foregoing, so long as no Event of Default is continuing, in the event that Net Proceeds exceed thirty percent (30%) of the original principal balance of the Loan, Lender makes a prepayment of the Loan with all such Net Proceeds pursuant to Section 2.4.4 (other than a prepayment resulting from the application of any excess Net Proceeds after completion of Restoration) then Borrower may, at Borrower's option, prepay all, but not less than all of the Loan without the payment of any Prepayment Fee or penalty, subject to the following conditions and limitations: (a) from and after the date that Lender notifies Borrower that it is electing not to make Net Proceeds available for Restoration (the “Election Notice”), Borrower shall have until the later of (i) thirty (30) days after the Election Notice and (ii) ninety (90) days after the occurrence of the Casualty, to notify Lender that Borrower is electing to prepay the Loan in full, (b) Borrower in fact prepays the Loan in full on a Monthly Payment Date or before the later of (i) one hundred twenty (120) days after Lender gives the Election Notice and (ii) the date which is one hundred eighty (180) days after the occurrence of the Casualty and (c) if such prepayment is not made on a Monthly Payment Date, Borrower shall also pay interest that would have accrued on the principal balance of the Note to, but not including, the next Monthly Payment Date.
2.4.4    Mandatory Prepayments. If Lender is not obligated to make Net Proceeds available to Borrower for Restoration, on the next occurring Monthly Payment Date following the date on which (a) Lender actually receives any Net Proceeds, and (b) Lender has determined that such Net Proceeds shall be applied against the Debt, Lender may, in its sole discretion, apply Net Proceeds as a prepayment of, the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds. Except during the continuance of an Event of Default, such Net Proceeds shall be applied by Lender as follows in the following order of priority: First, to all amounts (other than principal and interest) then due and payable under the Loan Documents, including any costs and expenses of Lender in connection with such prepayment); Second; accrued and unpaid interest at the Interest Rate; and Third, to principal. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, no Prepayment Fee or any other prepayment premium, penalty or fee shall be due in connection with any prepayment made pursuant to this Section 2.4.4. So long as no Event of Default has occurred and is continuing, any principal prepayment under this Section 2.4.4 shall be applied (x) first, on a pro rata and pari passu basis based on the relative principal balance of each Senior Note, to each Senior Note until paid in full and (y) second, on a pro rata and pari passu basis based on the relative principal balance of each Junior Note, to each Junior Note until paid in full.
2.4.5    Prepayments After Default.
(a)    If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or is otherwise recovered by Lender (including through application of any Reserve Funds), such tender or recovery shall be deemed to be a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and Borrower shall pay, as part of the Debt, all of: (i) all accrued interest at the Interest Rate and, if such tender and acceptance is not made on a Monthly Payment Date, interest that would have accrued on the Debt to, but not including, the next Monthly Payment Date, (ii) an amount equal to the Prepayment Fee, if prior to the Open Prepayment Date, and (iii) in the event the payment occurs on or prior to the Prepayment Lockout Expiration Date, the Liquidated Damages Amount in accordance with Section 2.4.5(b) below.
(b)    IF FOLLOWING THE ACCELERATION OF THE LOAN BY LENDER AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, ALL OR ANY PART OF THE LOAN IS REPAID ON OR PRIOR TO THE PREPAYMENT LOCKOUT EXPIRATION DATE, THEN BORROWER SHALL PAY TO LENDER, AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE “LIQUIDATED DAMAGES AMOUNT”).
2.4.6    Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents, release the Lien of the Mortgage. Borrower shall pay all costs, taxes and expenses associated with the release of the Lien of the Mortgage, including Lender’s reasonable attorneys’ fees.
2.4.7    Mezzanine Loans. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in no event shall Borrower permit any Mezzanine Loan Borrower or any other Person to prepay (which shall include, without limitation, any prepayment in connection with any acceleration of any Mezzanine Loan) any Mezzanine Loan, in whole or in part, unless (i) (a) there is no Event of Default and the Debt is being proportionately prepaid contemporaneously in accordance with the applicable terms and conditions of this Agreement, or (b) the Debt has been previously prepaid in full in accordance with the applicable terms and conditions of this Agreement, and (ii) if a Trigger Period exists, the prepayment will cure the Trigger Period.
2.4.8    Prepayment Conditions.
(a)    On the date on which a prepayment, voluntary or mandatory, is made under the Note or as required under this Agreement, which date must be a Business Day, Borrower shall pay to Lender all unpaid interest on the portion of the Outstanding Principal

Balance prepaid plus, if the Repayment Date is not a Monthly Payment Date, all interest accruing for the full Interest Period in which the Repayment Date falls.
(b)    On the Repayment Date, Borrower shall pay to Lender (i) the Prepayment Fee (if such payment is made prior to the Open Prepayment Date) and (ii) all other sums, then due under the Note, this Agreement, the Mortgage, and the other Loan Documents.
(c)    Borrower shall pay all reasonable costs and expenses of Lender incurred in connection with the repayment or prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the Mortgage as set forth in Section 2.4.6 above and reasonable attorneys’ fees and expenses).
ARTICLE 3

REPRESENTATIONS AND WARRANTIES
Section 3.1    Borrower Representations. Each Individual Borrower represents and warrants that, except to the extent (if any) disclosed on Schedule IV hereto with reference to a specific subsection of this Section 3.1:
3.1.1    Organization; Special Purpose. Each Individual Borrower is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is duly qualified and in good standing in the jurisdiction in which the Property is located and in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, and each Individual Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under this Agreement, the other Loan Documents and all the transactions contemplated hereby. Each Individual Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged. Each Individual Borrower is a Special Purpose Bankruptcy Remote Entity.
3.1.2    Proceedings. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by each Individual Borrower and constitute a legal, valid and binding obligation of each Individual Borrower, enforceable against each Individual Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.1.3    No Conflicts. The execution and delivery of this Agreement and the other Loan Documents by each Individual Borrower and the performance of its Obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which each Individual Borrower is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of each Individual Borrower’s organizational documents or any agreement or instrument to which Borrower is a party or by which it is bound, or any order or decree applicable to any Individual Borrower, or result in the creation or imposition of any Lien on any of any Individual Borrower’s assets or property (other than pursuant to the Loan Documents).

3.1.4    Litigation. There is no action, suit, proceeding or investigation pending or, to the best of Borrower’s knowledge, threatened against any Individual Borrower, Guarantor, the Manager or any Individual Property in any court or by or before any other Governmental Authority which, if adversely determined, is reasonably expected to result in a Material Adverse Effect with respect to any such parties.
3.1.5    Agreements. No Individual Borrower is a party to any agreement or instrument or subject to any restriction which is reasonably expected to result in a Material Adverse Effect. No Individual Borrower is in default with respect to any order or decree of any court or any order, regulation or demand of any Governmental Authority, which default is reasonably expected to result in a Material Adverse Effect. No Individual Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which it or the Property is bound which is reasonably expected to result in a Material Adverse Effect. No Individual Borrower has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Individual Borrower is a party or by which any Individual Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation, management, leasing and improvement of the Property (including, without limitation, pursuant to the four (4) Management Agreements), (b) obligations under the Loan Documents and (c) obligations, covenants or conditions contained in any Permitted Encumbrance, the Leases and any Major Contract.
3.1.6    Consents. No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by each Individual Borrower of, or compliance by each Individual Borrower with, this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby, other than those which have been obtained by Borrower.
3.1.7    Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property owned by it, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, first priority, perfected Lien on each Individual Borrower’s interest in the Property, subject only to Permitted Encumbrances, and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. To Borrower’s knowledge, there are no mechanics’, materialman’s or other similar Liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may be Liens prior to, or equal or coordinate with, the Lien of the Mortgage. None of the Permitted Encumbrances, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, (b) materially and adversely affect the value of any Individual Property, (c) impair the use or operations of any Individual Property (as currently used), or (d) impair Borrower’s ability to pay its Obligations in a timely manner.
3.1.8    ERISA; No Plan Assets. As of the date hereof and throughout the Term (i) no Individual Borrower nor any Commonly Controlled Entity sponsors is obligated to contribute to, and no Individual Borrower nor any Commonly Controlled Entity is itself, an “employee benefit plan,” as defined in Section 3(3) of ERISA, (ii) none of the assets of any Individual Borrower constitutes or will constitute “plan assets” within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, (iii) no Individual Borrower is or will be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) no Individual Borrower nor any transaction by or with any Individual Borrower is or will be subject to state statutes regulating investment of, or fiduciary obligations with respect to, governmental plans. As of the date hereof, no Individual Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the Code) maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37) of ERISA).
3.1.9    Compliance. Each Individual Borrower and the Property (including, but not limited to the Improvements) and the use thereof comply in all material respects with all applicable Legal Requirements, including parking, building and zoning and land use laws, ordinances, regulations and codes. No Individual Borrower has committed any act which may give any Governmental Authority the right to cause any Individual Borrower to forfeit its interest in the Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents. The Property is used exclusively as an office building and other appurtenant and related uses. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of the Property. Neither the zoning nor any other right to construct, use or operate the Property is in any way dependent upon or related to any property other than the Property. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property and all other restrictions, covenants and conditions affecting the Property.
3.1.10    Financial Information. All financial data, including the statements of cash flow and income and operating expense, that have been prepared by or on behalf of any Individual Borrower, Guarantor and their Affiliates and delivered to Lender in connection with the Loan (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property as of the date of such reports in all material respects, and (iii) have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. No Individual Borrower has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of the financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or any Individual Borrower or the Property or any Individual Property from that set forth in said financial statements.
3.1.11    Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is threatened with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to such Individual Property.
3.1.12    Easements; Utilities and Public Access. All easements, cross easements, licenses, air rights and rights-of-way or other similar property interests (collectively, “Easements”), if any, necessary for the full utilization of the Improvements for their intended purposes have been obtained and are in full force and effect without default thereunder. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses.
3.1.13    Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute separate tax lots and do not constitute a portion of any other tax lot not a part of such Individual Property.
3.1.14    Assessments. To Borrower’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting any Individual Property. To Borrower’s knowledge, there are not any contemplated improvements to any Individual Property that may result in such special or other assessments.
3.1.15    Enforceability. The Loan Documents are not subject to any right of rescission, set‑off, counterclaim or defense by Borrower, any Individual Borrower or Guarantor including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and no Individual Borrower nor Guarantor has asserted any right of rescission, set‑off, counterclaim or defense with respect thereto.
3.1.16    Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.
3.1.17    Insurance. Borrower has obtained and has delivered to Lender certificates of the Policies, with all premiums prepaid thereunder, reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower’s knowledge, no Person, including any Individual Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.
3.1.18    Licenses. All necessary certificates of occupancy for the current use of each Individual Property, and all other certifications, permits, licenses and approvals required of any Individual Borrower for the legal use, occupancy and operation of each Individual Property as an office building and/or parking garage (collectively, the “Licenses”) have been obtained and are in full force and effect unless such failure to obtain is not reasonably expected to result in a Material Adverse Effect. Borrower shall keep and maintain all Licenses necessary for (i) the operation of the 555 W. Fifth Property as an office building with an ancillary parking garage and (ii) the operation of the 350 S. Figueroa Property as a parking garage.
3.1.19    Flood Zone. None of the Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area, or, if so located the flood insurance required pursuant to Section 5.1.1(a) hereof is in full force and effect with respect to such Individual Property.
3.1.20    Physical Condition. To Borrower’s knowledge, except as may be expressly set forth in the Physical Conditions Report, each Individual Property, including all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping and all structural components, are in good condition, order and repair in all material respects, normal wear and tear excepted; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, that are reasonably expected to result in a Material Adverse Effect, and no Individual Borrower has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.
3.1.21    Boundaries. All of the Improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances affecting any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of such Individual Property, except those which are set forth on the Survey.
3.1.22    Leases. The rent roll attached hereto as Schedule I is true, complete and correct in all material respects (except certain Tenant names on Schedule I may be d/b/a’s) and the Property is not subject to any Leases other than the Leases described in Schedule I. Borrower is the owner and lessor of landlord’s interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. Except as disclosed on Schedule I or in the estoppel certificates delivered to Lender, the Leases identified on Schedule I are in full force and effect and there are no material defaults thereunder by Borrower, or to the knowledge of Borrower, any Tenant, and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. The copies of the Leases delivered to Lender are true and complete in all material respects, and, to Borrower’s knowledge, there are no oral agreements with respect thereto. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. Except as expressly set for on Schedule I (a) all work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable Tenant, (b) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any Tenant has already been received by such Tenant, and (c) the Tenants under the Leases have accepted possession of and are in occupancy of all of their respective demised Property (provided, that Tenants such as WeWork Companies Inc. and Regus, that rent space to third parties, shall be deemed to be in occupancy if such Tenants are in possession of the demised premises and the demised space is available to rent to such third parties) and have commenced the payment of full, unabated rent under the Leases. Borrower has delivered to Lender a true, correct and complete list of all security deposits made by Tenants at any Individual Property which have not been applied (including accrued interest thereon), all of which are held by Borrower in accordance with the terms of the applicable Lease and applicable Legal Requirements. Each Tenant under a Major Lease is free from bankruptcy or reorganization proceedings. No Tenant under any Lease (or any sublease) is an Affiliate of Borrower (other than with respect to the Lease with the Manager). Except as disclosed on Schedule I, the Tenants under the Leases are open for business and paying full, unabated rent. There are no brokerage fees or commissions due and payable in connection with the leasing of space at the Property, except as has been previously disclosed to Lender in writing or as disclosed on Schedule I. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein by Borrower (or by any predecessor-in-interest which is binding on Borrower) which is still in effect. To Borrower’s knowledge, no Tenant listed on Schedule I has assigned its Lease or sublet all or any portion of the premises demised thereby. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.
3.1.23    Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under applicable Legal Requirements in connection with the transfer of the Property to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid under applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including the Mortgage, have been paid or are being paid simultaneously herewith. All Taxes due and owing in respect of the Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established hereunder or are insured against by the Title Insurance Policy.
3.1.24    Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal and material state, commonwealth, district and local tax returns required to be filed and has paid all federal, state, commonwealth, district and local taxes, charges and assessments due and payable by Borrower. Borrower’s tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable Governmental Authority upon audit.
3.1.25    No Fraudulent Transfer. Borrower (i) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) received reasonably equivalent value in exchange for its Obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is, and immediately following the making of the Loan, will be, greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Indebtedness and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of the obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any Individual Borrower or Guarantor (or any of their respective Affiliates that own direct or indirect beneficial interests in the Property) and none of such Persons has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Individual Borrower nor any of its Affiliates that own direct or indirect beneficial interests in the Property are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of any Individual Borrower’s assets or properties, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

3.1.26    Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
3.1.27    Organizational Chart. The organizational chart attached as Schedule III, relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.
3.1.28    Organizational Status. 555 W. 5th Borrower’s exact legal name is: MAGUIRE PROPERTIES–555 W. FIFTH, LLC, and 350 S. Figueroa Borrower’s exact legal name is: MAGUIRE PROPERTIES–350 S. FIGUEROA, LLC. Each Individual Borrower is of the following organizational type (e.g., corporation, limited liability company): limited liability company, and the jurisdiction in which each Individual Borrower is organized is: Delaware. 555 W. Fifth Borrower’s Tax I.D. number is 20-0023239 and 555 W. Fifth Borrower’s Delaware Organizational I.D. number is 3658031, and 350 S. Figueroa Borrower’s Tax I.D. number is 20-2899360 and 350 S. Figueroa Borrower’s Delaware Organizational I.D. number is 3975178.
3.1.29    Bank Holding Company. No Individual Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.
3.1.30    No Casualty. None of the Improvements at any Individual Property have suffered any material casualty or damage which has not been fully repaired and the cost thereof fully paid.
3.1.31    Purchase Options. No Individual Property nor any part thereof are subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of third parties.
3.1.32    FIRPTA. No Individual Borrower is a “foreign person” within the meaning of Sections 1445 or 7701 of the Code.
3.1.33    Investment Company Act. No Individual Borrower is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other United States federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
3.1.34    Use of Property. The 555 W. Fifth Property consists solely of an office building and related operations (including an ancillary parking garage and retail operations and storage) and is used for no other purpose, and the 350 S. Figueroa Property consists solely of a parking garage and is used for no other purpose.
3.1.35    Fiscal Year. Each fiscal year of Borrower commences on January 1.

3.1.36    Other Debt. Borrower has no Indebtedness which has not heretofore been repaid in full or for which Borrower’s obligations to pay have been indefeasibly released, other than the Loan, Permitted Encumbrances and Permitted Indebtedness.
3.1.37    Contracts.
(a)    Neither Borrower nor any Individual Borrower has entered into, and is bound by, any Major Contract which continues in existence, except those previously disclosed in writing to Lender.
(b)    To the best of Borrower’s knowledge, each of the Major Contracts is in full force and effect. There are no monetary or other material defaults by Borrower or any Individual Borrower under any Major Contracts and, to the best knowledge of Borrower, there are no monetary or other material defaults thereunder by any other party thereto. None of Borrower, Manager, Parking Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any of the Major Contracts that remains uncured or in dispute.
(c)    Borrower has delivered true, correct and complete copies of the Major Contracts (including all amendments and supplements thereto) to Lender.
(d)    Except for the Manager under the Management Agreements, no Major Contract has as a party an Affiliate of Borrower. All fees and other compensation due and owing for services previously performed under the Management Agreements have been paid in full.
3.1.38    Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower related to Borrower, any Individual Borrower, Guarantor or any Individual Property which is reasonably expected to have a Material Adverse Effect.
3.1.39    Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the date hereof that, either individually or in the aggregate, which is reasonably expected to have a Material Adverse Effect.
3.1.40    Intentionally Omitted.
3.1.41    Operations Agreements. Each Operations Agreement is in full force and effect and neither Borrower, any Individual Borrower nor, to Borrower’s knowledge, any other party to any Operations Agreement, is in default thereunder which is reasonably expected to result in a Material Adverse Effect, and to the best of Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default thereunder which is reasonably expected to result in a Material Adverse Effect.
3.1.42    No Prohibited Persons. Neither Borrower, any Individual Borrower nor any owner of a direct or indirect interest in Borrower (i) is listed on any Government Lists, (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism; (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (1) the Specially Designated Nationals and Blocked Persons Lists maintained by the Office of Foreign Assets Control (“OFAC”), (2) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Lender notified Borrower in writing is now included in “Government Lists”, or (3) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the President of the United States of America that Lender notified Borrower in writing is now included in “Government Lists”. The representations contained in this Section 3.1.42 shall not be deemed to apply to owners of shares of common stock in any indirect owner of Borrower whose shares are listed on a publicly traded exchange and acquired such shares through such exchange.
3.1.43    Illegal Activity. No portion of the Property has been or will be purchased with proceeds of any illegal activity, and to the best of Borrower’s knowledge, there are no illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise for so long as the foregoing is a violation of a Legal Requirement of any applicable Governmental Authority).
3.1.44    350 S. Figueroa Property Documents.
(a)    Borrower has delivered to Lender true, correct and complete copies of each of the 350 S. Figueroa Property Documents. There are no other agreements, instruments or other documents to which Borrower is a party or by which Borrower may be bound relating to the creation and/or governance of the vertical subdivision of the building located at 350 S. Figueroa Street, Los Angeles, California, containing the 350 S. Figueroa Property (the “350 S. Figueroa Property Building”). The 350 S. Figueroa Property Documents are in full force and effect.
(b)    Neither 350 S. Figueroa Borrower, nor to Borrower’s knowledge, any other party to the 350 S. Figueroa Property Documents is in default thereunder, and, to Borrower’s knowledge, there are no conditions which, with the passage of time or the giving of notice, or both, would constitute a default hereunder.
Section 3.2    Survival of Representations. The representations and warranties set forth in Section 3.1 and elsewhere in this Agreement and the other Loan Documents shall (i) survive until the Obligations have been paid and performed in full and (ii) be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
ARTICLE 4

BORROWER COVENANTS
Until the end of the Term, Borrower hereby covenants and agrees with Lender that:
Section 4.1    Payment and Performance of Obligations. Borrower shall pay and otherwise perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents.
Section 4.2    Due on Sale and Encumbrance; Transfers of Interests. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners and members, as applicable, and principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Without the prior written consent of Lender, but, in each instance, subject to the provisions of Article 7, neither Borrower nor any other Person having a direct or indirect ownership or beneficial interest in Borrower shall sell, convey, mortgage, grant, bargain, encumber, pledge, assign or transfer the Property or any part thereof, or any interest, direct or indirect, in Borrower, whether voluntarily or involuntarily or enter into or subject any Individual Property to a PACE Loan (a “Transfer”). A Transfer within the meaning of this Section 4.2 shall be deemed to include (i) the sale of any Individual Property or any part thereof pursuant to an installment sales agreement for a price to be paid in installments; (ii) an agreement by Borrower for the leasing of all or a substantial part of any Individual Property for any purpose other than the actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Gross Revenue (provided, that, any Leases to Tenants such as WeWork Companies Inc. and Regus, for the use of the demised premises to rent space to third parties, shall be deemed to comply with this provision); (iii) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock; (iv) if Borrower, Guarantor or any general partner, managing member or controlling shareholder of Borrower or Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and (v) any pledge, hypothecation, assignment, transfer or other encumbrance of any direct or indirect ownership interest in Borrower.
Section 4.3    Liens.
(a)    Subject to Borrower’s contest rights set forth in this Section 4.3, Borrower shall not create, incur, assume or permit to exist any Lien on any direct or indirect interest in Borrower or any portion of any Individual Property, except for the Permitted Encumbrances and, with respect to other Liens, shall discharge such Liens within thirty (30) days after Borrower receives written notice of the filing of a Lien. Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Liens, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Liens, together with all costs, interest and penalties which may be payable in connection therewith; (v) if Borrower is contesting Liens in excess $750,000, individually or in the aggregate (the “Contest Threshold”), to insure the payment of such Liens, Borrower shall deliver to Lender either (A) cash, or other security as may be approved by Lender, in an amount equal to one hundred fifteen percent (115%) of the contested amount over the Contest Threshold or (B) a payment and performance bond in an amount equal to one hundred percent (100%) of the contested amount from a surety acceptable to Lender in its reasonable discretion, (vi) failure to pay such Liens will not subject Lender to any civil liability (other than immaterial fines which Borrower promptly pays in full) or criminal liability, (vii) such contest shall not materially and adversely affect the ownership, use or occupancy of the applicable Individual Property, and (viii) Borrower shall, upon request by Lender, give Lender prompt notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i) through (vii) of this Section 4.3(a). Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established and the applicable Individual Property (or any material part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.
(b)    Notwithstanding Section 4.3(a) above, it shall not be an Event of Default under the terms and conditions of this Section 4.3(a) if, in respect of a mechanic’s or materialman’s Lien asserted against any Individual Property (each, a “Mechanic’s Lien”) (i) within thirty (30) days (or sixty (60) days in the case of a Mechanic’s Lien resulting from or relating to work contracted for by a Tenant) of obtaining knowledge of such Mechanic’s Lien, Borrower shall have provided Lender with written notice thereof and shall have furnished to Lender either (A) cash, or other security as may be approved by Lender, in an amount equal to one hundred fifteen percent (115%) of the contested amount, or (B) a payment and performance bond in amount equal to one hundred percent (100%) of the amount of the contested amount from a surety acceptable to Lender in its reasonable discretion, plus in each instance a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, (ii) such Mechanic’s Lien was not consented to by Borrower, and (iii)  Borrower shall otherwise be contesting such Mechanic’s Lien in good faith and with due diligence subject to terms and conditions set forth in Section 4.3(a) above.
(c)    Notwithstanding Section 4.3(a) above, to the extent that any Tenant (other than a Tenant that is an Affiliate of Borrower) is responsible for discharging any Mechanic’s Lien under the terms of the applicable Lease (any such Mechanic’s Lien, a “Tenant Lien”), Borrower shall not be required to discharge and release such Tenant Lien so long as Borrower is using commercially reasonable efforts to obtain or cause such Tenant to obtain a discharge or release of such Tenant Lien, provided that in each case during the pendency of such enforcement until Borrower has obtained a discharge and release of such Tenant Lien:  (i) no Event of Default shall exist and be continuing hereunder, and (ii) if the claimed amounts under such Tenant Lien, together with all other Tenant Liens then outstanding, exceed $2,250,000, Borrower shall provide security reasonably acceptable to Lender (which may include the deposit of such amount with Lender) in an amount equal to one hundred percent (100%) of (A) the amount of the Tenant Lien plus (B) any additional fees or expenses or charges arising from such Tenant Lien.  Notwithstanding any of the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower shall promptly discharge and release such Tenant Lien (A) in the event of any determination by a court of competent jurisdiction that the Tenant is not responsible for discharging such Tenant Lien, (B) if, in Lender’s reasonable judgment, the Tenant Lien or the Property (or any portion thereof) is in imminent danger of being foreclosed or (C) if, in Lender’s reasonable judgment, Lender is likely to be subject to civil or criminal damages, or other fines or penalties as a result of the Tenant Lien.
Section 4.4    Special Purpose. Without in any way limiting the provisions of this Article 4, Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which is reasonably expected to result in Borrower not being a Special Purpose Bankruptcy Remote Entity.
Section 4.5    Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits, franchises and all applicable governmental authorizations necessary for the operation of the Property and comply with all Legal Requirements applicable to it and the Property, unless such failure to preserve, renew, keep or comply is not reasonably expected to result in a Material Adverse Effect. There shall never be committed by Borrower and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgage.
Section 4.6    Taxes and Other Charges. Subject to Borrower’s contest rights as set forth in this Section 4.6, Borrower shall pay all Taxes and Other Charges now or hereafter levied, assessed or imposed prior to delinquency, and shall upon request furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower need not pay Taxes directly nor furnish such receipts for payment of Taxes to the extent that funds to pay for such Taxes have been deposited into the Tax Account pursuant to Section 6.3). Upon request, Borrower shall not permit or suffer, and shall promptly discharge, any Lien or charge against any Individual Property with respect to Taxes and Other Charges, and shall promptly pay for all utility services provided to any Individual Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, conducted in good faith and with due diligence, the amount or validity of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the applicable Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of Taxes or Other Charges from the Property, unless Borrower has previously paid such Taxes or Other Charges; (vi) Borrower shall deposit with Lender cash, or other security as may be approved by Lender, in an amount equal to one hundred fifteen percent (115%) of the contested amount, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon, unless Borrower has previously paid such Taxes or Other Charges, (vii) failure to pay such Taxes or Other Charges will not subject Lender to any civil or criminal liability, and (viii) such contest shall not affect the ownership, use or occupancy of the applicable Individual Property. Lender may pay over any such cash or other security held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established and the applicable Individual Property (or any material part thereof or interest therein) shall be in danger of being sold, forfeited, terminated cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien. Notwithstanding anything to the contrary set forth above in this Section 4.6, Borrower shall at all times have the right to contest through appropriate tax certiorari proceedings Taxes and Other Charges already paid in full by Borrower without having to comply with the requirements above including, without limitation, the notice requirements.
Section 4.7    Litigation. Borrower shall give prompt notice to Lender of any litigation or governmental proceedings pending or, to Borrower’s knowledge, threatened against any Individual Property, any Individual Borrower, Manager, Parking Manager or Guarantor which if adversely determined is reasonably expected to result in a Material Adverse Effect.
Section 4.8    Access to Property. Borrower shall permit agents, representatives, consultants and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally).
Section 4.9    Further Assurances; Supplemental Mortgage Affidavits. Borrower shall, at Borrower’s sole cost and expense:
(a)    execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the Obligations, as Lender may reasonably require; and
(b)    do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender may reasonably require from time to time, provided that such acts, conveyances and assurances shall be at no material out-of-pocket expense to Borrower.
Section 4.10    Financial Reporting.

4.10.1    Generally. Borrower shall keep and maintain or will cause to be kept and maintained proper and accurate books and records, in accordance with GAAP, and, to the extent required under Section 8.1 hereof, the requirements of Regulation AB, reflecting the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time during normal business hours upon reasonable notice (which may be given verbally) to Borrower to examine such books and records at the office of Borrower or other Person maintaining such books and records and to make such copies or extracts thereof as Lender shall desire. After an Event of Default, Borrower shall pay any costs incurred by Lender to examine such books, records and accounts, as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest.
4.10.2    Quarterly Reports.
(a)    Not later than sixty (60) days following the end of each fiscal quarter, Borrower shall deliver to Lender:
(i)    unaudited financial statements, internally prepared in accordance with GAAP including a balance sheet and profit and loss statement as of the end of such quarter and for the corresponding quarter of the previous year, which includes revenues, expenses, Operating Income and Operating Expenses for such quarter and the year to date, and a comparison of the year to date results with (i) the results for the same period of the previous year, and (ii) the Annual Budget for such period and the Fiscal Year. Such statements for each quarter shall be accompanied by an Officer’s Certificate certifying to the best of the signer’s knowledge, (A) that such statements fairly represent the financial condition and results of operations of Borrower, (B) that as of the date of such Officer’s Certificate, no Default exists under this Agreement, the Note or any other Loan Document or, if so, specifying the nature and status of each such Default and the action then being taken by Borrower or proposed to be taken to remedy such Event of Default, and (C) that as of the date of each Officer’s Certificate, no litigation exists involving Borrower or the Property which if adversely determined would be reasonably expected to result in a Material Adverse Effect, or, if so, specifying such litigation and the actions being taking in relation thereto. Such financial statements shall contain such other information as shall be reasonably requested by Lender for purposes of calculations to be made by Lender pursuant to the terms hereof.
(ii)    a true, correct and complete rent roll for the Property, dated as of the last month of such fiscal quarter, showing the percentage of gross leasable area of the Property, if any, leased as of the last day of the preceding calendar quarter, the current annual rent for the Property, the expiration date of each Lease, and such rent roll shall be accompanied by an Officer’s Certificate certifying that such rent roll is true, correct and complete in all material respects as of its date and stating whether Borrower, within the past three (3) months, has issued a notice of default with respect to any Lease which has not been cured and the nature of such default and whether to Borrower’s knowledge any material portion of the space demised under a Major Lease has been sublet, and if it has, the name of the subtenant.
(b)    Not later than forty-five (45) days following the end of each fiscal quarter, Borrower shall deliver to Lender:

(i)    such information as is required under Sections 8.1(d) and (e) hereof.
4.10.3    Annual Reports. Borrower shall deliver to Lender:
(i)     Not later than eighty-five (85) days after the end of each Fiscal Year, unaudited financial statements, internally prepared in accordance with GAAP, covering the Property, including a balance sheet and profit and loss statement which includes revenues, expenses, Operating Income and Operating Expenses as of the end of such year, which annual financial statements shall be accompanied by an Officer’s Certificate in the form required pursuant to Section 4.10.2(i) above; provided, however, unaudited financial statements delivered by Borrower pursuant to clause (i) of Section 4.10.2 above for the fourth quarter of a Fiscal Year, which include year-to-date revenues, expenses, Operating Income and Operating Expenses for the Fiscal Year through the end of the fourth quarter of such Fiscal Year and are otherwise delivered in accordance with clause (i) of Section 4.10.2 shall satisfy the obligations of Borrower under this clause (i);
(ii)    Not later than one hundred and twenty (120) days after the end of each Fiscal Year of Borrower’s operations, audited financial statements certified by an Independent Accountant in accordance with GAAP, and, to the extent required under Section 8.1 hereof, the requirements of Regulation AB, covering the Property, including a balance sheet and a profit and loss statement which includes revenues, expenses, Operating Income and Operating Expenses as of the end of such year; provided, however, that separate audited financial statements for Borrower and the Property shall not be required if and to the extent the information required pursuant to this subsection (ii) are part of the audited financial statements of any direct or indirect equity holder in Borrower (which financial statements contain a separate schedule covering the matters required pursuant to this subsection (ii)), and which are delivered to Lender not later than one hundred and twenty (120) days after the end of each Fiscal Year; and
(iii)    Not later than one hundred twenty (120) days after the end of each Fiscal Year of Borrower’s operations, an annual summary of any and all Capital Expenditures made at the Property during the prior twelve (12) month period.
(iv)    Not later than ninety (90) days after the end of each Fiscal Year of Borrower’s operations, such information as is required under Sections 8.1(d) and (e) hereof.
4.10.4    Other Reports.
(a)    Borrower shall, within ten (10) Business Days after request by Lender or, if all or part of the Loan is being or has been included in a Securitization, by the Rating Agencies, furnish or cause to be furnished to Lender and, if applicable, the Rating Agencies, in such manner and in such detail as may be reasonably requested by Lender or the Rating Agencies, such reasonable additional information as may be reasonably requested with respect to the Property, provided, however, that such additional information shall be obtained at no material expense to Borrower.

(b)    Borrower shall submit to Lender the financial data and financial statements required, and within the time periods required, under clauses (f) and (g) of Section 8.1, if and when available.
4.10.5    Annual Budget. Borrower shall submit to Lender on the Closing Date the Annual Budget for the current Fiscal Year. Thereafter, Borrower shall submit to Lender (for informational purposes only so long as no Trigger Period has occurred and is continuing) by December 1 of each year the Annual Budget for the succeeding Fiscal Year. During the continuance of a Trigger Period, Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld so long as no Event of Default then exists), further provided that (i) tenant improvement costs, landlord work costs and leasing commissions that Borrower is obligated to pay for or perform pursuant to a Lease, (ii) Capital Expenditures required to be made to the Property pursuant to the terms of a Lease or otherwise required pursuant to Legal Requirements, in each case under clauses (i) and (ii) provided such Lease was entered into in accordance with the terms of this Agreement (including Lender’s approval if required hereunder) prior to the occurrence of a Trigger Period and (iii) Permitted Leasing Expenses (the items in clauses (i), (ii) and (iii) are, collectively, “Pre-approved Budget Items”), are deemed to be approved in any Annual Budget submitted for Lender’s approval as required in this subsection). Annual Budgets delivered to Lender (other than during the continuance of a Trigger Period) or approved by Lender (during the continuance of a Trigger Period) shall hereinafter be referred to as an “Approved Annual Budget”. During the continuance of a Trigger Period, until such time that any Annual Budget has been approved by Lender, the then-current Approved Annual Budget with the Permitted Budget Variances therefrom shall apply for all purposes hereunder. During the continuance of a Trigger Period, neither Borrower nor Manager shall change or modify the Annual Budget that has been approved by Lender without the prior written consent of Lender. In addition, during a Trigger Period, Lender may require Borrower, on a quarterly basis, to furnish to Lender for approval (which approval shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default then exists) an updated Annual Budget.
4.10.1    Extraordinary Operating Expenses: During the continuance of a Trigger Period, in the event that Borrower incurs an extraordinary operating expense or extraordinary Capital Expenditure not set forth in the Approved Annual Budget (each an “Extraordinary Operating Expense”), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Operating Expense for Lender’s approval; provided, however, Lender’s approval shall not be required (i) with respect to any Extraordinary Operating Expense that is funded from a source other than Gross Revenues or (ii) for any Extraordinary Operating Expense that is required as the result of an emergency which requires Borrower to take immediate action pursuant to a Lease, Major Contract or Operations Agreement or threatens life safety or structural issues at the Property. Any Extraordinary Operating Expense approved by Lender (or for which no approval of Lender is required pursuant to clause (ii) above) is referred to herein as an (“Approved Extraordinary Operating Expense”). Any funds distributed to Borrower for the payment of Approved Extraordinary Operating Expenses pursuant to Section 6.13.1 shall be used by Borrower only to pay for such Approved Extraordinary Operating Expenses or reimburse Borrower for such Approved Extraordinary Operating Expenses, as applicable.

Section 4.11    Title to the Property. Borrower shall warrant and defend (a) its title to the Property and every part thereof, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Mortgage, the Assignment of Leases and this Agreement on the Property, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
Section 4.12    Estoppel Statement.
(a)    After request by Lender not more than once in any calendar year (or twice a year prior to a Securitization), Borrower shall within five (5) Business Days furnish Lender with a statement stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate, (iii) the date installments of interest and/or principal were last paid, (iv) any offsets or defenses to the payment and performance of the Obligations, if any, and (v) that this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification. After request by Borrower not more than once in any calendar year, Lender shall within fifteen (15) Business Days furnish Borrower with a statement, stating (i) the Outstanding Principal Balance of the Note, (ii) the Interest Rate and (iii) that, to Lender’s knowledge, this Agreement and the other Loan Documents have not been modified or if modified, giving particulars of such modification.
(b)    Borrower shall use commercially reasonable efforts to deliver to Lender, upon request, an estoppel certificate from each Tenant under any Lease in form and substance reasonably satisfactory to Lender (subject to requirements set forth in such Lease); provided, that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year (except that prior to a Securitization Borrower will deliver up to two (2) estoppel certificates in any calendar year).
Section 4.13    Leases.
4.13.1    Generally. Upon request, Borrower shall furnish Lender with executed copies of all Leases then in effect.
4.13.2    Approvals.
(a)    Any Lease and any renewals, amendments or modification of a Lease (provided such Lease or Lease renewal, amendment or modification is not a Major Lease (or a renewal, amendment or modification to a Major Lease)) that meets the following requirements may be entered into by Borrower without Lender’s prior consent: (i) provides for economic terms, including rental rates, comparable to existing local market rates for similar properties, (ii) is on commercially reasonable terms, (iii) has a term of not more than twenty (20) years, including all extensions and renewals (unless Lender approves in writing a longer term or such extensions or renewals are required to be on market terms and conditions at the time of such extension or renewal), (iv) unless a subordination, non-disturbance and attornment agreement is delivered pursuant to this Section 4.13.2, provides that such Lease is subordinate to the Mortgage and the Assignment of Leases and that the Tenant thereunder will attorn to Lender and any purchaser at a foreclosure sale, (v) is with Tenants that are creditworthy in the reasonable business judgment of Borrower, (vi) is written substantially in accordance with the standard form of Lease which shall have been approved by Lender (subject to any commercially reasonable changes made in the course of negotiations with the applicable Tenant), (vii) is not with an Affiliate of Borrower or Guarantor, and (viii) does not contain any option to purchase, any right of first refusal to purchase, any right to terminate (except for (A) a termination right in the event of the destruction or condemnation of substantially all of an Individual Property or (B) a termination right entered into in the ordinary course of business, that, individually and in the aggregate with all other termination rights contained in Leases at the applicable Individual Property, could not be reasonably expected to result in a Material Adverse Effect), any requirement for a non-disturbance or recognition agreement, or any other terms which would materially adversely affect Lender’s rights under the Loan Documents. All other Leases (including Major Leases) and all renewals, amendments and modifications (including without limitation any voluntary termination or surrender) thereof executed after the date hereof shall be subject to Lender’s prior approval (other than renewals, expansions, contractions and other unilateral options exercised by the applicable Tenant pursuant to the express terms of a Lease) which approval shall not be unreasonably withheld. In connection with any Lender consent required hereunder with respect to any Lease or any renewal, amendment or modification of a Lease, Borrower shall have the right to request Lender to approve the material economic and non-economic terms of such proposed Lease or such renewal, amendment or modification of a Lease, and in the event Lender approves such material economic and non-economic terms, Lender shall not thereafter have the right to withhold its consent to such Lease or such renewal, amendment or modification of a Lease based on any objection to any material economic and/or non-economic terms which Lender has previously approved (provided, such Lease or such renewal, amendment or modification of a Lease is delivered to Lender for approval within 90 days after Lender’s approval of the material economic and non-economic terms of such Lease or such renewal, amendment or modification of a Lease).
(b)    Borrower shall not permit or consent to any assignment or sublease of any Major Lease without Lender’s prior written approval (other than assignments or subleases expressly permitted under any Major Lease pursuant to a unilateral right of the Tenant thereunder not requiring the consent of Borrower), which approval shall not be unreasonably withheld; provided however, Lender’s consent shall not be required in connection with the assignment or sublease of a Major Lease if (i) no Event of Default is continuing, (ii) the assignment or sublease is effectuated in accordance with the terms of such Major Lease, (iii) pursuant to the terms of such Major Lease, Borrower is required to be reasonable or exercise reasonable discretion is considering the approval of such assignment or sublease, (iv) not later than ten (10) Business Days after the effective date of any assignment Borrower delivers to Lender written notice describing in reasonable detail such assignment of such Major Lease, which notice shall include a reasoned statement of Borrower’s conclusion that Borrower’s approval or consent to such assignment was reasonable, (v) the assigning or subletting Tenant continues to remain liable for all obligations and liabilities under such Major Lease following such assignment or sublease and (vi) there is no other amendment or modification to such Major Lease which would otherwise require Lender’s approval under this Section 4.13. In addition to the foregoing, in connection with any sublease of any Major Lease which demises over 37,500 rentable square feet to the sub-tenant, Borrower shall use commercially reasonable efforts to notify Lender of such sublease within ten (10) Business Days after the effective date of such sublease. Lender, at Borrower’s sole cost and expense, shall execute and deliver a subordination, non-disturbance and attornment agreement, in form and substance substantially similar to the form attached hereto as Exhibit D (a “Non-Disturbance Agreement”), with any Tenant entering into a new Lease or a modification of a Lease, in each case, which demises more than 10,000 rentable square feet at the applicable Individual Property, with such commercially reasonable changes as may be requested by such Tenant and which are reasonably acceptable to Lender.
(c)    Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenants thereunder to be observed or performed in a commercially reasonable manner, provided, however, Borrower shall not terminate or accept a surrender of a Major Lease without Lender’s prior approval; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); and (v) shall not alter, modify or change any Lease so as to change the amount of or payment date for rent, change the expiration date, grant any option for additional space or term, materially reduce the obligations of the Tenant or increase the obligations of the lessor, unless if such amendment would be permitted without Lender consent if such amendment were a new Lease. Upon request, Borrower shall furnish Lender with executed copies of all Leases. Borrower shall promptly send copies to Lender of all written notices of material default which Borrower shall receive under the Leases.
(d)    All security deposits of Tenants, whether held in cash or any other form, shall be held in compliance with all Legal Requirements and the terms of the Leases. During the continuance of an Event of Default, Borrower shall, upon Lender’s request, if permitted by applicable Legal Requirements and the Lease, cause all such security deposits (and any interest theretofore earned thereon) to be transferred into the Deposit Account (which shall then be held by Deposit Bank in a separate Account), which shall be held by Deposit Bank subject to the terms of the Leases.
(e)    Provided that an Event of Default shall not have occurred and be continuing, Borrower shall have the right, without the consent or approval of Lender, to terminate or accept a surrender of any Lease that is not a Major Lease so long as such termination or surrender is (i) by reason of monetary or material non-monetary Tenant default and (ii) in a commercially reasonable manner to preserve and protect the applicable Individual Property.
(f)    Notwithstanding anything to the contrary contained in this Section 4.13.2, provided no Event of Default is continuing, whenever Lender’s approval or consent is required pursuant to the provisions of this Section 4.13.2, Lender’s consent shall be deemed given if:
(i)    the first correspondence from Borrower to Lender requesting such approval or consent is in an envelope marked “PRIORITY” and contains a bold-faced, conspicuous (in a font size that is not less than fourteen(14)) legend at the top of the first page thereof stating that “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY LENDER TO MAGUIRE PROPERTIES-555 W. FIFTH, LLC AND MAGUIRE PROPERTIES-350 S. FIGUEROA, LLC. FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED”, and is accompanied by the information and documents required above, and any other information reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period in order to adequately review the same has been delivered; and

(ii)    if Lender fails to respond or to deny such request for approval in writing within such ten (10) Business Day period, a second notice requesting approval is delivered to Lender from Borrower in an envelope marked “PRIORITY” containing a bold-faced, conspicuous (in a font size that is not less than fourteen(14)) legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE LOAN BY LENDER TO MAGUIRE PROPERTIES-555 W. FIFTH, LLC AND MAGUIRE PROPERTIES-350 S. FIGUEROA, LLC. FAILURE TO APPROVE OR DENY THIS REQUEST IN WRITING WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED” and Lender fails to either approve or deny such request for approval or consent within such second five (5) Business Day period.
Section 4.14    Repairs; Maintenance and Compliance; Alterations.
4.14.1    Repairs; Maintenance and Compliance. Borrower shall at all times maintain, preserve and protect all franchises and trade names, and Borrower shall cause the Property to be maintained in a good and safe condition and repair and shall not remove, demolish or alter the Improvements or Equipment (except for alterations performed in accordance with Section 4.14.2 below and normal replacement of Equipment with Equipment of equivalent value and functionality). Borrower shall comply with all Legal Requirements and immediately cure properly any violation of a Legal Requirement, unless such failure to comply is not reasonably expected to result in a Material Adverse Effect. Borrower also hereby covenants and agrees that it shall not commit, permit or suffer to exist any illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise for so long as the foregoing is a violation of a Legal Requirement of any applicable Governmental Authority). Borrower shall notify Lender in writing within one (1) Business Day after Borrower first receives notice of any such non-compliance. Borrower shall promptly repair, replace or rebuild any part of the Property that becomes damaged, worn or dilapidated and shall complete and pay for any Improvements at any time in the process of construction or repair.
4.14.2    Alterations. Borrower may, without Lender’s consent, perform alterations to the Improvements and Equipment which (i) do not constitute a Material Alteration, (ii) are not reasonably expected to result in a Material Adverse Effect and (iii) are in the ordinary course of Borrower’s business. Borrower shall not perform any Material Alteration without Lender’s prior written consent. Lender may, as a condition to giving its consent to a Material Alteration, require that Borrower deliver to Lender security for payment of the cost of such alterations in excess of the Alteration Threshold and as additional security for Borrower’s Obligations under the Loan Documents, which security may be any of the following: (i) cash, (ii) a Letter of Credit, (iii) U.S. Obligations, (iv) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, (v) a completion bond or (vi) an Alteration Deficiency Guaranty; provided, that the aggregate amount of costs that may be guaranteed by all Alteration Deficiency Guaranties delivered hereunder shall not exceed (A) five percent (5%) of the Outstanding Principal Balance and (B) together with any Letters of Credit, collectively, ten percent (10%) of the Outstanding Principal Balance. If any Guarantor under an Alteration Deficiency Guaranty no longer maintains an Investment Grade Rating, then such Guarantor shall pay the amount of the applicable Alteration Deficiency Guaranty to Lender in cash within three (3) Business Days. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold. If Borrower has provided cash security, Borrower shall have the right from time to time to draw upon such security pursuant to reasonable disbursement mechanisms customarily established by Lender and to reduce such security as Borrower expends funds to complete such Material Alteration. Upon completion of any Material Alteration, Borrower shall provide evidence satisfactory to Lender that (i) the Material Alteration was constructed in accordance with applicable Legal Requirements in all material respects, (ii) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with the Material Alteration for an amount in excess of $500,000 have been paid in full and have delivered unconditional releases of liens (or such liens have otherwise been fully bonded over to the reasonable satisfaction of Lender), and (iii) all material licenses and permits necessary for the use, operation and occupancy of the Material Alteration (other than those which depend on the performance of tenant improvement work) have been issued. Upon Borrower’s satisfaction of the requirements of the preceding sentence, (x) if Borrower has provided cash security, as provided above, such cash shall be released by Lender to fund such Material Alteration and (y) if Borrower has provided non-cash security, as provided above, except to the extent applied by Lender to fund such Material Alteration, Lender shall release and return any security provided by Borrower (or, in the case of an Alteration Deficiency Guaranty, terminate the Alteration Deficiency Guaranty).
Section 4.15    Approval of Major Contracts. Borrower shall be required to obtain Lender’s prior written approval of any and all Major Contracts affecting any Individual Property entered into after the date hereof, which approval may be granted or withheld in Lender’s reasonable discretion. In connection with any Lender consent required hereunder with respect to any Major Contract or any renewal, amendment or modification of a Major Contract, Borrower shall have the right to request Lender to approve the material economic and non-economic terms of such proposed Major Contract or such renewal, amendment or modification of a Major Contract, and in the event Lender approves such material economic and non-economic terms, Lender shall not thereafter have the right to withhold its consent to such Major Contract or such renewal, amendment or modification of a Major Contract based on any objection to any material economic and/or non-economic terms which Lender has previously approved (provided, such Major Contract or such renewal, amendment or modification of a Major Contract is delivered to Lender for approval within 90 days after Lender's approval of the material economic and noneconomic terms of such Major Contract or such renewal, amendment or modification of a Major Contract).
Section 4.16    Property Management.
4.16.1    Management Agreements and Parking Management Agreements. Borrower shall (i) diligently perform and observe in all material respects the terms, covenants and conditions of each Management Agreement and each Parking Management Agreement on the part of Borrower to be performed and observed, (ii) promptly notify Lender of any default under any Management Agreement or any Parking Management Agreement of which it is aware, and (iii) promptly enforce the performance and observance of all of the covenants required to be performed and observed by (x) Manager under each Management Agreement and (y) Parking

Manager under each Parking Management Agreement. If Borrower shall default in the performance or observance of any material term, covenant or condition of any Management Agreement or any Parking Management Agreement on the part of Borrower to be performed or observed, then, without limiting Lender’s other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing Borrower from any of its Obligations hereunder or under such Management Agreement or such Parking Management Agreement, as applicable, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act as may be appropriate to cause all the material terms, covenants and conditions of such Management Agreement or such Parking Management Agreement, as applicable, on the part of Borrower to be performed or observed. Notwithstanding anything to the contrary set forth herein, (and without limiting Section 4.16.2 below), the aggregate amount of the management fees payable under all Management Agreements and Parking Management Agreements shall not exceed three percent (3%) of Gross Revenue on an annual basis during the Term of the Loan; provided, that, the parking management fees payable under the Parking Management Agreements shall be permitted to cause the aggregate amount of management fees payable under all Management Agreements and Parking Management Agreements to be increased to an amount not to exceed 3.25% of Gross Revenues (such amount in excess of three percent (3%) being referred to as the “Excess Management Fees”). During a Trigger Period, such Excess Management Fees shall not be included in the Monthly Operating Expense Budgeted Amount or otherwise disbursed to Borrower.
4.16.2    Prohibition Against Termination or Modification.
(a)    Subject to Section 4.16.2(b) hereof, Borrower shall not (i) surrender, terminate, cancel, modify, renew or extend the Management Agreements or the Parking Management Agreements, (ii) enter into any other agreement relating to the management or operation (including the parking garage) of any Individual Property with Manager, Parking Manager or any other Person, provided, that (a) Manager may sub-contract to a Qualified Manager the management responsibilities of Manager under a Management Agreement pursuant to a sub-management agreement, provided, that (1) the fees and charges payable under any such sub-management agreement do not exceed the management fees and charges payable to Manager under such Management Agreement and are the sole obligation of Manager, (2) any sub-management agreement terminates in the event of a termination of the Management Agreement, and (3) Borrower shall have no obligations or liabilities under any such sub-management agreement, (iii) consent to the assignment by the Manager or Parking Manager of its interest under any Management Agreement or any Parking Management Agreement (other than an assignment by the Manager or Parking Manager to a Qualified Manager), or (iv) waive or release any of its rights and remedies under any Management Agreement or any Parking Management Agreement, in each case without the express consent of Lender, which consent shall not be unreasonably withheld; provided, however, with respect to a new property manager or new parking manager such consent may be conditioned upon Borrower delivering a Rating Agency Confirmation from each applicable rating agency as to such new property manager and management agreement or new parking manager and parking management agreement, as applicable. Notwithstanding the foregoing, however, provided no Event of Default is continuing, the approval of Lender and the Rating Agencies shall not be required with respect to the appointment of a Qualified Manager. If at any time Lender consents to the appointment of a new property manager or new parking manager or a Qualified Manager is appointed, such new property manager or new parking manger (including a Qualified Manager) and Borrower shall, as a condition to such appointment, (x) execute (1) a management agreement or parking management agreement (as applicable) in form and substance reasonably acceptable to Lender, and (2) a subordination of management agreement or a subordination or parking management agreement, in each case, in a form reasonably acceptable to Lender and (y) deliver an updated Insolvency Opinion if such Qualified Manager is an Affiliate of Borrower.
(b)    Notwithstanding anything to the contrary set forth herein, but subject to the cap on management fees and parking management fees set forth in Section 4.16.1 hereof, Borrower may (i) terminate and replace Parking Manager with a Unaffiliated Qualified Parking Manager, (ii) renew any existing Parking Management Agreement on substantially similar terms as long as there is no increase in the fees payable under such Parking Management Agreement or (iii) modify any Parking Management Agreement if such modification shall not (x) increase the fees payable under such Parking Management Agreement or (y) have an adverse effect on (A) the ability of Borrower to perform any of its obligations under any Loan Documents, (B) the legality, validity, binding effect or enforceability of any Loan Document, or (C)  the use, value or possession of the Property taken as a whole (including the Underwritten Net Cash Flow), each without the consent of Lender.
4.16.3    Replacement of Manager and Parking Manager. Lender shall have the right to require Borrower to replace the Manager with (x) an Unaffiliated Qualified Manager selected by Borrower or (y) another property manager (which, provided no Event of Default exists, may be an Affiliate of Borrower with respect to a replacement of the Manager as a result of clause (ii) below) chosen by Borrower and approved by Lender in Lender’s reasonable discretion (provided, that such approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new property manager and management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and (ii) the earlier to occur of (A) the acceleration of the Loan or (B) the Maturity Date, or (ii) if Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding. Lender shall have the right to require Borrower to replace the Parking Manager with (x) an Unaffiliated Qualified Parking Manager selected by Borrower or (y) another parking manager (which, provided no Event of Default exists, may be an Affiliate of Borrower with respect to a replacement of the Parking Manager as a result of clause (ii) below) chosen by Borrower and approved by Lender in Lender’s reasonable discretion (provided, that such approval may be conditioned upon Borrower delivering a Rating Agency Confirmation as to such new parking manager and parking management agreement) upon the occurrence of any one or more of the following events: (i) at any time following the occurrence of an Event of Default and (ii) the earlier to occur of (A) the acceleration of the Loan or (B) the Maturity Date, or (ii) if Parking Manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding.
Section 4.17    Performance by Borrower; Compliance with Agreements.
(a)    Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior consent of Lender. Execution of any amendment, waiver, supplement, termination or other modification of any Loan Document by Lender, including without limitation, by Servicer or the Trustee on behalf of Lender, shall be deemed to be consent of Lender.

(b)    Borrower shall at all times comply in all material respects with all Operations Agreements. Borrower agrees that without the prior written consent of Lender, Borrower will not amend, modify or terminate any of the Operations Agreements in a manner that is reasonably expected to result in a Material Adverse Effect.
Section 4.18    Licenses. Borrower shall keep and maintain all Licenses necessary for the operation of the Property as an office building to the extent the failure to do so would reasonably be expected to or does result in a Material Adverse Effect. Borrower shall not transfer any Licenses required for the operation of the Property.
Section 4.19    Notice of Default. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower has knowledge.
Section 4.20    Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
Section 4.21    Awards and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any actual out of pocket third party expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such Insurance Proceeds and Awards.
Section 4.22    Indebtedness. No Individual Borrower shall create, incur or assume any indebtedness other than (i) the Debt and the other Obligations and liabilities specifically provided for in the Loan Documents, (ii) Approved Leasing Expenses, (iii) costs and expenses incurred in connection with the Restoration of an Individual Property in accordance with the terms of this Agreement following a Casualty or Condemnation and (iv) unsecured trade payables and operational debt incurred in the ordinary course of business relating to the ownership and operation of the Individual Property owned by such Individual Borrower, which in the case of such unsecured trade payables and operational debt (A) are not evidenced by a note, (B) do not exceed, at any time, together with any unsecured trade payables and operational debt incurred by the other Individual Borrower, a maximum aggregate amount of three percent (3%) of the original amount of the Outstanding Principal Balance and (C) are paid within ninety (90) days of the date incurred (unless being contested in accordance with the terms of this Agreement), (v) amounts due under equipment leases, so long as such amounts, together with the amounts due under clause (iv) do not exceed three percent (3%) of the original amount of the Outstanding Principal Balance and (vi) obligations arising out of any Emergency Repair, provided that none of the foregoing obligations are loans or evidenced by a note (collectively, “Permitted Indebtedness”).
Section 4.23    Business and Operations. Each Individual Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Individual Property owned by such Individual Borrower. Each Individual Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Individual Property owned by such Individual Borrower.
Section 4.24    Costs of Enforcement. In the event (a) that the Mortgage is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower for the benefit of creditors, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post‑judgment action involved therein, together with all required service or use taxes.
Section 4.25    Change in Business. No Individual Borrower shall change the current use of the Individual Property owned by such Individual Borrower in any material respect.
Section 4.26    Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than the termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
Section 4.27    Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.
Section 4.28    No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from the applicable Individual Property, and (ii) with any portion of the applicable Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the applicable Individual Property.
Section 4.29    Principal Place of Business. Borrower shall not change its principal place of business from the address set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.
Section 4.30    Change of Name, Identity or Structure. Borrower shall not change Borrower’s name, identity (including its trade name or names) or convert from a limited liability company structure without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and without first obtaining the prior written consent of Lender; provided, however, that in no event shall Borrower convert from a Delaware limited liability company to any other entity type or jurisdiction. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property.
Section 4.31    Costs and Expenses.
(a)    Except as otherwise expressed herein or in any of the other Loan Documents, Borrower shall pay or, if Borrower fails to pay, reimburse Lender upon receipt of notice from Lender, for all actual out of pocket third party costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) Borrower’s ongoing performance of and compliance with Borrower’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements (except to the extent expressly set forth in Section 10.22(a) hereof); (ii) Lender’s ongoing performance of and compliance with all agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except to the extent expressly set forth in Section 10.22(a) hereof); (iii) the negotiation, preparation, execution and delivery of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower (including, without limitation, fees charged by Servicer (except to the extent expressly set forth in Section 10.22) or, if a Securitization has occurred, the Rating Agencies ); (iv) filing and recording of any Loan Documents; (v) title insurance, surveys, inspections and appraisals in connection with the closing of the Loan and during the continuance of an Event of Default and after and for so long as the Loan is specially serviced; (vi) the creation, perfection or protection of Lender’s Liens in the Property and the Accounts (including fees and expenses for title and lien searches, intangibles taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); (vii) enforcing or preserving any rights in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Individual Borrower, the Loan Documents, any Individual Property, or any other security given for the Loan; and (viii)  enforcing any Obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to any Individual Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings (including fees and expenses for title and lien searches, intangible taxes, personal property taxes, mortgage recording taxes, due diligence expenses, travel expenses, accounting firm fees, costs of appraisals, environmental reports and Lender’s Consultant, surveys and engineering reports); provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the active gross negligence, illegal acts, fraud or willful misconduct of Lender, Servicer or Trustee.
(b)    In addition, in connection with any Rating Agency Confirmation, Review Waiver or other Rating Agency consent, approval or review requested or required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the actual out-of-pocket third party costs and expenses of Lender and Servicer (including the costs and expenses of each Rating Agency) in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.
(c)    Any costs and expenses due and payable by Borrower hereunder which are not paid by Borrower within ten (10) Business Days after demand may be paid from any amounts in the Deposit Account, with notice thereof to Borrower. The obligations and liabilities of Borrower under this Section 4.31 shall (i) become part of the Obligations, (ii) be secured by the Loan Documents and (iii) survive the Term and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.
Section 4.32    Indemnity. Borrower shall indemnify, defend and hold harmless Lender from and against any and all actual liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its Obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents; provided, however, that if any breach by Borrower is with respect to any withholding Special Taxes then Section 10.25 shall control; (ii) the use or intended use of the proceeds of the Loan in violation of the terms hereof; (iii) any information provided by or on behalf of Borrower, or contained in any documentation approved by Borrower; (iv) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Individual Property or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) any ownership of the Mortgage; (vi) any use, nonuse or condition in, on or about any Individual Property or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (vii) performance of any labor or services or the furnishing of any materials or other property in respect of any Individual Property; (viii) any failure of any Individual Property to comply with any Legal Requirement; (ix) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the any Individual Property or any part thereof, or any liability asserted against Lender with respect thereto; and (x) the claims of any lessee of any portion of any Individual Property or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the active gross negligence, illegal acts, fraud or willful misconduct of Lender or arise after Lender or its designee takes possession of the Property. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.
Section 4.33    ERISA.
(a)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender or any assignee of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the

Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code.
(b)    Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any Commonly Controlled Entity to, maintain, sponsor, contribute to or become obligated to contribute to, any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA, or permit the assets of Borrower to become “plan assets,” whether by operation of law or under 29 C.F.R §2510.3-101, as modified by Section 3(42) of ERISA.
(c)    Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the Term, as requested by Lender in its sole discretion, that (x) Borrower is not and does not maintain an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (y) Borrower is not subject to state statutes regulating investments or fiduciary obligations with respect to governmental plans; and (z) the assets of Borrower do not constitute “plan assets” within the meaning of 29 C.F.R §2510.3-101, as modified by Section 3(42) of ERISA..
Section 4.34    Patriot Act Compliance.
(a)    Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. Lender shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and/or the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Borrower to comply therewith and any and all reasonable out-of-pocket costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
(b)    At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (c) none of the funds of Borrower or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law. The foregoing shall not be deemed to apply to owners of shares of common stock in any indirect owner of

Borrower or Guarantor whose shares are listed on a publicly traded exchange and acquired such shares through such exchange.
Section 4.35    350 S. Figueroa Property Documents.
(a)    Borrower shall promptly and faithfully observe, perform and comply with all of the terms, covenants and provisions of the 350 S. Figueroa Property Documents to be performed or complied with by 350 S. Figueroa Borrower. Borrower shall furnish to Lender such information and such other evidence as Lender may reasonably request from time to time concerning 350 S. Figueroa Borrower’s due observance, performance and compliance with the terms, covenants and provisions of the 350 S. Figueroa Property Documents.
(b)    Borrower shall, in a commercially reasonable manner, enforce the obligations of the other parties under the 350 S. Figueroa Property Documents (including self-help rights) to the end that Borrower may enjoy all the rights and privileges granted to 350 S. Figueroa Borrower under the 350 S. Figueroa Property Documents.
(c)    Borrower shall promptly send (or cause to be sent) to Lender a copy of (i) any notice received or sent by Borrower alleging any default by 350 S. Figueroa Borrower or any other Person under, or noncompliance with, any of the 350 S. Figueroa Property Documents and, in the case of any such default or alleged default by 350 S. Figueroa Borrower, do all such acts and undertake all reasonable such steps and institute all such proceedings as shall be reasonably necessary to cure or avert such default and (ii) any responses, demands or further notice received or sent by Borrower in regard to any of the foregoing matters. Borrower shall promptly notify Lender in writing of the initiation of any litigation, arbitration or other proceeding (other than slip and fall claims and similar personal injury claims covered by insurance) under or in connection with the 350 S. Figueroa Property Documents and shall enforce its rights under the 350 S. Figueroa Property Documents in a commercially reasonable manner.
(d)    Without Lender’s prior written consent, Borrower shall not consent, agree or vote to amend, modify or supplement, any of the 350 S. Figueroa Property Documents in any material respect or surrender, terminate or cancel any of the 350 S. Figueroa Property Documents.
(e)    Borrower shall not, without the prior written consent of Lender, consent to, vote on or take any action whatsoever respecting: (i) any adverse change in the nature or decrease in the amount of any insurance covering Borrower’s interest in the 350 S. Figueroa Property Building; (ii) the disposition of any excess insurance proceeds or Award; or (iii) the selection or appointment of a “Trustee” pursuant to Article II, Section 4 of the 350 S. Figueroa Property REA. Following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any voting, consent or approval rights, grant any approvals or otherwise take any actions under the 350 S. Figueroa Property Documents, without the prior written consent of Lender.
(f)    Upon the occurrence and during the continuance of a default by 350 S. Figueroa Borrower under any of the 350 S. Figueroa Property Documents, in addition to any cure rights or other rights or remedies granted to Lender under the any of the 350 S. Figueroa Property Documents, the Loan Documents or otherwise, Lender may (but shall not be obligated

to), in its sole discretion, cause such default by 350 S. Figueroa Borrower to be remedied and otherwise take or perform such other actions as Lender may deem necessary or desirable in connection therewith. Borrower shall, on demand, reimburse Lender for all out-of-pocket advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable attorneys’ fees), together with interest thereon at the Default Rate from the date expended by Lender to the date repaid in full to Lender.
(g)    Borrower will not agree to the designation of an insurance trustee (or similar escrow agent or custodian for any Net Proceeds) under the 350 S. Figueroa Property Documents without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
Section 4.36    Required Repairs. Borrower shall perform the repairs and other work at the Property as set forth on Schedule VI (such repairs and other work hereinafter referred to as “Required Repairs”) and shall complete each of the Required Repairs on or before November 11, 2016, which may be extended at Lender’s option if diligently pursued.
ARTICLE 5

INSURANCE, CASUALTY AND CONDEMNATION
Section 5.1    Insurance.
5.1.1    Insurance Policies.
(a)    Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and each Individual Property providing at least the following coverages:
(i)    Property insurance against loss or damage by fire, windstorm (including named storms), lightning and such other perils as are included in a standard “special form” or “all-risk” policy, and against loss or damage by all other risks and hazards covered by a standard “special form” or “all risk” insurance policy, with no exclusion for damage or destruction caused by acts of terrorism (or, subject to Section 5.1.1(a)(ix) below, standalone coverage with respect thereto) riot and civil commotion, vandalism, malicious mischief, burglary and theft (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” of the applicable Individual Property, which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, subject to a sublimit for named storm coverage of not less than Three Hundred Million Dollars ($300,000,000); (B) that have no co-insurance provisions or contain an agreed amount endorsement with respect to the Improvements and Personal Property at the applicable Individual Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) for all such insurance coverage (other than with respect to windstorm (including named storm), flood, and earthquake coverage, as to which the deductible shall be no greater than 5% of the total insured value of the Property as reasonably approved by Lender); and (D) containing “Ordinance or Law Coverage” if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non-conforming structures or uses, and compensating for loss to the undamaged portion of the building (with a limit equal to replacement cost), the cost of demolition and the increased costs of construction, each in amounts as reasonably required by Lender. In addition, Borrower shall obtain: (y) if any portion of the Improvements or Personal Property at the applicable Individual Property is currently or at any time in the future located in a federally designated "special flood hazard area" (“SFHA”), flood hazard insurance for all such Improvements and Personal Property located in the SFHA in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall reasonably require; and (z) if the Individual Property is located within seismic zone 3 or 4, earthquake insurance in amounts and in form and substance satisfactory to Lender (provided that, in the event earthquake coverage is provided pursuant to a blanket policy, such earthquake coverage shall be in amount not less than one hundred percent (100%) of the 90th percentile annual aggregate gross loss estimates as indicated in a portfolio seismic risk analysis for the 475-year return period for all high risk locations insured by such coverage (such analysis to be approved by Lender and secured by the applicable Borrower utilizing the most current RMS or SeismiCat software, or their equivalent); provided that such insurance pursuant to clauses (y) and (z) shall be on terms consistent with the all risk insurance policy required under this subsection (i);
(ii)    commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the applicable Individual Property, such insurance (A) to be on the so-called "occurrence " form with a limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence, (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; and (4)  contractual liability for all insured contracts;
(iii)    rental income and/or business income insurance (A) with loss payable to Lender; provided, that, all proceeds paid to Lender pursuant to this subsection shall be held by Lender and applied in accordance with Section 5.4 hereof; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above, subsections (vi) and (ix) below and Section 5.1.1(g) below; and (C) in an amount equal to one hundred percent (100%) of the projected gross income from the applicable Individual Property (assuming such Casualty had not occurred) for a period of twenty-four (24) months from the date of such Casualty, plus an extended period of indemnity of 365 days covering the applicable Individual Property from the date that the applicable Individual Property is repaired or replaced and operations are resumed and notwithstanding that the policy may expire prior to the end of such period;
(iv)    at all times during which structural construction, repairs or alterations are being made with respect to the Improvements at the applicable Individual Property, and only if the property or liability coverage forms do not otherwise apply,

(A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella liability insurance policies required herein this Section 5.1.1(a); and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the applicable Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
(v)    if the applicable Individual Property includes commercial property, Workers’ Compensation insurance with respect to any employees of Borrower, as required by any Governmental Authority or Legal Requirement;
(vi)    boiler and machinery/equipment breakdown insurance in amounts as shall be reasonably required by Lender with limits of not less than Twenty Million and No/100 Dollars ($20,000,000.00) on terms consistent with the commercial property insurance policy required under subsection (i) and (iii) above;
(vii)    umbrella and/or excess liability insurance in an amount not less than One Hundred Million and No/100 Dollars ($100,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(viii)    automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);
(ix)    terrorism insurance in an amount equal to the full replacement cost of the applicable Individual Property as required in Section 5.1.1(a)(i) above plus business interruption coverage for the period required under Section 5.1.1(a)(iii) above (the “Minimum Coverage Amount"). Borrower shall be required to carry insurance throughout the Term in an amount not less than the Minimum Coverage Amount. However, if TRIPRA is discontinued or not renewed then Borrower shall be required to carry terrorism insurance in an amount not less than the Minimum Coverage Amount; provided, that, in such event, (x) Borrower shall not be required to spend per year on terrorism coverage (on a going forward basis after TRIPRA expires or is otherwise no longer in effect for any reason and following the expiration of the applicable terrorism insurance then in place) an amount in excess of two times (2x) the annual allocated amount of the total insurance premium that is payable in respect of the Individual Property’s all-risk and business interruption/rental income insurance required under the Loan Documents (without giving effect to the cost of terrorism and earthquake components of such property and business interruption/rental income insurance) obtained as of the date the applicable new terrorism insurance is being obtained (the “Terrorism Premium Cap") and, provided, that in no event shall any Insurance Premiums paid with respect to Policies in effect prior to the date TRIPRA expires or is otherwise no longer in effect for any reason be included for purposes of determining whether the amount of terrorism insurance premiums paid by Borrower for any applicable period exceed the Terrorism Cap, and (y) if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, Borrower shall purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap For so long as TRIPRA (A) remains in full force and effect and (B) continues to cover both foreign and domestic acts of terror, Lender shall accept terrorism insurance for Certified Acts of Terrorism (as such terms are defined in TRIPRA). Notwithstanding anything to the contrary contained in Section 5.1.1(b), with respect to insurance required to be maintained by Borrower pursuant to Section 5.1.1(a) hereof, Liberty IC Casualty LLC ("Liberty") shall be an acceptable insurer of perils of terrorism and acts of terrorism so long as (i) the policy issued by Liberty has (a) no aggregate limit and (b) a deductible of no greater than $1,000,000 plus that deductible as calculated pursuant to TRIPRA, (ii) other than the $1,000,000 deductible, the portion of such insurance which is not reinsured by TRIPRA, Borrower must provide reinsurance with a cut-through endorsement, in each case acceptable to Lender and Rating Agencies, from an insurance carrier rated no less than "A" by S&P and Moody’s (to the extent Moody’s is rating the Securities and rates the applicable insurance company), (iii) TRIPRA or a similar United States Federal Government backstop is in effect for an amount equal to the Applicable Federal Backstop Percentage (as defined below) of such terrorism coverage, as defined in TRIPRA. As used herein, the “Applicable Federal Backstop Percentage” shall mean the then applicable federal share of compensation for insured losses of an insurer under TRIPRA (which is currently 84% and subject to annual 1% decreases beginning in 2016 until such percentage equals 80%), (iv) Liberty is not the subject of a bankruptcy or similar insolvency proceeding and (v) no Governmental Authority issues any statement, finding or decree that insurers of perils of terrorism similar to Liberty (i.e., captive insurers arranged similar to Liberty) do not qualify for the payments or benefits of TRIPRA. In the event that Liberty is providing insurance coverage (A) to other properties immediately adjacent to the applicable Individual Property, and/or (B) to other properties owned by a Person(s) who is not an Affiliate of Borrower, and such insurance is not subject to the same reinsurance and other requirements of this Section, then Lender may reasonably re-evaluate the limits and deductibles of the insurance required to be provided by Liberty hereunder. In the event any of the foregoing conditions are not satisfied, Liberty shall not be deemed an acceptable insurer of perils of terrorism and acts of terrorism. To the extent that insurance pursuant to this Section 5.1.1(ix) is maintained pursuant to an Acceptable Blanket Policy, if such Acceptable Blanket Policy covers more than one property within a one thousand foot radius of the applicable Individual Property (the “Radius”), the limits of any such Acceptable Blanket Policy shall be adequate to maintain the coverage set forth in this Section 5.1.1(ix) for such Individual Property as well as each property within the Radius that is covered by such blanket policy calculated on a total insured value basis, to the extent such coverage is commercially available.
(x)    upon sixty (60) days’ written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the applicable Individual Property and located in the vicinity of the applicable Individual Property.

(b)    All insurance provided for in Section 5.1.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies”) and shall be issued by financially sound and responsible insurance companies authorized or licensed to do business in the state in which the Property is located and having a claims paying ability rating with the issuing companies of (i) “A” or better by S&P and “A2” by Moody’s, to the extent Moody’s is rating the Securities and rates the applicable insurance company (provided, however for multi-layered policies, (A) if more than one (1) but fewer than five (5) insurance companies issue the Policies, then at least 75% of the required insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” by Moody’s, to the extent Moody’s is rating the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s is rating the Securities and rates the applicable insurance company or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” by Moody’s, to the extent Moody’s is rating the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s is rating the Securities and rates the applicable insurance company) and (ii) “A- VIII” or better by AM Best. Notwithstanding the foregoing, (A) Borrower shall be permitted to utilize Royal & Sun Alliance Insurance Company of Canada (“R&S Canada”), in its current participation amounts and position within the syndicate provided that R&S Canada maintains a rating of “A” or better with S&P, and (B) Borrower shall be permitted to maintain the property coverage in place as of the Closing Date with the existing insurance companies in their current participation amounts and positions within the syndicate that do not maintain the S&P rating required above; provided that (1) the current ratings of such insurers are not withdrawn or downgraded below the date hereof and (2) at renewal of the current policy term on October 31, 2016, Borrower shall replace all such insurers with insurance companies meeting the S&P and AM Best rating requirements set forth hereinabove. Moreover, if Borrower desires to maintain insurance required hereunder from an insurance company which does not meet the claims paying ability rating set forth herein but the parent of such insurance company maintains such ratings, Borrower may use such insurance companies if the applicable Rating Agencies have provided a Rating Agency Confirmation with respect to such (such Rating Agency Confirmation may be conditioned on items required by the Ratings Agencies including a requirement that the parent guarantee the obligations of such insurance companies).
(c)    All Policies provided for or contemplated by Section 5.1.1(a) shall name Borrower as a named insured and, with respect to Policies of liability insurance, except for the Policy referenced in Section 5.1.1(a)(v), shall include Lender and its successors and/or assigns as an additional insured, as its interests may appear, and in the case of Policies of property insurance, including but not limited to special form/all-risk, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender unless below the threshold for Borrower to handle such claim without Lender intervention as provided in Section 5.2 below. Additionally, if Borrower obtains property insurance coverage in addition to or in excess of that required by Section 5.1.1(a)(i) for the Individual Property, then such insurance policies shall also contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

(d)    All Policies provided for in this Section 5.1 shall contain clauses or endorsements to the effect that:
(i)    with respect to the Policies of property insurance, contain clauses or endorsements to the effect that, (1) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned and (2) the Policies shall not be cancelled without at least 30 days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium;
(ii)    with respect to all Policies of liability insurance, if obtainable by Borrower using commercially reasonable efforts, contain clauses or endorsements to the effect that, (1) the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender and any other party included therein as an additional insured (other than in the case of non-payment in which case only ten days prior notice, or the shortest time allowed by applicable Legal Requirement (whichever is longer), will be required) and shall not be materially changed (other than to increase the coverage provided thereby) without such a thirty (30) day notice and (2) the issuers thereof shall give notice to Lender if the issuers elect not to renew such Policies prior to its expiration. If the issuers cannot or will not provide notice, Borrower shall be obligated to provide such notice; and
(iii)    not contain any clause or provision that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(e)    If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with prior written notice to Borrower, to take such action as Lender deems necessary to protect its interest in any Individual Property, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.
(f)    In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrower in and to the Policies then in force concerning any Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
(g)    The property insurance, commercial general liability, umbrella liability insurance and rental income and/or business interruption insurance required under Sections 5.1.1(a)(i), (ii), (iii) and (vii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain property insurance, commercial general liability, umbrella liability insurance and rental income and/or business interruption insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 5.1.1(a)(i), (ii), (iii) and (vii) above at all times during the term of the Loan.

(h)    Any blanket insurance Policy shall otherwise provide the same protection as would a separate Policy insuring only the applicable Individual Property in compliance with the provisions of Section 5.1.1(a) and is otherwise acceptable to Lender (any such blanket policy, an “Acceptable Blanket Policy”).
5.1.2    Insurance Company. All Policies required pursuant to Section 5.1.1 (i) shall, with respect to all property insurance policies and rental income and/or business interruption insurance policies, contain a Standard Mortgagee Clause and a Lender’s Loss Payable Endorsement, or their equivalents, including providing that Lender is the person to whom all payments made by such insurance company shall be paid; (ii) shall contain a waiver of subrogation against Lender; (iii) shall contain such provisions as Lender deems reasonably necessary to protect its interest including endorsements providing (A) that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and (B) except as otherwise specified herein, for a deductible per loss of an amount not more than that which is customarily maintained by prudent owners of properties with a standard of operation and maintenance comparable to and in the general vicinity of the applicable Individual Property, but in no event in excess of an amount reasonably acceptable to Lender. Certificates of insurance shall be delivered to Lender, c/o Deutsche Bank AG, New York Branch, 60 Wall Street, 10th Floor, New York, NY 10005, Attn: Karen Bernsohn, on the date hereof with respect to the current Policies and within fifteen (15) Business Days after the effective date thereof with respect to all renewal Policies. Borrower shall (i) cause the payment of the premiums with respect to the Policies (the “Insurance Premiums”) to be timely paid as the same become due and payable and (ii) prior to expiration shall furnish to Lender, upon Lender’s written demand, evidence of the renewal of each of the Policies reasonably satisfactory to Lender, and (iii) furnish to Lender receipts for the timely payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however, that Borrower shall not be required to pay such Insurance Premiums nor furnish such evidence of payment to Lender in the event that the amounts required to pay such Insurance Premiums have been deposited into the Insurance Account pursuant to Section 6.4 hereof). If Borrower does not furnish  evidence of the renewal of such Policies prior to expiration, upon Lender’s written demand for such evidence then Lender may, but shall not be obligated to, procure such insurance and Borrower shall reimburse Lender for the cost of such Insurance Premiums promptly on demand, with interest accruing at the Default Rate from the date expended. In addition, (i) after the occurrence of a Casualty or (ii) if requested by a Rating Agency, Borrower shall make the redacted Policies available for review by Lender, such Rating Agency or their respective representatives, upon reasonable prior notice at Borrower’s address set forth in Section 10.6 hereof. Notwithstanding the terms of the first sentence of this subsection, proceeds paid to Lender pursuant to this Section 5.1.2 shall be held by Lender and applied in accordance with the provisions of Section 5.4.
Section 5.2    Casualty. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the applicable Individual Property as nearly as possible to the condition the applicable Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender, to the extent such approval is required hereunder, and otherwise in accordance with Section 5.4. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve any final settlement) (i) if an Event of Default is continuing or (ii) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than five percent (5%) of the Outstanding Principal Balance and Borrower shall deliver to Lender all instruments reasonably required by Lender to permit such participation. If the cost of Restoration is reasonably expected to be in excess of the Casualty Threshold, any Insurance Proceeds in connection with such a Casualty (whether or not Lender elects to settle and adjust the claim or Borrower settles such claim) shall be due and payable solely to Lender and held by Lender in accordance with the terms of this Agreement. In the event Borrower or any party other than Lender is a payee on any check representing Insurance Proceeds with respect to any Casualty, Borrower shall immediately endorse, and cause all such third parties to endorse, such check payable to Lender. Borrower hereby irrevocably appoints Lender as its attorney-in-fact, coupled with an interest, to endorse any such check payable to Lender. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Obligations, shall be secured by the Loan Documents and shall be reimbursed by Borrower to Lender upon demand. Borrower hereby releases Lender from any and all liability with respect to the settlement and adjustment by Lender of any claims in respect of any Casualty.
Section 5.3    Condemnation. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any portion of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of reasonable out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property and otherwise comply with the provisions of Section 5.4, whether or not an Award is available. If the applicable Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
Section 5.4    Restoration. The following provisions shall apply in connection with the Restoration:
(a)    If (i) the Net Proceeds and the cost of completing the Restoration shall each be less than the Casualty Threshold and (ii) no Event of Default has occurred and is continuing, the Net Proceeds shall be retained by Borrower and Borrower shall promptly commence and complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)    If the Net Proceeds or the cost of completing the Restoration are equal to or greater than the Casualty Threshold, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 5.4. The term “Net Proceeds” shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 5.1.1 (a)(i), (iv), and (vi)  as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.
(i)    The Net Proceeds shall be made available to Borrower for Restoration upon the determination of Lender, in its reasonable discretion, that the following conditions are met:
(A)    no Event of Default shall have occurred and be continuing;
(B)    (1) in the event the Net Proceeds are Insurance Proceeds, less than (x) thirty percent (30%) of the total floor area of the Improvements on the 555 W. Fifth Property or (y) thirty percent (30%) of the total floor area of the Improvements on the 350 S. Figueroa Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than (x) ten percent (10%) of the land constituting the 555 W. Fifth Property or (y) ten percent (10%) of the land constituting the 350 S. Figueroa Property is taken, and such land is located along the perimeter or periphery of such Individual Property, and no portion of the Improvements is located on such land;
(C)    if the Casualty is with respect to the 555 W. Fifth Property, Leases demising in the aggregate a percentage amount equal to or greater than seventy-five percent (75%) of the total rentable space in the affected Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration (other than Leases which expire by their terms) without abatement of rent beyond the time required for Restoration (unless covered by rent loss or business interruption insurance) notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and will make all necessary repairs and restorations thereto that are not being made by Borrower as part of the Restoration at their sole cost and expense;
(D)    Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)    Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the affected Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 5.1.1(a)(iii), if applicable, or (3) by other funds of Borrower;
(F)    Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) the date six (6) months prior to the Stated Maturity Date, (2) such time as may be required under applicable Legal Requirements or (3) prior to the expiration of the insurance coverage referred to in Section 5.1.1(a)(iii);
(G)    the affected Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;
(H)    the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;
(I)    such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the related Improvements;
(J)    after giving effect to the Restoration, the Restoration DSCR shall be equal to or greater than 1.9455:1.00 and the Combined Restoration DSCR shall be equal to or greater than 1.10:1.00;
(K)    if the Net Proceeds are more than $1,000,000, Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and
(L)    the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.
(ii)    The Net Proceeds shall be held by Lender in the Casualty and Condemnation Account and, until disbursed in accordance with the provisions of this Section 5.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the affected Individual Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy.
(iii)    All plans and specifications required in connection with the Restoration shall be subject to the prior reasonable approval of Lender and an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the architect, engineer, general contractor and any construction manager engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to the approval of Lender and the Casualty Consultant. All actual out of pocket third party costs and expenses incurred by Lender in connection with recovering, holding and advancing the Net Proceeds for the Restoration including, without limitation, reasonable attorneys’ fees and disbursements and the Casualty Consultant’s fees and disbursements, shall be paid by Borrower.
(iv)    In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, less the Casualty Retainage. The term “Casualty Retainage” shall mean, as to each contractor, subcontractor or materialman engaged in the Restoration and performing work or supplying materials constituting hard costs, (A) an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration until such time as certified by the Casualty Consultant to Lender that fifty percent (50%) of the required Restoration has been completed, (B) an amount equal to five percent (5%) of the costs actually incurred for work in place as part of the Restoration thereafter and (C) an amount equal to zero if a contractor has fully performed its work. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 5.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b) and that all approvals necessary for the re-occupancy and use of the affected Individual Property have been obtained from all appropriate Governmental Authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which (i) the Casualty Consultant certifies to Lender that such contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of such contractor’s, subcontractor’s or materialman’s contract, (ii) the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and (iii) Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)    Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)    If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender (for deposit into the Casualty and Condemnation Account) before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be deposited by Lender into the Casualty and Condemnation Account and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 5.4(b) shall constitute additional security for the Obligations.
(vii)    Provided no Event of Default shall have occurred and be continuing, the excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 5.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender (A) if any New Mezzanine Loan is then outstanding, to the New Mezzanine Loan Lender for application in accordance with the New Mezzanine Loan Documents, (B) if no New Mezzanine Loan is outstanding, but the Current Mezzanine Loan is then outstanding, to the Current Mezzanine Loan Lender for application in accordance with the Current Mezzanine Loan Documents and (C) if no Mezzanine Loan is outstanding, to Borrower.
(c)    Notwithstanding anything to the contrary set forth in this Agreement, including the provisions of this Section 5.4, if the Loan is included in a REMIC and, immediately following a release of any portion of the Lien of the Mortgage following a Casualty or Condemnation (but taking into account any proposed Restoration of the remaining affected Individual Property), the ratio of the unpaid principal balance of the Loan to the value of the remaining Property is greater than 125% (such value to be determined, in Lender’s sole discretion, by any commercially reasonable method permitted to a REMIC; and which shall exclude the value of personal property or going concern value, if any), the Outstanding Principal Balance must be paid down by an amount equal to the least applicable “qualified amount” as that term is defined in the IRS Revenue Procedure 2010-30, as the same may be amended, replaced, supplemented or modified from time to time, unless Lender receives an opinion of counsel that if such amount is not paid, the applicable Securitization will not fail to maintain its status as a REMIC as a result of the related release of such portion of the Lien of the Mortgage. If and to the extent the preceding sentence applies, only such amount of the net Award or net Insurance Proceeds (as applicable), if any, in excess of the amount required to pay down the principal balance of the Loan may be released for purposes of Restoration or released to Borrower as otherwise expressly provided in this Section 5.4.

(d)    All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be remitted to any Mezzanine Loan Lender or to be returned to Borrower as excess Net Proceeds pursuant to Section 5.4(b)(vii) may be retained and applied by Lender in accordance with Section 2.4.4 hereof toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall approve, in its discretion. Additionally, throughout the term of the Loan if an Event of Default is continuing, then Borrower shall pay to Lender, with respect to any payment of the Debt pursuant to this Section 5.4(d), an additional amount equal to the Prepayment Fee and any applicable Liquidated Damages Amount; provided, however, that if an Event of Default is not continuing, then no Prepayment Fee or Liquidated Damages Amount shall be payable.
(e)    Notwithstanding anything to the contrary contained herein, if in connection with a Casualty any insurance company makes a payment under a property or business or rental interruption insurance Policy that Borrower proposes be treated as business or rental interruption insurance, then, notwithstanding any designation (or lack of designation) by the insurance company as to the purpose of such payment, as between Lender and Borrower, such payment shall not be treated as business or rental interruption Insurance Proceeds unless Borrower has demonstrated to Lender’s reasonable satisfaction that the remaining Net Proceeds that have been received from the property insurance companies, when added to estimated future Net Proceeds (as estimated by Lender in Lender’s sole and absolute discretion) are sufficient to pay 100% of the cost of the Restoration or, if such Net Proceeds are to be applied to repay the Obligations in accordance with the terms hereof, that such remaining Net Proceeds will be sufficient to satisfy the Obligations in full. To the extent any payment under a property or business or rental interruption insurance Policy is treated as business or rental interruption insurance in accordance with this paragraph (e), such funds shall be deposited into the Casualty and Condemnation Account. Provided that no Event of Default then exists, Insurance Proceeds treated as business or rental interruption insurance in accordance with this paragraph (e) (to the extent of available funds) shall be (A) first applied by Lender, on each Monthly Payment Date, to pay for Debt Service, deposits of Reserve Funds and payments of the Monthly Operating Expense Budgeted Amount and any Approved Extraordinary Operating Expenses actually incurred (collectively, the “Approved Monthly BI Expenses”) for such month pursuant to, and in the priorities set forth in, Section 6.13.1, and (B) second, to the extent that Lender determines that the amount of business or rental interruption Insurance Proceeds then remaining in the Casualty and Condemnation Account is sufficient to pay for all future Approved Monthly BI Expenses through the completion of the subject Restoration, disbursed by Lender to Borrower in an aggregate amount under this clause (B) not to exceed the Approved Monthly BI Expenses actually incurred by Borrower from the date of the applicable Casualty to the date of the first installment of business or rental interruption Insurance Proceeds advanced by the applicable insurance company (as evidenced by supporting documentation by Borrower that is acceptable to Lender). Provided no Trigger Period then exists, all remaining business or rental interruption insurance proceeds shall be disbursed to Borrower upon the completion of the subject Restoration and the recommencement of full unabated rent being paid by the Tenants under the Leases required to remain in place pursuant to Section 5.4(b)(i)(C).
(f)    Notwithstanding anything to the contrary set forth in this Section 5.4, in the case of a Casualty to the 350 S. Figueroa Property, if Borrower is required to deposit Net

Proceeds with an insurance trustee pursuant to the 350 S. Figueroa Property Documents then Lender will make Net Proceeds received by Lender available to Borrower for the deposit of such Net Proceeds with the insurance trustee in an amount equal to the lesser of (i) the amount of Net Proceeds required to be deposited under the 350 S. Figueroa Property Documents or (ii) the amount of Net Proceeds received by Lender in connection with the Casualty to the 350 S. Figueroa Property upon (A) Lender’s receipt of evidence reasonably acceptable to Lender that all other amounts required to be deposited with such insurance trustee have been deposited with the insurance trustee in accordance with the 350 S. Figueroa Property Documents, (B) Lender’s receipt of evidence reasonably acceptable to Lender that the funds deposited with such insurance trustee are sufficient to restore the 350 S. Figueroa Property and the other properties required to be restored under the 350 S. Figueroa Property Documents in connection with the Casualty and (C) Lender’s reasonable approval of a plan and budget for the restoration of the properties covered by the 350 S. Figueroa Property Documents that has been approved by the parties the 350 S. Figueroa Property Documents.
ARTICLE 6

CASH MANAGEMENT AND RESERVE FUNDS
Section 6.1    Cash Management Arrangements. Borrower shall cause all Gross Revenues to be transmitted directly by all Tenants of the Property into Accounts (each, a “Clearing Account”) established and maintained by each Individual Borrower at an Eligible Institution selected by Borrower and reasonably approved by Lender (the “Clearing Bank”) as more fully described in the Clearing Account Agreements; provided, that, any Gross Revenues collected by an unaffiliated Parking Manager may be deposited monthly into the Clearing Account after the application of such funds in accordance with the applicable Parking Management Agreement. Without in any way limiting the foregoing, if Borrower, Manager or Parking Manager receives any Gross Revenue from the Property, then (i) such amounts shall be deemed to be collateral for the Obligations and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, Manager or Parking Manager, and (iii) Borrower, Manager and Parking Manager shall deposit such amounts in a Clearing Account within two (2) Business Days of receipt; provided, that, prior to such deposit, an unaffiliated Parking Manager may apply the funds in accordance with the applicable Parking Management Agreement. Funds deposited into the Clearing Accounts shall be swept by the Clearing Bank on each Business Day into the Deposit Account and applied and disbursed in accordance with this Agreement. Funds in the Deposit Account (and the Accounts) shall not be invested except in Permitted Investments, as more particularly set forth in the Cash Management Agreement. Lender may also establish subaccounts of the Deposit Account which shall at all times be Eligible Accounts (and may be ledger or book entry accounts and not actual accounts) (such subaccounts are referred to herein as “Accounts”). The Deposit Account and all other Accounts will be under the sole control and dominion of Lender, and Borrower shall have no right of withdrawal therefrom. Borrower shall pay for all usual and customary expenses of opening and maintaining all of the above accounts. Lender may change the Deposit Bank and the Deposit Account in connection with a Securitization or if the institution acting as Deposit Bank shall resign as such.
Section 6.2    WeWork Funds.

6.2.1    Deposits of WeWork Funds. On the Closing Date Borrower shall deposit with Lender an amount equal to $1,000,000 (the “WeWork Funds”) in connection with that certain Lease between 555 W. Fifth Borrower and WW 555 West 5th Street LLC, a New York limited liability company, as Tenant (“WeWork”), dated August 19, 2015 (the “WeWork Lease”).
6.2.2    Release of WeWork Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse the WeWork Funds upon the earlier to occur of the following: (i) if (A) Lender has not received a WeWork Confirmation in accordance with clause (ii) hereof and (B) Borrower has not received the monthly rent due and payable to Borrower under the WeWork Lease with respect to the preceding monthly payment period, then one-third (1/3rd) of the WeWork Funds shall be deposited into the Deposit Account on September 6, 2016 and October 6, 2016, with the remainder of the WeWork Funds deposited into the Deposit Account on November 6, 2016 or (ii) within ten (10) days after the delivery by Borrower to Lender of a request therefor, which request shall include (a) a written confirmation from WeWork that the rent commencement date under the WeWork Lease has occurred and (b) an Officer’s Certificate certifying, without qualification or condition, that the landlord construction obligations under the WeWork Lease have been completed  in all material respects and the space demised under the WeWork Lease has been accepted by WeWork (subject, in each case, to punchlist items confirmed by Tenant not to be a basis for delay of rent commencement) (the requirements under clauses (a) and (b) hereof, collectively, a “WeWork Confirmation”).
Section 6.3    Tax Funds.
6.3.1    Deposits of Tax Funds. Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $2,822,545.00 and (ii)  on each Monthly Payment Date, an amount equal to one-twelfth of the Real Estate Taxes that Lender estimates will be payable during the next ensuing twelve (12) months (initially, $564,509.00), in order to accumulate sufficient funds to pay all such Real Estate Taxes prior to their respective due dates, which amounts shall be transferred into an Account (the “Tax Account”). Amounts deposited from time to time into the Tax Account pursuant to this Section 6.3.1 are referred to herein as the “Tax Funds”. If at any time Lender reasonably determines that the Tax Funds will not be sufficient to pay the Real Estate Taxes, Lender shall notify Borrower of such determination and the monthly deposits for Real Estate Taxes shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least ten (10) days prior to the respective due dates for the Real Estate Taxes; provided, that if Borrower receives written notice from Lender of any deficiency after the date that is ten (10) days prior to the date that Real Estate Taxes are due, Borrower will deposit with or on behalf of Lender such amount within three (3) Business Days after its receipt of such notice (provided that, if the Taxes will become delinquent in less than three (3) Business Days, Borrower will deposit the required amounts within one (1) Business Day).
6.3.2    Release of Tax Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply Tax Funds in the Tax Account to payments of Real Estate Taxes. In making any payment relating to Real Estate Taxes, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Real Estate Taxes) without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Tax, assessment, sale, forfeiture, Tax lien or title or claim thereof. If the amount of the Tax Funds shall exceed the amounts due for Real Estate Taxes and provided that no Trigger Period exists, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax Funds. Any Tax Funds remaining in the Tax Account after the Obligations have been paid in full shall be returned to Borrower.
Section 6.4    Insurance Funds.
6.4.1    Deposits of Insurance Funds. During a Trigger Period, Borrower shall, subject to Section 6.13.1(ii) hereof, deposit with Lender on each Monthly Payment Date, equal monthly installments of an amount that shall, when added with all other monthly installment amounts to be deposited for Insurance Premiums, be sufficient to pay all Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof, in order to accumulate sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies, which amounts shall be transferred into an Account established at Deposit Bank to hold such funds (the “Insurance Account”). Amounts deposited from time to time into the Insurance Account pursuant to this Section 6.4.1 are referred to herein as the “Insurance Funds”. If at any time Lender reasonably determines that the Insurance Funds will not be sufficient to pay the Insurance Premiums, Lender shall notify Borrower in writing of such determination and the monthly deposits for Insurance Premiums shall be increased by the amount that Lender reasonably estimates is sufficient to make up the deficiency at least thirty (30) days prior to expiration of the Policies.
6.4.2    Release of Insurance Funds. Provided no Event of Default shall exist and remain uncured, Lender shall direct Servicer to apply Insurance Funds in the Insurance Account to the timely payment of Insurance Premiums, provided Borrower shall furnish Lender with all bills, invoices and statements for the Insurance Premiums for which such funds are required at least ten (10) days prior to the date on which such charges first become payable. In making any payment relating to Insurance Premiums, Lender may do so according to any bill, statement or estimate procured from the insurer or its agent, without inquiry into the accuracy of such bill, statement or estimate. If the amount of the Insurance Funds shall exceed the amounts due for Insurance Premiums, Lender shall return any excess to Borrower or credit such excess against future payments to be made to the Insurance Funds. Any Insurance Funds remaining in the Insurance Account after the Obligations have been paid in full shall be returned to Borrower.
6.4.3    Acceptable Blanket Policy. Notwithstanding anything to the contrary contained in Section 6.4.1, in the event that an Acceptable Blanket Policy is in effect with respect to the Policies required pursuant to Section 5.1, deposits into the Insurance Account required for Insurance Premiums pursuant to Section 6.4.1 above shall be suspended to the extent that Insurance Premiums relate to such Acceptable Blanket Policy.  As of the date hereof, an Acceptable Blanket Policy is in effect with respect to the Policies required as of the Closing Date pursuant to Section 5.1.
Section 6.5    Capital Expenditure Funds.
6.5.1    Deposits of Capital Expenditure Funds. Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $71,744 and (ii) on each Monthly Payment Date, the amount of $35,872.00, for annual Capital Expenditures, which amounts shall be transferred into an Account (the “Capital Expenditure Account”). Amounts deposited from time to time into the Capital Expenditure Account pursuant to this Section 6.5.1 are referred to herein as the “Capital Expenditure Funds”.

6.5.2    Release of Capital Expenditure Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Capital Expenditure Funds to Borrower out of the Capital Expenditure Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 (or a lesser amount if the total amount in the Capital Expenditure Account is less than $10,000, in which case only one disbursement of the amount remaining in the account shall be made) provided that: (i) such disbursement is for an Approved Capital Expenditure; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Capital Expenditures, and a description thereof, (2) stating that all Approved Capital Expenditures to be funded by the requested disbursement have been completed (or completed to the extent of the requested disbursement) in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) stating that the Approved Capital Expenditures (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, (4) stating that all previous disbursements of Capital Expenditure Funds have been used to pay the previously identified Approved Capital Expenditures, and (5) stating that all outstanding trade payables (other than those to be paid from the requested disbursement or those constituting Permitted Indebtedness) have been paid in full with respect to such Approved Capital Expenditures, (B) for disbursements over $500,000 copies of appropriate lien waivers, conditional lien waivers, or other evidence of payment reasonably satisfactory to Lender, (C) at Lender’s option, with respect to any disbursement in excess of $250,000, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances), and (D) such other evidence as Lender shall reasonably request to demonstrate that the Approved Capital Expenditures to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower (or the portion thereof as to which such request for disbursement has been submitted has been completed and is paid for (other than any retention amount which is not a part of such disbursement request) or will be paid upon such disbursement to Borrower) and (iii) if such disbursement request is for $1,000,000 or more, Lender shall have (if it desires) verified (by an inspection conducted at Borrower’s expense) performance of the work associated with such Approved Capital Expenditure.
Section 6.6    Rollover Funds.
6.6.1    Deposits of Rollover Funds.
(a)    Borrower shall deposit with Lender (i) on the Closing Date, an amount equal to $343,082 and (ii) on each Monthly Payment Date the sum of $171,541.00, for tenant improvements and leasing commissions that may be incurred following the date hereof, which amounts shall be transferred into an Account (the “Rollover Account”). Amounts deposited from time to time into the Rollover Account pursuant to this Section 6.6.1 are referred to herein as the “Rollover Funds”.
(b)    In addition to the required monthly deposits set forth in subsection (a) above, all sums paid with respect to (i) a modification of any Lease or otherwise paid in connection with Borrower taking any action under any Lease (e.g., granting a consent) or waiving any provision thereof (other than reimbursement for legal or other review costs actually incurred by Borrower), (ii) any settlement of claims of Borrower against third parties in connection with any Lease, except for amounts reimbursing Borrower for actual out-of-pocket costs or losses or (iii) any rejection, termination, surrender or cancellation of any Lease (including in any bankruptcy case) or any lease buy-out or surrender payment from any Tenant (including any payment relating to unamortized tenant improvements and/or leasing commissions) (collectively, “Lease Termination Payments”) shall be deposited into the Rollover Account and held as Rollover Funds and shall be disbursed and released as set forth in Section 6.6.2 below, and Borrower shall advise Lender at the time of receipt thereof of the nature of such receipt so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such amounts in the Rollover Account pursuant to the Cash Management Agreement.
6.6.2    Release of Rollover Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Rollover Funds to Borrower out of the Rollover Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that: (i) such disbursement is for an Approved Leasing Expense; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses, and a description thereof, (2) stating that any tenant improvements at the applicable Individual Property to be funded by the requested disbursement (or the relevant portion thereof as to which such request for funds relates) have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (4) stating that the Approved Leasing Expenses (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, and (5) stating that all previous disbursements of Rollover Funds have been used to pay the previously identified Approved Leasing Expenses, (B) a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements and not previously delivered to Lender, (C) with respect to any disbursement in excess of $500,000, copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, and (D) at Lender’s option with respect to a disbursement in excess of $250,000, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances).
Section 6.7    Outstanding Rollover Funds.
6.7.1    Deposit of Outstanding Rollover Funds. On the Closing Date, Borrower shall either (i) deposit with or on behalf of Lender $20,690,505.94 (the “Outstanding Rollover Deposit”) on account of outstanding Approved Leasing Expenses with respect to the Leases set forth on Schedule VIII (the “Outstanding Approved Leasing Expense”), which Outstanding Rollover Deposit shall be transferred by Deposit Bank into an Account (the “Outstanding Rollover Account”) or (ii) deliver to Lender a Letter of Credit in the amount of the Outstanding Rollover Deposit. Amounts deposited into the Outstanding Rollover Account pursuant to this Section 6.7.1 resulting from the Outstanding Rollover Deposit are referred to herein as the “Outstanding Rollover Funds”.
6.7.2    Release of Outstanding Rollover Funds. Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Outstanding Rollover Funds to Borrower out of the Outstanding Rollover Account, within ten (10) days after the delivery by Borrower to

Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that: (i) such disbursement is for an Outstanding Approved Leasing Expense in the amounts more particularly set forth on Schedule VIII; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Outstanding Approved Leasing Expenses, and a description thereof, (2) stating that any tenant improvements at the applicable Individual Property to be funded by the requested disbursement (or the relevant portion thereof as to which such request for funds relates) have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (4) stating that the Outstanding Approved Leasing Expenses (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, and (5) stating that all previous disbursements of Outstanding Rollover Funds have been used to pay the previously identified Outstanding Approved Leasing Expenses, (B) a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements and not previously delivered to Lender, (C) with respect to any disbursement in excess of $500,000, copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, and (D) at Lender’s option with respect to a disbursement in excess of $250,000, a title search for the applicable Individual Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances).
6.7.3    Letter of Credit. If Borrower has delivered to Lender a Letter of Credit in lieu of depositing the Outstanding Rollover Deposit, Borrower shall be responsible for paying directly all Outstanding Approved Leasing Expense subject to and in accordance with this Agreement. If Borrower fails to provide evidence reasonably satisfactory to Lender that the Outstanding Approved Leasing Expense have been performed and paid in accordance with and subject to the terms of this Agreement, Lender shall have the right without prior notice to Borrower to draw on the Letter of Credit in an amount sufficient to pay for such Outstanding Approved Leasing Expense.
Section 6.8    Free Rent Funds.
6.8.1    Deposit of Free Rent Funds. On the Closing Date Borrower shall either (i)  deposit with or on behalf of Lender $4,478,325.30 (the “Free Rent Deposit”) to simulate the payment of Rent with respect to existing Leases with free rent and/or rent abatements, existing Leases in which the payment of rent has not yet commenced or fully commenced, and with respect to existing Leases for any discounts in rent as a result of increases in Real Estate Taxes, which Free Rent Deposit shall be transferred by Deposit Bank into an Account (the “Free Rent Account”) or (ii) deliver to Lender a Letter of Credit in the amount of the Free Rent Deposit. Amounts deposited into the Free Rent Account pursuant to this Section 6.8.1 resulting from the Free Rent Deposit are referred to herein as the “Free Rent Funds”.
6.8.2    Release of Free Rent Funds. On the Monthly Payment Dates identified on Schedule IX attached hereto, provided that no Event of Default has occurred and is continuing, the Free Rent Funds on deposit in the Free Rent Account equal to the correspondingly identified “Free Rent Amount” set forth with respect to such Monthly Payment Date on such Schedule IX shall be deposited into the Deposit Account (each such deposit, a “Monthly Free Rent Deposit Amount”).
6.8.3    Letter of Credit. If Borrower has delivered to Lender a Letter of Credit in lieu of depositing the Free Rent Deposit (such Letter of Credit, the “Free Rent Deposit Letter of Credit”), upon the occurrence of a Trigger Period, Borrower shall deposit with Lender on or prior to the first Monthly Payment Date following the occurrence of such Trigger Period (the “Trigger Period Deposit Amount Date”) for deposit into the Free Rent Account an amount equal to the Free Rent Deposit, less an amount equal to the aggregate Monthly Free Rent Deposit Amounts with a disbursement date set forth on Schedule IX prior to the Trigger Period Deposit Amount Date (the “Trigger Period Deposit Amount”). Provided no Event of Default exists, upon receipt of the Trigger Period Deposit Amount, Lender shall promptly return the Free Rent Deposit Letter of Credit to Borrower.
Section 6.9    Casualty and Condemnation Account. Borrower shall pay, or cause to be paid, to Lender all Insurance Proceeds or Awards due to any Casualty or Condemnation in accordance with the provisions of Sections 5.2 and 5.3, which amounts shall be transferred into an Account (the “Casualty and Condemnation Account”). Amounts deposited from time to time into the Casualty and Condemnation Account pursuant to this Section 6.9 are referred to herein as the “Casualty and Condemnation Funds”. All Casualty and Condemnation Funds shall be held, disbursed and/or applied in accordance with the provisions of Section 5.4 hereof.
Section 6.10    Cash Collateral Funds. If a Trigger Period shall be continuing (other than a Trigger Period continuing solely because of the continuance of a Material Tenant Lease Sweep Period), all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into an Account (the “Cash Collateral Account”) to be held by Lender as cash collateral for the Debt. Amounts on deposit from time to time in the Cash Collateral Account pursuant to this Section 6.10 are referred to as the “Cash Collateral Funds”. So long as no Event of Default has occurred and is continuing, during a Trigger Period, Lender shall disburse Cash Collateral Funds to Borrower to fund any shortfalls in disbursements to Borrower on any Monthly Payment Date of amounts set forth in clauses (vii) and (viii) of Section 6.13.1 below, within ten (10) days after the delivery by Borrower to Lender of a request therefor. Any Cash Collateral Funds on deposit in the Cash Collateral Account not previously disbursed or applied shall, upon the termination of such Trigger Period (provided no subsequent Trigger Period has occurred), be deposited into Borrower’s operating account.  Notwithstanding the foregoing, Lender shall have the right, but not the obligation, at any time during the continuance of an Event of Default, in its sole and absolute discretion to apply any and all Cash Collateral Funds then on deposit in the Cash Collateral Account to the Debt or Obligations, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable Prepayment Fee and/or Liquidated Damages Amount, if any, applicable thereto) or any other amounts due hereunder.
Section 6.11    Material Tenant Lease Sweep Funds.
6.11.1    Deposit of Material Tenant Lease Sweep Funds. On each Monthly Payment Date during a Material Tenant Lease Sweep Period, all Available Cash shall be paid to Lender, which amounts shall be transferred by Lender into an Account (the “Material Tenant Lease Sweep Account”). Amounts deposited from time to time into the Material Tenant Lease Sweep Account shall collectively be referred to herein as the “Material Tenant Lease Sweep Funds”.

6.11.2    Release of Lease Sweep Funds.
(a)    Provided no Event of Default is continuing, Lender shall direct Servicer to disburse Material Tenant Lease Sweep Funds to Borrower out of the Material Tenant Lease Sweep Account, within ten (10) days after the delivery by Borrower to Lender of a request therefor (but not more often than once per month), in increments of at least $10,000 provided that: (i) such disbursement is for an Approved Leasing Expenses for the Material Tenant Lease Space; (ii) the request for disbursement is accompanied by (A) an Officer’s Certificate from Borrower (1) stating that the items to be funded by the requested disbursement are Approved Leasing Expenses for the Material Tenant Lease Space, and a description thereof, (2) stating that any tenant improvements at the 555 W. Fifth Property to be funded by the requested disbursement (or the relevant portion thereof as to which such request for funds relates) have been completed in a good and workmanlike manner and in accordance with all applicable Legal Requirements, (3) identifying each Person that supplied materials or labor in connection with the tenant improvements to be funded by the requested disbursement or the broker entitled to the leasing commissions, (4) stating that the Approved Leasing Expenses (or the relevant portions thereof) to be funded from the disbursement in question have not been the subject of a previous disbursement, and (5) stating that all previous disbursements of Material Tenant Lease Sweep Funds have been used to pay the previously identified Approved Leasing Expenses, (B) a copy of any license, permit or other approval by any Governmental Authority required in connection with the tenant improvements and not previously delivered to Lender, (C) with respect to any disbursement in excess of $500,000, copies of appropriate lien waivers, conditional lien waivers or other evidence of payment reasonably satisfactory to Lender, and (D) at Lender’s option with respect to a disbursement in excess of $250,000, a title search for the 555 W. Fifth Property indicating that such Individual Property is free from all Liens, claims and other encumbrances not previously approved by Lender (other than Permitted Encumbrances).
(b)    Provided no Event of Default is continuing, funds on deposit in the Material Tenant Lease Sweep Account not previously applied or disbursed shall be disbursed (x) provided no Trigger Period is continuing, to Borrower or (y) if a Trigger Period is continuing, on the next occurring Monthly Payment Date in accordance with Section 6.13.1, in each case, as follows:
(i)    if the Material Tenant Lease Sweep Period for such Material Tenant Lease Space ceased as described by clause (ii)(b), (c) or (e)(1) of the definition of “Material Tenant Lease Sweep Period”, any such remaining Material Tenant Lease Sweep Funds will be disbursed once all Occupancy Conditions are satisfied, less (x) any Unpaid Landlord Obligations Amount, as determined by Lender, which amount will be retained in the Material Tenant Lease Sweep Account and will be periodically disbursed for Approved Leasing Expenses for the Material Tenant Lease Space in accordance with Section 6.11.2(a) or (y) any Remaining Rent Abatement Amount, as determined by Lender, which amount will be retained in the Material Tenant Lease Sweep Account and will be disbursed on each Monthly Payment Date in amounts sufficient to replicate full contractual rents under each applicable Lease in accordance with a schedule to be delivered to, and reasonably approved by, Lender; or
(ii)    if the Material Tenant Lease Sweep Period for such Material Tenant Lease Sweep Space ceased as described by clause (ii)(a), (d) or (e)(2) of the definition of “Material Tenant Lease Sweep Period”, all remaining Material Tenant Lease

Sweep Funds applicable to the Material Tenant Lease Space in question will be disbursed once the applicable conditions described in clause (ii)(a), (d) or (e)(2) of the definition of “Material Tenant Lease Sweep Period” have been met.
Section 6.12    Prepaid Rent Reserve Funds.
6.12.1    Deposit of Prepaid Rent Reserve Funds. Borrower shall pay to Lender any Rent paid to Borrower under any Lease more than one (1) month in advance (the “Prepaid Rent Reserve Deposit”), which amounts shall be transferred by Lender into an Account (the “Prepaid Rent Reserve Account”).  Amounts deposited from time to time into the Prepaid Rent Reserve Account pursuant to this Section 6.12 are referred to herein as the “Prepaid Rent Reserve Funds”. Borrower shall advise Lender at the time of receipt of any Prepaid Rent Reserve Additional Deposits so that Lender shall have sufficient time to instruct the Deposit Bank to deposit and hold such Prepaid Rent Reserve Additional Deposits in the Prepaid Rent Reserve Account.
6.12.2    Release of Prepaid Rent Reserve Funds. Provided no Event of Default is continuing, Lender shall disburse from the Prepaid Rent Reserve Account to the Deposit Account on each Monthly Payment Date, the amount reflecting the portion of the Prepaid Rent Reserve Deposit applicable to (and prepaid on account of) such month.
Section 6.13    Property Cash Flow Allocation.
6.13.1    Order of Priority of Funds in Deposit Account. Provided no Trigger Period has occurred and is continuing, on each Business Day all funds deposited in the Deposit Account (less any minimum deposit required by Deposit Bank) shall be disbursed to Borrower’s operating account (other than any funds constituting Prepaid Rent Reserve Additional Deposits, which shall be deposited into the Prepaid Rent Reserve Account and disbursed in accordance with Section 6.12 hereof). During any Trigger Period, on each Monthly Payment Date during the Term, except during the continuance of an Event of Default (and during the continuance of an Event of Default, at Lender’s option in its sole and absolute discretion), all funds deposited into the Deposit Account during the immediately preceding Interest Period (less any minimum deposit required by Deposit Bank) shall be applied on such Monthly Payment Date in the following order of priority:
(i)    First, to the Tax Account, to make the required payments of Tax Funds as required under Section 6.3;
(ii)    Second, to the Insurance Account, to make any required payments of Insurance Funds as required under Section 6.4;
(iii)    Third, to Lender, funds sufficient to pay the Monthly Debt Service Payment Amount, applied first to the payment of interest computed at the Interest Rate with the remainder applied to the reduction of the Outstanding Principal Balance;
(iv)    Fourth, to the Capital Expenditure Account, to make the required payments of Capital Expenditure Funds as required under Section 6.5;

(v)    Fifth, to the Rollover Account, to make the required payments of Rollover Funds as required under Section 6.6;
(vi)    Sixth, to Lender, of any other amounts then due and payable under the Loan Documents;
(vii)    Seventh, to Borrower, funds in an amount equal to the Monthly Operating Expense Budgeted Amount;
(viii)    Eighth, to Borrower, payments for Approved Extraordinary Operating Expenses, if any;
(ix)    Ninth, to the Jams and Latham Lease Account, to make the required payment of Jams and Latham Lease Funds as required under Section 6.17;
(x)    Tenth, if a New Mezzanine Loan (or any portion thereof) is outstanding, to the New Mezzanine Loan Account, funds sufficient to pay the New Mezzanine Loan Monthly Debt Service Payment due on such Monthly Payment Date as set forth in the New Mezzanine Loan Lender Payment Instruction;
(xi)    Eleventh, provided Lender has not received notice from New Mezzanine Loan Lender that a New Mezzanine Loan Default exists which has not been revoked by a New Mezzanine Loan Default Revocation Notice, to the Current Mezzanine Loan Account, funds sufficient to pay the Current Mezzanine Loan Monthly Debt Service Payment due on such Monthly Payment Date as set forth in the Current Mezzanine Loan Lender Payment Instruction; and
(xii)    Lastly, all amounts remaining after payment of the amounts set forth in clauses (i) through (xi) above (the “Available Cash”):
(A)    during a Material Tenant Lease Sweep Period (regardless of whether any other Trigger Period is continuing), to the Material Lease Sweep Account to be held and disbursed in accordance with Section 6.11; or
(B)    provided no Material Tenant Lease Sweep Period is continuing, to the Cash Collateral Account to be held or disbursed in accordance with Section 6.10.
6.13.2    Failure to Make Payments. The failure of Borrower to make all of the payments required under clauses (i) through (xi) of Section 6.13.1 in full on each Monthly Payment Date shall constitute an Event of Default under this Agreement; provided, however, if adequate funds are available in the Deposit Account for such payments, the failure by the Deposit Bank to allocate such funds into the appropriate Accounts shall not constitute an Event of Default.
6.13.3    Application After Event of Default. Notwithstanding anything to the contrary contained in this Article 6, during the continuance of an Event of Default, Lender, at its option, may apply any Gross Revenue then in the possession of Lender, Servicer or Deposit Bank (including any Reserve Funds on deposit in any Cash Management Account) to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion and/or draw on any Letter of Credit and apply the funds of such draw to the payment of the Debt in such order, proportion and priority as Lender may determine in its sole and absolute discretion. Lender’s right to withdraw and apply any of the foregoing funds and to draw on any such Letter of Credit shall be in addition to all other rights and remedies provided to Lender under the Loan Documents.
Section 6.14    Cure of Low Debt Service Period. In the event of the occurrence and continuance of a Trigger Period solely as a result of the occurrence and continuance of a Low Debt Service Period, Borrower shall be deemed to have cured such Low Debt Service Period upon satisfaction of the following conditions: (a) Borrower shall have delivered to Lender cash in an amount which, if applied to the Outstanding Principal Balance, would result in (x) a Combined Debt Service Coverage Ratio of at least 1.10:1.00 and (y) a Debt Service Coverage Ratio of at least 1.9455:1.00 (the “Low Debt Service Period Threshold Collateral”), and (b) no Trigger Period resulting from a separate event has occurred which has not been cured. The Low Debt Service Period Threshold Collateral shall be transferred by Lender into an Account (the “Low Debt Service Period Threshold Collateral Account”) to be held by Lender as cash collateral for the Debt. Notwithstanding anything to contrary contained in this Section 6.14, in lieu of depositing the Low Debt Service Period Threshold Collateral with Lender, Borrower may deliver to Lender a Letter of Credit in the amount of the Low Debt Service Period Threshold Collateral (the “Low Debt Service Period Threshold Letter of Credit”). If the requirements of clauses (a) and (b) above are satisfied by Borrower, Borrower shall not be subject to Trigger Period as a result of a Low Debt Service Period until such time as the Low Debt Service Period Threshold Collateral if applied to the Outstanding Principal Balance or Low Debt Service Period Threshold Letter of Credit if drawn upon and applied to the Outstanding Principal Balance, as applicable, would not be sufficient to prevent the occurrence of a Low Debt Service Period. Following the termination of the Trigger Period (determined without consideration of the Low Debt Service Period Threshold Collateral or Low Debt Service Period Threshold Letter of Credit, as applicable) and provided no subsequent Trigger Period resulting from a separate event has occurred which has not been cured, Lender shall, at Borrower’s request, return to Borrower the Low Debt Service Period Threshold Collateral or Low Debt Service Period Threshold Letter of Credit, as applicable (to the extent not previously disbursed or applied by Lender in accordance with this Agreement and the other Loan Documents).
Section 6.15    Security Interest in Reserve Funds. As security for payment of the Debt and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Gross Revenue and in and to all payments to or monies held in the Clearing Accounts, the Deposit Account and Accounts created pursuant to this Agreement (collectively, the “Cash Management Accounts”). Borrower hereby grants to Lender a continuing security interest in, and agrees to hold in trust for the benefit of Lender, all Rents in its possession prior to the (i) payment of such Gross Revenue to Lender or (ii) deposit of such Gross Revenue into the Deposit Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Cash Management Account, or permit any Lien to attach thereto, or any levy to be made thereon, or any Uniform Commercial Code financing statements, except those naming Lender as the secured party, to be filed with respect thereto. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. Upon the occurrence and during the continuance of an Event of Default, Lender may apply any sums in any Cash

Management Account in any order and in any manner as Lender shall elect in Lender’s discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the Lien of the Mortgage or exercise its other rights under the Loan Documents. Cash Management Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues (x) on the funds in the Tax Account and the Insurance Account shall accrue for the benefit of Lender and shall be taxable to Borrower and (y) on the funds in the other Accounts shall accrue for the benefit of Borrower and shall be taxable to Borrower. Upon repayment in full of the Debt, all remaining funds in the Accounts, if any, shall be promptly (a) if a New Mezzanine Loan is outstanding, deposited in the New Mezzanine Loan Account, to be disbursed in accordance with the terms of the New Mezzanine Loan Documents, or (b) if no New Mezzanine Loan is outstanding or if the New Mezzanine Loan is to be simultaneously repaid in full with the Debt, deposited in the Current Mezzanine Loan Account, to be disbursed in accordance with the terms of the Current Mezzanine Loan Documents, or (c) if no New Mezzanine Loan or Current Mezzanine Loan is outstanding or if the New Mezzanine Loan and Current Mezzanine Loan are to be simultaneously repaid in full with the debt, disbursed to Borrower.
Section 6.16    Letters of Credit.
(a)    The aggregate amount of all Letters of Credit and Alteration Deficiency Guaranties provided by Borrower pursuant to this Agreement, shall not exceed ten percent (10%) of the Outstanding Principal Balance, in each case to the extent outstanding at the time of determination.
(b)    All Letters of Credit delivered to Lender in connection with this Loan shall be held as collateral and additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on all or any portion of any such Letter of Credit and to apply such amount drawn to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt after an Event of Default shall be subject to Prepayment Fee and/or Liquidated Damages Amount, if any, applicable thereto. On the Maturity Date, if the Debt has not otherwise been paid in full, any or all of such Letters of Credit may be applied to reduce the Debt.
(c)    With respect to any Letter of Credit delivered to Lender in connection with this Loan, Borrower shall have no reimbursement obligations with respect to such Letter of Credit, which shall be a capital contribution to Borrower and shall be accompanied by the execution and delivery of a contribution agreement in the form attached hereto as Exhibit C. Borrower shall also pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith. Neither Borrower nor the applicant/obligor under the Letter of Credit shall be entitled to draw upon the Letter of Credit.
(d)    In addition to any other right Lender may have to draw upon any Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the applicable Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided at least ten (10) Business Days prior to such termination); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution and Borrower shall not have replaced such Letter of Credit with a Letter of Credit issued by an Eligible Institution within ten (10) Business Days after notice thereof. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower or applicable/obligor due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the applicable Letter of Credit.
Section 6.17    Jams and Latham Lease Funds.
6.17.1    Deposit of Jams Lease Funds. On each Monthly Payment Date Borrower shall deposit with or on behalf of Lender $14,150 (the “Jams and Latham Lease Deposit”) in order to accumulate sufficient funds to pay all free rent amounts under the Jams Lease and the Latham Lease, which Jams and Latham Lease Deposit shall be transferred by Deposit Bank into an Account (the “Jams and Latham Lease Account”). Amounts deposited into the Jams and Latham Lease Account pursuant to this Section 6.17 are referred to herein as the “Jams and Latham Lease Funds”. Borrower’s obligation to make the Jams and Latham Lease Deposit shall terminate upon Lender’s confirmation of the earlier to occur of (i) the Jams and Latham Lease Account containing $816,452.47 or (ii) the expiration of all free rent periods under the Jams Lease.
6.17.2    Release of Jams and Latham Lease Funds. On each Monthly Payment Date following a monthly free rent period under the Jams Lease and/or the Latham Lease, provided that no Event of Default has occurred and is continuing, the Jams and Latham Lease Funds on deposit in the Jams and Latham Lease Account shall be deposited into the Deposit Account in an amount equal to the amount of the free rent granted in the corresponding free rent period under the Jams Lease and/or the Latham Lease, as applicable.
Section 6.18    SCGC Lease Funds.
6.18.1    Deposit of SCGC Lease Funds. On the Closing Date Borrower shall deposit with or on behalf of Lender $220,760.00 (the “SCGC Lease Deposit”) in connection with certain abatements under the SCGC Lease relating to Proposition 13 of the California Constitution, which SCGC Lease Deposit shall be transferred by Deposit Bank into an Account (the “SCGC Lease Account”). Amounts deposited into the SCGC Lease Account pursuant to this Section 6.18.1 are referred to herein as the “SCGC Lease Funds”.
6.18.2    Release of Free Rent Funds. Provided that no Event of Default has occurred and is continuing, the following SCGC Lease Funds on deposit in the SCGC Lease Account shall be deposited into the Deposit Account: (i) on September 6, 2016: $73,586.66, (ii) on October 6, 2016: $73,586.67 and (iii) on November 6, 2016: $73,586.67.

ARTICLE 7

PERMITTED TRANSFERS
Section 7.1    Permitted Transfer of the Entire Property.
(a)    No Transfer and Assumption (defined below) shall be permitted until the earlier of (x) a Securitization of the entire Loan or (y) the second (2nd) anniversary of the Closing Date and no (1) active marketing of the entire Property for sale, (2) entering into any agreement to sell the entire Property, (3) entering into any agreement to sell any direct or indirect interests in Borrower which, if sold, would result in one or more Brookfield Party (as defined below) not continuing, collectively, to Control Borrower and to own, in the aggregate, at least 10% of all legal, beneficial and equity interests (direct or indirect) in Borrower, (4) execution of a broker agreement to actively market the entire Property for sale or to actively market a direct or indirect interest in Borrower, the sale of which is prohibited in clause (3) above, or (5) public announcement with respect to any of the foregoing, shall be permitted, in each case, until the earlier of (x) a Securitization of the entire Loan, or (y) the six (6) month anniversary of the Closing Date.  Notwithstanding the provisions of Section 4.2, but subject to the immediately preceding sentence, Borrower shall have the right to convey the entire Property to a new borrower (the “Transferee Borrower”) and have Transferee Borrower assume all of Borrower’s obligations under the Loan Documents, and have replacement guarantors and indemnitors replace the guarantors and indemnitors with respect to all of the obligations of the indemnitors and guarantors of the Loan Documents from and after the date of such transfer (collectively, a “Transfer and Assumption”), subject to the terms and full satisfaction of all of the conditions precedent set forth in Section 7.1(b).
(b)    Transfer and Assumption shall be subject to the following conditions:
(i)    Borrower has provided Lender with not less than thirty (30) days prior written notice of the anticipated date of the Transfer and Assumption;
(ii)    on the date of the Transfer and Assumption, no Event of Default has occurred and is continuing;
(iii)    Transferee Borrower shall be a Special Purpose Bankruptcy Remote Entity in accordance with Section 4.4 and Schedule V;
(iv)    Transferee Borrower is either (A) a Qualified Equity Holder or at least 51% owned (directly or indirectly) and Controlled by a Qualified Equity Holder or (B) Controlled by a Person (1) who is a Qualified Transferee and (2) whose identity, experience, financial condition and creditworthiness, including net worth and liquidity, is acceptable to Lender in its sole discretion with a minimum ownership interest in the Transferee Borrower acceptable to Lender in its sole discretion;
(v)    the Property shall be managed by (i) a Qualified Equity Holder or an Affiliate thereof which, in each case, satisfies the requirements of an Unaffiliated Qualified Manager, (ii) one or more Qualified Manager(s) or (iii) a property manager and parking manager, in each case, reasonably acceptable to Lender (it being understood that a future Parking Manager and the Manager may, but are not required to be, the same Person);
(vi)    Transferee Borrower shall have executed and delivered to Lender an assumption agreement in form and substance reasonably acceptable to Lender;
(vii)    each replacement guarantor and indemnitor is an Approved Replacement Guarantor;
(viii)    (A) each Approved Replacement Guarantor shall deliver to Lender a guaranty of recourse obligations (in the same form as the Guaranty delivered to Lender by Guarantor on the date hereof) and (B) each Approved Replacement Guarantor shall deliver to Lender an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Borrower on the date hereof), pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Transfer and Assumption (whereupon the previous guarantor(s) shall be released from any further liability under the Guaranty and Environmental Indemnity for acts, events and/or circumstances that arise from and after the date of such Transfer and Assumption (provided, that such previous guarantor(s) shall remain liable under the Guaranty and Environmental Indemnity for acts, events and/or circumstances occurring prior to the Transfer and Assumption even if liability for such acts, events and/or circumstances are not discovered until after the date of the Transfer and Assumption) to the extent and as provided for in such Guaranty and Environmental Indemnity and such Approved Replacement Guarantor(s) shall be the “Guarantor” for all purposes set forth in this Agreement);
(ix)    Transferee Borrower shall submit to Lender true, correct and complete copies of all documents reasonably requested by Lender concerning the organization and existence of Transferee Borrower and each Approved Replacement Guarantor;
(x)    satisfactory Credit Checks shall have been received by Lender with respect to (A) each Approved Replacement Guarantor, (B) Transferee Borrower, (C) any Person that Controls Transferee Borrower or owns an equity interest in Borrower which equals or exceeds ten percent (10%) and (D) any other Person reasonably required by Lender in order for Lender to fulfill its then-current Patriot Act compliance guidelines;
(xi)    Lender shall have received a Rating Agency Confirmation from each of the applicable Rating Agencies (if required pursuant to a pooling and servicing agreement entered into in connection with the Securitization of the Loan);
(xii)    counsel to Transferee Borrower and each Approved Replacement Guarantor(s) shall deliver to Lender opinions from one or more nationally recognized law firms (or one or more reputable law firms reasonably approved by Lender) in form and substance reasonably satisfactory to Lender as to such matters as Lender shall reasonably require and as are customarily required in connection with similar transactions, which may include opinions as to substantially the same matters and were required in connection with the origination of the Loan (including a new substantive non-consolidation opinion);
(xiii)    Borrower shall cause to be delivered to Lender, an endorsement (relating to the change in the identity of the vestee and execution and delivery of the Transfer and Assumption documents) to the Title Insurance Policy (or a new title insurance policy) in form and substance acceptable to Lender, in Lender’s reasonable discretion;
(xiv)    Transferee Borrower and/or Borrower, as the case may be, shall deliver to Lender, upon such conveyance, an aggregate transfer fee payable to Lender equal to $250,000;
(xv)    if a New Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption has been consented to by the New Mezzanine Loan Lender to the extent such consent is required under the applicable Mezzanine Loan Documents and shall not otherwise constitute or cause a default under the New Mezzanine Loan;
(xvi)    if the Current Mezzanine Loan is outstanding at the time of the Transfer and Assumption, the proposed Transfer and Assumption has been consented to by the Current Mezzanine Loan Lender to the extent such consent is required under the applicable Mezzanine Loan Documents and shall not otherwise constitute or cause a default under the Current Mezzanine Loan; and
(xvii)    Borrower shall pay all of Lender’s reasonable out-of-pocket third party costs and expenses in connection with the Transfer and Assumption. Lender may, as a condition to evaluating any requested consent to a transfer, require that Borrower post a cash deposit with Lender in an amount equal to Lender’s anticipated out-of-pocket third party costs and expenses in evaluating any such request for consent.
Section 7.2    Permitted Transfers. Notwithstanding anything to the contrary contained in Section 4.2, the following Transfers shall be deemed to be permitted without the consent of Lender, but subject to satisfaction of the conditions set forth in this Section 7.2 (herein, the “Permitted Transfers”):
(a)    a Lease entered into in accordance with the Loan Documents;
(b)    a Transfer and Assumption in accordance with Section 7.1;
(c)    a Permitted Encumbrance;
(d)    the transfer of publicly traded shares in any indirect equity owner of Borrower on a nationally recognized stock exchange;
(e)    a pledge of the direct or indirect interests in Borrower in connection with the Current Mezzanine Loan and any New Mezzanine Loan and the foreclosure of any Mezzanine Loan in accordance with the Mezzanine Loan Documents;

(f)    the Transfer of direct and/or indirect interests in Borrower to Current Mezzanine Loan Lender in accordance with the Mezzanine Loan Documents; provided, that, an assignment-in-lieu of foreclosure with respect to any Mezzanine Loan shall not be deemed to be a Permitted Transfer unless, as a condition to and in connection with such assignment-in-lieu of foreclosure, one or more Approved Replacement Guarantors shall execute and deliver a guaranty of recourse obligations (in the same form as the Guaranty to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the date hereof) on or before the date of such assignment-in-lieu of foreclosure, in which case, such assignment-in-lieu shall be deemed to be a Permitted Transfer;
(g)    the Transfer of direct and/or indirect interests in Borrower to a New Mezzanine Loan Lender in accordance with the terms and provisions of the Intercreditor Agreement;
(h)    any other Transfer (but not a mortgage, pledge, hypothecation, encumbrance or grant of a security interest) of a direct or indirect interest in Borrower, provided that:
(i)    no Event of Default shall then exist;
(ii)    Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;
(iii)    if such Transfer would result in the transferee, together with its Affiliates, acquiring ten percent (10%) or more of the direct or indirect equity interest in any Individual Borrower and such transferee did not own at least ten percent (10%) of the direct or indirect equity interests in such Individual Borrower prior to such Transfer, then (A) such transferee shall be a Qualified Transferee, (B) Borrower shall provide to Lender not less than ten (10) Business Days prior written notice thereof, (C) Borrower shall have delivered (or caused to be delivered) to Lender (and Borrower shall be responsible for any reasonable out of pocket costs and expenses in connection therewith), a Credit Check with respect to such transferee and shall have delivered to Lender such information with respect to such transferee and its Affiliates as is reasonably necessary for Lender to conduct such Credit Check, and such Credit Check shall be reasonably acceptable to Lender, and (D) such Transfer shall be conditioned upon Borrower’s ability to, after giving effect to such Transfer, remake the representations set forth in Sections 3.1.8 and 3.1.42 hereof and continue to comply with the covenants set forth in Sections 4.33 and 4.34 hereof;
(iv)    after giving effect to such Transfer (A) BPY and/or BAM (each, a “Brookfield Party”) shall continue to Control Borrower and own, in the aggregate, at least ten percent (10%) of all legal, beneficial and equity interests (direct or indirect) in Borrower, (B) a Brookfield Party shall continue to Control Guarantor and own at least twenty percent (20%) of all legal, beneficial and equity interests (direct or indirect) in Guarantor, (C) Guarantor shall continue to Control Borrower and own at least ten percent (10%) of all legal, beneficial and equity interest (direct or indirect) in Borrower, and (D) at least fifty-one percent (51%) of all equity interests in Borrower are owned (directly or indirectly) by a Brookfield Party and/or one or more Qualified Equity Holders;

(v)    the Property shall continue to be managed by one or more Qualified Manager(s) or by a property manager and a parking manager, in each case, reasonably acceptable to Lender and acceptable to the applicable Rating Agencies, which shall control the day-to-day operations at the Property; and
(vi)    if any such Transfer shall result in any Person (together with its Affiliates) acquiring more than 49% of the direct or indirect interest in any Individual Borrower and such Person (together with its Affiliates) did not own more than 49% of the direct or indirect interest in such Individual Borrower on the Closing Date, Borrower shall have delivered to Lender a new substantive non‑consolidation opinion from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) in form and substance satisfactory to Lender and to the applicable Rating Agencies.
(i)    a pledge of any direct or indirect minority, non-controlling interest in Guarantor that in each case do not (when aggregated with any other such pledges) result in more than 10% of the direct and indirect interests in Guarantor being pledged, provided, that:
(i)    Borrower shall continue to be a Special Purpose Bankruptcy Remote Entity;
(ii)    after giving effect to the exercise of any remedies available under such pledge, (A) one or more Brookfield Parties shall continue to Control Borrower and own, in the aggregate, at least ten percent (10%) of all legal, beneficial and equity interests (direct or indirect) in Borrower, (B) a Brookfield Party shall continue to Control Guarantor and own at least twenty percent (20%) of all legal, beneficial and equity interests (direct or indirect) in Guarantor, (C) Guarantor shall continue to Control Borrower and own at least ten percent (10%) of all legal, beneficial and equity interest (direct or indirect) in Borrower, and (D) at least fifty-one percent (51%) of all equity interests in Borrower are owned (directly or indirectly) by a Brookfield Party and/or one or more Qualified Equity Holders;
(iii)    if the exercise of any remedies available under such pledge would result in the transferee, together with its Affiliates, acquiring ten percent (10%) or more of the direct or indirect equity interest in any Individual Borrower and such transferee did not own at least ten percent (10%) of the direct or indirect equity interests in such Individual Borrower prior to such Transfer, then (A) such transferee shall be a Qualified Transferee, (B) Borrower shall provide to Lender not less than ten (10) Business Days prior written notice thereof, (C) Borrower shall have delivered to Lender (and Borrower shall be responsible for any reasonable out of pocket costs and expenses in connection therewith), a Credit Check with respect to such transferee (or shall have delivered to Lender such information with respect to such transferee and its Affiliates as is reasonably necessary for Lender to conduct such Credit Check), and such Credit Check shall be reasonably acceptable to Lender, and (D) such exercise of remedies shall be conditioned upon Borrower’s ability to, after giving effect to such exercise of remedies, remake the representations set forth in Sections 3.1.8 and 3.1.42 hereof and continue to comply with the covenants set forth in Sections 4.33 and 4.34 hereof; and
(iv)    if the exercise of any remedies available under such pledge would result in any Person (together with its Affiliates) acquiring more than 49% of the direct or indirect interest in any Individual Borrower and such Person (together with its Affiliates) did not own more than 49% of the direct or indirect interest in such Individual Borrower on the Closing Date, Borrower shall have delivered to Lender a new substantive non‑consolidation opinion from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) in form and substance satisfactory to Lender and to the applicable Rating Agencies.
(j)    Transfers of non-controlling preferred interests in Brookfield DLTA Fund Office Trust Investor Inc. and Brookfield DLTA Fund Office Trust Inc.; provided, that, (1) if the Transfer results in any Person (together with its Affiliates) owning 10% or more of the direct or indirect interests in any Individual Borrower and such Person (together with its Affiliates) did not own 10% of the direct or indirect interests in such Individual Borrower prior to such Transfer, then such Person must satisfy Lender’s current customary underwriting standards including, without limitation, background checks performed by Lender and review of such other information requested by Lender in connection with know your customer and anti-money laundering diligence and (2) such Transfer shall not result in any Person (together with its Affiliates), owning more than 49% of the direct or indirect interests in any Individual Borrower if such Person (together with its Affiliates) did not own more than 49% of the direct or indirect interests in such Individual Borrower prior to such Transfer.
Notwithstanding anything to the contrary contained in this Section 7.2, if, as a result of any Permitted Transfer, Guarantor no longer Controls Borrower or owns any direct or indirect interest in Borrower, it shall also be a condition to such Permitted Transfer hereunder that one or more Approved Replacement Guarantors shall execute and deliver to Lender a guaranty of recourse obligations (in the same form as the Guaranty delivered to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the date hereof) on or prior to the date of such Permitted Transfer, pursuant to which, in each case, the Approved Replacement Guarantor(s) agree(s) to be liable under each such guaranty of recourse obligations and environmental indemnity agreement from and after the date of such Permitted Transfer (whereupon the previous guarantor(s) shall be released from any further liability under the Guaranty and Environmental Indemnity from acts, events and/or circumstances that arise from and after the date of such Permitted Transfer (provided, that the previous guarantor(s) shall remain liable under the Guaranty and Environmental Indemnity for acts, events and/or circumstances occurring prior to such Permitted Transfer to the extent and as provided for in such Guaranty and Environmental Indemnity even if liability for such acts, events and/or circumstances are not discovered until after the date of such Permitted Transfer) and such Approved Replacement Guarantor(s) shall be the “Guarantor” for all purposes set forth in this Agreement).
For the avoidance of doubt, nothing contained in this Agreement shall prohibit or be deemed to prohibit (i) unsecured corporate credit lines and unsecured corporate credit facilities provided by an institutional lender (each, a “Corporate Loan”) to the Guarantor or any direct or indirect beneficial or equity owner in the Guarantor (each, an “Upper-Tier Brookfield Entity”) and (ii) unsecured Indebtedness between Upper-Tier Brookfield Entities (“Upper-Tier Brookfield Indebtedness”), provided, that, in each case (x) Borrower has no obligations or liabilities with respect to any Corporate Loan or Upper-Tier Brookfield Indebtedness and (y) nothing contained herein shall be deemed to limit the obligations of the Guarantor under the Loan Documents

(including, without limitation, compliance with the Guarantor Net Worth Covenant) or Section 9.1(xx).
For purposes of this Article 7 only, the term “Control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise; provided, however, that a Person may be deemed to Control another Person notwithstanding that other Persons may have rights with respect to major decisions and removal rights. The terms Controlled, Controlling and Common Control shall have correlative meanings.
Section 7.3    Cost and Expenses; Searches; Copies.
(a)    Borrower shall pay all actual out of pocket third party costs and expenses of Lender in connection with any Transfer, whether or not such Transfer is deemed to be a Permitted Transfer, including, without limitation, all reasonable fees and expenses of Lender’s counsel, whether internal or outside, and the cost of any required counsel opinions related to REMIC or other securitization or tax issues and any Rating Agency fees.
(b)    Upon request, Borrower shall provide Lender with copies of all organizational documents or amendments and/or modifications thereto (if any) of Borrower and Guarantor or any Approved Replacement Guarantor (and any subsidiary of Guarantor or an Approved Replacement Guarantor that, in each case, owns a beneficial interest in Borrower or the Property) relating to any Permitted Transfer.
(c)    Within five (5) Business Days following request therefore, Borrower shall deliver to Lender an updated organizational structure chart in a form substantially similar in form and detail to the organizational chart attached hereto as Schedule III.
ARTICLE 8

SALE AND SECURITIZATION OF MORTGAGE
Section 8.1    Sale of Mortgage and Securitization. Subject to Sections 8.4 and 10.26 hereof:
(a)    Lender shall have the right (i) to sell or otherwise transfer the Loan or any portion thereof as a whole loan, (ii) to sell participation interests in the Loan, or (iii) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization. (The transactions referred to in clauses (i), (ii) and (iii) are each hereinafter referred to as a “Secondary Market Transaction” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”). At Lender’s election, each note and/or component comprising the Loan may be subject to one or more Secondary Market Transactions.
(b)    If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be required in the marketplace, by prospective investors, the Rating Agencies, applicable Legal Requirements and/or otherwise in the marketplace in connection with any Secondary Market Transactions, including to:
(i)    (A) provide updated financial and other information with respect to each Individual Property, the business operated at each Individual Property, Borrower and the Manager, including, without limitation, the information set forth on Exhibit B attached hereto, in each case, to the extent reasonably available to Borrower or Manager, provided Borrower shall not be required to provide any financial statements of Manager, (B) provide updated budgets and rent rolls (including itemized percentage of floor area occupied and percentage of aggregate base rent for each Tenant) relating to each Individual Property, and (C) assist and cooperate with Lender in obtaining updated appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of each Individual Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies;
(ii)    provide updates to opinions of counsel delivered at closing, which may be relied upon by Lender, trustee in any Securitization, underwriters, NRSROs and their respective counsel, agents and representatives; provided, that, Borrower shall not be required to have its legal counsel deliver “10b-5” opinions in connection with any Securitization;
(iii)    provide updated, as of the closing date of any Secondary Market Transaction, representations and warranties made in the Loan Documents; and
(iv)    (A) review any Disclosure Document or any interim draft thereof furnished by Lender to Borrower with respect to information contained therein that was furnished to Lender by or on behalf of Borrower in connection with the preparation of such Disclosure Document or in connection with the underwriting or closing of the Loan that specifically relate to Borrower, Manager, Guarantor and/or the Property, including financial statements of Borrower and Guarantor, operating statements and rent rolls with respect to the Property, and (B) within three (3) Business Days following Borrower’s receipt thereof, provide to Lender in writing any revisions to such Disclosure Document or interim draft thereof necessary or advisable to insure that such reviewed information does not contain any untrue statement of a material fact or omit to state any material fact necessary to make statements contained therein not misleading.
(c)    If, at the time a Disclosure Document is being prepared for a Securitization, Lender expects that Borrower alone or Borrower and one or more Affiliates of Borrower (including any guarantor or other Person that is directly or indirectly committed by contract or otherwise to make payments on all or a part of the Loan) collectively, or the Property alone or the Property and Related Properties collectively, will be a Significant Obligor, Lender shall so notify Borrower and Borrower shall furnish to Lender (if such Securitization is a Public Securitization) upon request the following financial information (but as to the Tenants, to the extent such information is actually received by Borrower):
(i)    if Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed ten percent (10%) (but less than twenty percent (20%)) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, net operating income for each Individual Property and the Related Properties for the most recent Fiscal Year and interim period as required under Item 1112(b)(1) of Regulation AB (or, if the Loan is not treated as a non-recourse loan under Instruction 3 for Item 1101(k) of Regulation AB, selected financial data meeting the requirements and covering the time periods specified in Item 301 of Regulation S-K and Item 1112(b)(1) of Regulation AB), or
(ii)    if Lender reasonably expects that the principal amount of the Loan together with any Related Loans, as of the cut-off date for such Securitization, may equal or exceed twenty percent (20%) of the aggregate principal amount of all mortgage loans included or expected to be included in the Securitization, the financial statements required under Item 1112(b)(2) of Regulation AB (which includes, but may not be limited to, a balance sheet with respect to the entity that Lender determines to be a Significant Obligor for the two most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-01 of Regulation S-X, and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years and applicable interim periods, meeting the requirements of Rule 3-02 of Regulation S-X (or if Lender determines that the Property is the Significant Obligor and the Property (other than properties that are hotels, nursing homes, or other properties that would be deemed to constitute a business and not real estate under Regulation S-X or other legal requirements) was acquired from an unaffiliated third party and the other conditions set forth in Rule 3-14 of Regulation S-X have been met, the financial statements required by Rule 3-14 of Regulation S-X)).
(d)    Further, if requested by Lender, to the extent such information is not publicly available and the applicable Lease requires the Tenant thereunder to provide such information, Borrower shall, promptly upon Lender’s request, use commercially reasonable efforts to furnish to Lender financial data or financial statements meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, for any Tenant of any Individual Property if, in connection with a Securitization, Lender expects there to be, as of the cutoff date for such Securitization, a concentration with respect to such Tenant or group of affiliated Tenants within all of the mortgage loans included or expected to be included in the Securitization such that such Tenant or group of affiliated Tenants would constitute a Significant Obligor. Borrower shall furnish to Lender, in connection with the preparation of the Disclosure Documents and on an ongoing basis, financial data and/or financial statements with respect to such Tenants meeting the requirements of Item 1112(b)(1) or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) filings pursuant to the Exchange Act in connection with or relating to the Securitization (an “Exchange Act Filing”) are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(e)    If Lender determines that Borrower alone or Borrower and one or more Affiliates of Borrower collectively, or the Property alone or the Property and Related Properties collectively, are a Significant Obligor, then Borrower shall furnish to Lender, on an ongoing basis, selected financial data or financial statements meeting the requirements of Item 1112(b)(1)

or (2) of Regulation AB, as specified by Lender, but only for so long as such entity or entities are a Significant Obligor and either (x) Exchange Act Filings are required to be made under applicable Legal Requirements or (y) comparable information is required to otherwise be “available” to holders of the Securities under Regulation AB or applicable Legal Requirements.
(f)    Any financial data or financial statements provided pursuant to this Section 8.1 shall be furnished to Lender within the following time periods:
(i)    with respect to information requested in connection with the preparation of Disclosure Documents for a Securitization, within ten (10) Business Days after notice from Lender; and
(ii)    with respect to ongoing information required under Section 8.1(d) and (e) above, (1) not later than forty-five (45) days after the end of each fiscal quarter of Borrower and (2) not later than ninety (90) days after the end of each Fiscal Year of Borrower.
(g)    If requested by Lender, Borrower shall provide Lender (if the Securitization is a Public Securitization), but as to Tenants only to the extent such information is actually received by Borrower, promptly, and in any event within ten (10) Business Days following Lender’s request therefor, with any other or additional financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation S-K or Regulation S-X, as applicable, Regulation AB, or any amendment, modification or replacement thereto or other Legal Requirements relating to a Securitization or as shall otherwise be reasonably requested by Lender.
(h)    If requested by Lender, whether in connection with a Securitization or at any time thereafter during which the Loan and any Related Loans are included in a Securitization, Borrower shall provide Lender, promptly upon request, a list of Tenants (including all affiliates of such Tenants) that in the aggregate (1) occupy 10% or more (but less than 20%) of the total floor area of the improvements or represent 10% or more (but less than 20%) of aggregate base rent, and (2) occupy 20% or more of the total floor area of the improvements or represent 20% or more of aggregate base.
(i)    All financial statements provided by Borrower pursuant to this Section 8.1(c), (d), (e) or (f) shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and other applicable Legal Requirements. All financial statements relating to a Fiscal Year shall be audited by Independent Accountants in accordance with generally accepted auditing standards, Regulation S-X or Regulation S-K, as applicable, Regulation AB, and all other applicable Legal Requirements, shall be accompanied by the manually executed report of the Independent Accountants thereon, which report shall meet the requirements of Regulation S-K or Regulation S-X, as applicable, Regulation AB, and all other applicable Legal Requirements, and shall be further accompanied by a manually executed written consent of the Independent Accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such Independent Accountants and the reference to such Independent Accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer or senior vice president/controller of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.
Section 8.2    Securitization Indemnification.
(a)    Borrower understands that information provided to Lender by Borrower and its agents, counsel and representatives may be included in preliminary and final disclosure documents in connection with any Secondary Market Transaction, including a Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, investment banking firms, NRSROs, accounting firms, law firms and other third-party advisory and service providers relating to any Secondary Market Transaction, including a Securitization. Borrower also understands that the findings and conclusions of any third-party due diligence report obtained by Lender, the Issuer or the Securitization placement agent or underwriter may be made publicly available if required, and in the manner prescribed, by Section 15E(s)(4)(A) of the Exchange Act and any rules promulgated thereunder.
(b)    Borrower hereby agrees to indemnify Lender (and for purposes of this Section 8.2, Lender shall include its officers and directors) and each Person who controls Lender within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Lender Group”), the issuer of the Securities (the “Issuer” and for purposes of this Section 8.2, shall include its officers, director and each Person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and any placement agent or underwriter with respect to the Securitization, each of their respective officers and directors and each Person who controls the placement agent or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any actual losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender, the Lender Group, the Issuer or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Documents that specifically relate to the Property, Borrower, any Mezzanine Loan Borrower, Manager or Guarantor as identified by Lender in writing to Borrower, but specifically not including the portion thereof constituting descriptions of the Loan Documents or Lender’s remedies therein (collectively, the “Reviewed Sections”) (except that Borrower shall not be responsible for any such Liabilities to the extent arising out of such an untrue statement to the extent Borrower notifies Lender in writing that Borrower disagrees with such statement prior to the pricing of any Securities), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated in the Reviewed Sections or necessary in order to make the statements in the Reviewed Sections, in light of the circumstances under which they were made, not misleading. Borrower also agrees to reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with investigating or defending the Liabilities. Borrower’s liability under this paragraph will be limited to Liability that arises out of, or is based upon, an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact in the Disclosure Document, and made in reliance upon, and in conformity with, information furnished to Lender by or on behalf of Borrower in connection with the preparation of the Disclosure Document or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property. This indemnification provision will be in addition to any liability which Borrower may otherwise have. Borrower acknowledges and agrees that any Person that is included in the Lender Group, the Issuer and/or the Underwriter Group that is not a direct party to this Agreement shall be deemed to be a third-party beneficiary to this Agreement with respect to this Section 8.2(b). Within five (5) Business Days after Lender’s written request, Borrower and Guarantor shall execute and deliver to Lender a separate indemnification and reimbursement agreement in favor of the Lender Group, the Issuer and the Underwriter Group in form and substance consistent with the indemnification and reimbursement obligations of Borrower under this Section 8.2(b).
(c)    In connection with any Exchange Act Filing or other reports containing comparable information that is required to be made “available” to holders of the Securities under Regulation AB or applicable Legal Requirements, Borrower agrees to (i) indemnify Lender, the Lender Group, the Issuer and the Underwriter Group for Liabilities to which Lender, the Lender Group, the Issuer and/or the Underwriter Group may become subject insofar as the Liabilities arise out of, or are based upon, an untrue statement or omission made in reliance upon, and in conformity with, information contained in the Reviewed Sections or in connection with the underwriting or closing of the Loan, including financial statements of Borrower, operating statements and rent rolls with respect to the Property, and (ii) reimburse Lender, the Lender Group, the Issuer and/or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Lender Group, the Issuer and/or the Underwriter Group in connection with defending or investigating the Liabilities.
(d)    Promptly after receipt by an indemnified party under this Section 8.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party pursuant to the immediately preceding sentence of this Section 8.2(d), such indemnifying party shall not pay for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to any other indemnified party. Without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no indemnifying party shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, suit or proceeding) unless the indemnifying party shall have given Lender reasonable prior written notice thereof and shall have obtained an unconditional release of each indemnified party hereunder from all liability arising out of such claim, action, suit or proceedings, and such settlement requires no statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of the indemnified party.
(e)    In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8.2(b) or (c) is for any reason held to be unenforceable as to an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 8.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Issuer’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.
(f)    The liabilities and obligations of both Borrower and Lender under this Section 8.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.
Section 8.3    Severance. Subject to Section 8.4 hereof:
8.3.1    Severance Documentation. Lender, without in any way limiting Lender’s other rights hereunder, but subject to the other provisions of this Section 8.3.1, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any sale, participation or Securitization of all or any portion of the Loan), to require Borrower (at no cost to Borrower except as expressly set forth in Section 8.4) to (i) execute and deliver “component” notes and/or modify the Loan in order to create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) and/or one or more additional components of the Note or Notes (including the implementation of one or more New Mezzanine Loans (in accordance with Section 8.3.2 below)), reduce the number of components of the note or notes, revise the interest rate for each component, reallocate the principal balances of the Senior Notes and/or Junior Notes and/or the components, revise the interest rate among the Senior Notes and/or Junior Notes, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), and/or (ii) in conjunction with, and with the corresponding agreement of, Current Mezzanine Loan Lender, “resize” the Loan and the Current Mezzanine Loan to revise the interest rates for the Loan and the Current Mezzanine Loan, reallocate the principal balances of the Loan and the Current Mezzanine Loan and/or increase or decrease the monthly debt service payments for the Loan and the Current Mezzanine Loan (such resizing under this clause (ii), a “Resizing”), provided that in the case of clauses (i) and (ii) above that the Outstanding Principal Balance of all components (together with, in the case of a Resizing, the outstanding principal balance of the Current Mezzanine Loan) after the effective date of such modification equals the Outstanding Principal Balance (when aggregated, in case of a Resizing, with the outstanding principal balance of the Current Mezzanine Loan) immediately prior to such modification and the weighted average of the interest rates for all components (when aggregated, in the case of a Resizing, with the interest rate of the Current Mezzanine Loan) immediately after the effective date of such modification equals the interest rate of the original Note (when aggregated, in the case of a Resizing, on a weighted average basis with the interest rate of the Current Mezzanine Note) immediately prior to such modification and principal payments shall, other than the application of Net Proceeds and after the occurrence of an Event of Default, be applied pro rata among such components (except that the weighted average coupon may subsequently increase due to the application of Net Proceeds, the application of a partial prepayment in accordance with this Agreement or if an Event of Default shall occur). At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations. Lender shall have the right to modify the Note and/or Notes and any components in accordance with this Section 8.3 and, provided that such modification shall comply with the terms of this Section 8.3, it shall become immediately effective.
8.3.2    New Mezzanine Loan Option. Lender, without in any way limiting Lender’s other rights hereunder, in its sole and absolute discretion, shall have the right, at any time (whether prior to or after any Secondary Market Transaction), to create one or more mezzanine loans (each, a “New Mezzanine Loan”), to (i) establish different interest rates and to reallocate the Outstanding Principal Balance and Monthly Debt Service Payment Amount of the Loan to the Loan and such New Mezzanine Loan(s), (ii) to require the payment of the Loan and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender and (iii) modify the Debt Service Coverage Ratio covenants to provide for mortgage only and aggregate tests based on a calculation of each based on the Loan only balance and the aggregate balance of the Loan, plus the New Mezzanine Loan(s); provided, that the outstanding principal balance of the Loan and such New Mezzanine Loan(s) after the effective date of the creation of such New Mezzanine Loan(s) equals the Outstanding Principal Balance immediately prior to such modification, the weighted average of the interest rates for the Loan and such New Mezzanine Loan(s) after the effective date of the creation of such New Mezzanine Loan(s) equals the weighted average interest rate of the original Note immediately prior to such modification (except as the result of the application of Net Proceeds, the application of a partial prepayment in accordance with this Agreement or during the occurrence of an Event of Default) and the combined Debt Service Coverage Ratio threshold for the Loan and New Mezzanine Loan(s) equals the Debt Service Coverage Ratio threshold for the Loan set forth herein. Payments (other than payment during the continuance of an Event of Default, the application of a partial prepayment in accordance with this Agreement and the application of Net Proceeds) shall be applied pro-rata between the Loan and each New Mezzanine Loan (based on applicable outstanding principal balance and interests rate of the Loan and each New Mezzanine Loan). Borrower shall cause the formation of one or more special purpose, bankruptcy remote entities as required by Lender in order to serve as the borrower under any New Mezzanine Loan (each, a “New Mezzanine Loan Borrower”) and the applicable organizational documents of Borrower shall be amended and modified as necessary or required in the formation of any New Mezzanine Loan Borrower.
8.3.3    Cooperation; Execution; Delivery. Borrower shall reasonably cooperate with all reasonable requests of Lender in connection with this Section 8.3. If requested by Lender, Borrower shall promptly execute and deliver such documents as shall be reasonably required by Lender and required by any Rating Agency in connection with any modification or New Mezzanine Loan pursuant to this Section 8.3, all in form and substance reasonably satisfactory to Lender and satisfactory to any applicable Rating Agency, including, the severance of security documents if requested and/or, in connection with the creation of any New Mezzanine Loan: (i) execution and delivery of a promissory note and loan documents necessary to evidence such New Mezzanine Loan, in each case, in form and content consistent with the substantive provisions of the Loan Documents (to the extent applicable to the New Mezzanine Loan), (ii) execution and delivery of such amendments to the Loan Documents as are necessary in connection with the creation of such New Mezzanine Loan, (iii) delivery of opinions of legal counsel with respect to due execution, authority and enforceability of any modification documents or documents evidencing or securing any New Mezzanine Loan, as applicable and (iv) with respect to any New Mezzanine Loan, delivery of an additional Insolvency Opinion for the Loan and a substantive non-consolidation opinion; each as reasonably acceptable to Lender, prospective investors and/or the Rating Agencies. In the event Borrower fails to execute and deliver such documents to Lender within ten (10) Business Days following such request by Lender, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrower hereby ratifying all that such attorney shall do by virtue thereof. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower fails to comply with any of the terms, covenants or conditions of this Section 8.3 after expiration of ten (10) Business Days after notice thereof.
Section 8.4    Costs and Expenses. Notwithstanding anything to the contrary contained in this Article 8, Borrower shall not be required to incur any material costs or expenses in the performance of its obligations under Sections 8.1(a) or (b) or Section 8.3 above other than expenses of Borrower’s legal counsel.
ARTICLE 9
DEFAULTS
Section 9.1    Events of Default. Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)    if (A) the Obligations are not paid in full on the Maturity Date, (B) any regularly scheduled monthly payment of interest, and, if applicable, principal due under the Note is not paid in full on the applicable Monthly Payment Date, (C) any prepayment of principal due under this Agreement or the Note is not paid when due, (D)  the Prepayment Fee is not paid when due, (E) the Liquidated Damages Amount is not paid when due, or (F) any deposit to the Reserve Funds is not made within five (5) calendar days following the required deposit date therefor;

(ii)    if any other amount payable pursuant to this Agreement, the Note or any other Loan Document (other than as set forth in the foregoing clause (i)) is not paid in full when due and payable in accordance with the provisions of the applicable Loan Document, with such failure continuing for ten (10) Business Days after Lender delivers written notice thereof to Borrower;
(iii)    if any of the Taxes or Other Charges are not paid when due (provided that it shall not be an Event of Default if such past due Taxes are Real Estate Taxes and there are sufficient funds in the Tax Account to pay such amounts when due, no other Event of Default is then continuing and Servicer fails to make such payment in violation of this Agreement);
(iv)    if (x) the Policies are not kept in full force and effect, except to the extent that such Policies lapse due to the nonpayment of Insurance Premiums and either (a) sums sufficient to make such payments are on deposit in the Insurance Account or (b) aggregate sums are on deposit in the Deposit Account sufficient to make such payment and the other payments required to be made pursuant to clause (ii) of Section 6.13.1 and, in either case, Lender’s access to such sums is not restricted or constrained in any manner and Lender fails to apply such funds in violation of the Loan Documents; or (y) (A) Lender has not received evidence of the insurance required hereunder being renewed at least three (3) Business Days prior to expiration of the Policies or (B) copies of the Policies (or other evidence of required insurance reasonably acceptable to Lender) are not delivered to Lender on or prior to the date the same are to be delivered hereunder and such failure specified in this clause (B) continues for ten (10) days following written notice from Lender to Borrower thereof;
(v)    a Transfer other than a Permitted Transfer occurs;
(vi)    if any certification, representation or warranty made by Borrower or Guarantor herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date such representation or warranty was made and the result is reasonably expected to have a Material Adverse Effect; provided, however, that with respect to any such breach which is susceptible of being cured, such breach shall not be deemed an Event of Default hereunder unless and until it shall remain uncured for thirty (30) days after Borrower receives notice of such breach and, if such breach cannot reasonably be cured within such thirty (30) day period and Borrower commences to cure such breach within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure same, Borrower shall have such additional time as is reasonably necessary to cure such breach, but not in excess of ninety (90) days from the date the original notice from Lender was received by Borrower; provided that Borrower acknowledges and agrees that the representations and warranties set forth in Sections 3.1.4, 3.1.5, 3.1.7, 3.1.8, 3.1.10, 3.1.22, 3.1.25, 3.1.26, 3.1.29, 3.1.32, 3.1.38 and 3.1.42 are not capable of being cured; provided, further, however, that in the case of a breach of Section 3.1.1, such breach shall not constitute an Event of Default in the event that such breach shall be remedied within a timely manner and in any event within not more than thirty (30) days after Lender’s request and within thirty (30) days following the request of Lender, Borrower delivers to Lender a new non-consolidation opinion or an opinion of counsel to the effect that such breach does not impair, negate or adversely change the opinions rendered in the Insolvency Opinion, in each case, to the extent required by any Rating Agency rating any Securities secured by the Loan in connection with a Securitization;
(vii)    if Borrower, any Individual Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor shall make an assignment for the benefit of creditors;
(viii)    if a receiver, liquidator or trustee shall be appointed for Borrower, any Individual Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor or if Borrower, any Individual Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, any Individual Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, any Individual Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor shall be instituted, or if Borrower or any Individual Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by Borrower, Current Mezzanine Loan Borrower, New Mezzanine Loan Borrower or Guarantor, as applicable, upon the same not being discharged, stayed or dismissed within ninety (90) days following its filing;
(ix)    if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;
(x)    if any of the assumptions contained in the Insolvency Opinion, or in any other non-consolidation opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, unless within ten (10) days after request by Lender, Borrower delivers an update to the Insolvency Opinion acceptable to Lender from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) confirming that such breach does not alter the opinions given therein;
(xi)    a breach of the covenants set forth in Sections 4.4 or 4.33 hereof, provided, however, that in the case of a breach of Section 4.4, such breach shall not constitute an Event of Default in the event that such breach shall be remedied within a timely manner and in any event within not more than ten (10) days of Lender’s request and within ten (10) days following the request of Lender, Borrower delivers an update to the Insolvency Opinion acceptable to Lender from a nationally recognized law firm (or a reputable law firm reasonably approved by Lender) confirming that such breach does not alter the opinions given therein;
(xii)    if Borrower or any Individual Borrower shall be in default beyond any applicable notice and/or cure period under any mortgage or security agreement covering any part of any Individual Property whether it be superior, pari passu or junior in Lien to the Mortgage;

(xiii)    if any Individual Property becomes subject to any mechanic’s, materialman’s or other Lien except a Permitted Encumbrance or a Lien for Taxes not then due and payable and Borrower fails to discharge such Lien within the period permitted for contests as set forth in Section 4.3;
(xiv)    the alteration, improvement, demolition or removal of any material portion of the Improvements without the prior consent of Lender, other than in accordance with this Agreement and the Leases at the applicable Individual Property entered into in accordance with the Loan Documents;
(xv)    if (i) any Management Agreement or any Parking Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred so that a Brookfield Party no longer Controls the Manager, or (iii) there is a change in the compensation payable under or any other amendment to any Management Agreement or any Parking Management Agreement, in the case of each of (i), (ii) and (iii) above, in violation of the terms of the Loan Documents (unless consented to by Lender in writing);
(xvi)    if Borrower, any Individual Borrower or any Person owning a direct or indirect ownership interest in Borrower shall be convicted of a Patriot Act Offense by a court of competent jurisdiction and such conviction subjects Lender to action and/or liability by any Governmental Authority;
(xvii)    a breach by any Mezzanine Loan Borrower of the “special purpose entity” covenants contained in the applicable Mezzanine Loan Documents;
(xviii)    if Borrower breaches any covenant contained in Section 4.10 hereof and fails to cure such breach within five (5) days after Lender’s written notice to Borrower;
(xix)    if there shall be a default under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents, whether as to Borrower, Guarantor or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Obligations or to permit Lender to accelerate the maturity of all or any portion of the Obligations;
(xx)    a breach by Guarantor of the Guarantor Net Worth Covenant and Borrower fails to deliver to Lender within thirty (30) days after Lender’s written notice to Borrower a guaranty of recourse obligations (in the same form as the Guaranty delivered to Lender by Guarantor on the date hereof) and an environmental indemnity agreement (in the same form as the Environmental Indemnity delivered to Lender by Guarantor on the date hereof), in each case, executed by one or more Approved Replacement Guarantor(s);
(xxi)    if Borrower breaches any covenant contained in Section 4.35 hereof; or

(xxii)    if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement or any other Loan Document not specified in subsections (i) to (xxi) above, and such Default shall continue for ten (10) days after notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice to Borrower from Lender in the case of any other such Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period, and provided further that Borrower shall have commenced to cure such Default within such 30-day period shall and thereafter diligently and expeditiously proceed to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days.
Section 9.2    Remedies.
9.2.1    Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vii), (viii) or (ix) of Section 9.1 above) and at any time thereafter, Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand (and Borrower hereby expressly waives any such notice or demand), that Lender deems advisable to protect and enforce its rights against Borrower and in and to the Property, including declaring the Obligations to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (ix) of Section 9.1 above, the Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable in full, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
9.2.2    Remedies Cumulative. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law or contract or as set forth herein or in the other Loan Documents or by equity. Without limiting the generality of the foregoing, if an Event of Default is continuing (i) Lender shall not be subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
9.2.3    Severance.
(a)    During the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion, including the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Lender may foreclose the Mortgage to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire Outstanding Principal Balance, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, each Individual Property shall remain subject to the Mortgage to secure payment of the sums secured by the Mortgage and not previously recovered.
(b)    During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Except as may be required pursuant to Section 8.4 hereof, (i) Borrower shall not be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the severed Loan Documents, and (ii) the severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents.
(c)    During the continuance of an Event of Default, any amounts recovered from the Property or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or principal of the Loan and/or any other amounts due under the Loan Documents, in such order, priority and proportions as Lender in its sole discretion shall determine.
9.2.4    Lender’s Right to Perform. If Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of five (5) Business Days after Borrower’s receipt of written notice thereof from Lender, without in any way limiting Lender’s right to exercise any of its rights, powers or remedies as provided hereunder, or under any of the other Loan Documents, Lender may, but shall have no obligation to, perform, or cause the performance of, such covenant or obligation, and all costs, expenses, liabilities, penalties and fines of Lender incurred or paid in connection therewith shall be payable by Borrower to Lender upon demand and if not paid shall be added to the Obligations (and to the extent permitted under applicable laws, secured by the Mortgage and the other Loan Documents) and shall bear interest thereafter at the Default Rate. Notwithstanding the foregoing, Lender shall have no obligation to send notice to Borrower of any such failure.

ARTICLE 10

MISCELLANEOUS
Section 10.1    Survival; Successors and Assigns. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2    Lender’s Discretion; Rating Agency Review Waiver.
(a)    Whenever pursuant to this Agreement Lender exercises any right given to it to approve or disapprove any matter, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Prior to a Securitization, whenever pursuant to this Agreement the Rating Agencies are given any right to approve or disapprove any matter, or any arrangement or term is to be satisfactory to the Rating Agencies, the decision of Lender to approve or disapprove such matter or to decide whether arrangements or terms are satisfactory or not satisfactory, based upon Lender’s determination of Rating Agency criteria, shall be substituted therefor.
(b)    Whenever, pursuant to this Agreement or any other Loan Documents, a Rating Agency Confirmation is required from each applicable Rating Agency, in the event that any applicable Rating Agency “declines review”, “waives review” or otherwise indicates in writing or otherwise to Lender’s or Servicer’s satisfaction that no Rating Agency Confirmation will or needs to be issued with respect to the matter in question (each, a “Review Waiver”), then the Rating Agency Confirmation requirement shall be deemed to be satisfied with respect to such matter. It is expressly agreed and understood, however, that receipt of a Review Waiver (i) from any one Rating Agency shall not be binding or apply with respect to any other Rating Agency and (ii) with respect to one matter shall not apply or be deemed to apply to any subsequent matter for which Rating Agency Confirmation is required.

Section 10.3    Governing Law.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED ACCORDING TO, THE LAW OF THE STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, COMMONWEALTH OR DISTRICT, AS APPLICABLE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER AGREES THAT SERVICE OF PROCESS UPON BORROWER AT THE ADDRESS FOR BORROWER SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE

ADDRESS FOR BORROWER SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF BORROWER CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY OTHER JURISDICTION.
Section 10.4    Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party or parties against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on, Borrower shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5    Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder or under any other Loan Document, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Lender shall have the right to waive or reduce any time periods that Lender is entitled to under the Loan Documents in its sole and absolute discretion.
Section 10.6    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by facsimile (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 10.6. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by facsimile if sent prior to 6:00 p.m. New York time on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005

Attention: Robert W. Pettinato, Jr.
Facsimile No. (212) 797-4489

and to:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005 Attention: General Counsel Facsimile No.: (646)736-5721

and to:	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019 Attention: Michael Birajiclian

with a copy to:	Sidley Austin LLP 1 South Dearborn Street Chicago, Illinois 60603 Attention: Charles E. Schrank, Esq. Facsimile No.: (312) 854-7036

with a copy to:	KeyCorp Real Estate Capital Markets, Inc.
Loan Servicing and Asset Management
11501 Outlook Street, Suite 300
Overland Park, KS 66211
Attention: Diane Haislip
Facsimile No. (216) 357-6543

If to Borrower:
Maguire Properties-555 W. Fifth, LLC and
Maguire Properties - 350 S. Figueroa, LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel
Facsimile No. (212) 417-7195

with a copy to:
Maguire Properties-555 W. Fifth, LLC and
Maguire Properties - 350 S. Figueroa, LLC
c/o Brookfield Office Properties
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner
Facsimile No. (646) 430-8556

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Attention: David L. Nagler, Esq. Facsimile No. (917) 777-2369

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days written notice of such change to the other parties in accordance with the provisions of this Section 10.6. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer and Lender hereby acknowledges and agrees that Borrower shall be entitled to rely on any Notice given by Servicer as if it had been sent by Lender.
Section 10.7    Waiver of Trial by Jury. BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
Section 10.8    Headings, Schedules and Exhibits. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. The Schedules and Exhibits annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.9    Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10    Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the Obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11    Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 10.12    Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13    Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.
Section 10.14    No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)    Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)    The Loan Documents are solely for the benefit of Lender and Borrower (and the Lender Group, the Issuer and the Underwriter Group with respect to Section 8.2(b)) and nothing contained in any Loan Document shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.
Section 10.15    Publicity. All news releases, publicity or advertising by any party hereto or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents shall be subject to the prior consultation between Borrower and Lender, provided, that (a) Borrower may issue a release stating that a financing has occurred which does not mention Lender or any Affiliates of Lender, any of the material terms of the Loan (other than the Loan amount) or any Securities or Securitization or any prospective securitization or securities related to the Loan, and (b) Lender may commission advertisements in newspapers, trade publications or other written public advertisement media (including tombstone advertisements) which may include references to the Loan and the Property. The foregoing shall not apply to any promotional or marketing materials that are prepared by or on behalf of Lender in connection with a potential Secondary Market Transaction, it being agreed that Lender shall have the right to issue, without Borrower’s approval, and Borrower hereby authorizes Lender to issue, such promotional and marketing materials, term sheets and other materials as Lender may deem reasonably necessary or appropriate in connection with Lender’s own promotional and marketing activities with respect to any potential Secondary Market Transaction, and such materials may describe the Loan in general terms or in detail and Lender’s participation therein. In addition, nothing contained in this Section 10.15 shall restrict BOP (or any direct or indirect owner of BOP whose shares are traded on a nationally recognized exchange) from including information regarding the Loan and its terms in any securities filings, disclosures or information distributed to its shareholders to the extent BOP (or such direct or indirect owner of BOP) deems necessary or appropriate under applicable Legal Requirements, provided, that no such information shall mention or refer to any Securities or Securitization or to any prospective securitization or securities related to the Loan, or to any Affiliate of Lender that acts as depositor, initial purchaser or underwriter with respect to a Securitization of all or any portion of the Loan.
Section 10.16    Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s members or partners, as applicable, and others with interests in Borrower, and of any Individual Property, and shall not assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of any Individual Property for the collection of the Obligations without any prior or different resort for collection, or of the right of Lender to the payment of the Obligations out of the net proceeds of any Individual Property in preference to every other claimant whatsoever.
Section 10.17    Waivers of Offsets/Defenses/Counterclaims. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Without limiting any of the other provisions contained herein, Borrower hereby unconditionally and irrevocably waives, to the maximum extent not prohibited by applicable law, any rights it may have to claim or recover against Lender in any legal action or proceeding any special, exemplary, punitive or consequential damages.
Section 10.18    Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan, without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.19    Brokers and Financial Advisors.
(a)    Borrower hereby represents that, except for Eastdil Secured (“Broker”), it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower will pay Broker a commission pursuant to a separate agreement. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, losses, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising out of a claim by any Person (including Broker) that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.19 shall survive the expiration and termination of this Agreement and the payment of the Obligations.
Section 10.20    Exculpation. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the Obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in all or any of the Property, the Gross Revenue or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property, in the Gross Revenue and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section 10.20 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment of Leases; (f) impair the enforcement of the Environmental Indemnity; (g) constitute a prohibition against Lender to seek a deficiency judgment against Borrower (or any Individual Borrower) in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all or any of the Property; or (h) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any actual loss, damage, cost, diminution in value, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred, but specifically excluding any special, exemplary, punitive, treble or consequential damages except to the extent the same are actually incurred by Lender to a third party) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred to herein as “Borrower’s Recourse Liabilities”):
(i)    fraud or material misrepresentation, willful misconduct or willful failure to disclose a material fact (related to the Property and but for the failure to disclose Lender would not have made the Loan) by Borrower, any Individual Borrower, Guarantor, any Affiliate of Borrower or Guarantor in connection with the Loan;
(ii)    the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or the Mortgage concerning environmental laws or hazardous substances and any indemnification of Lender with respect thereto in this Agreement or in either of said documents;
(iii)    intentional physical waste of any Individual Property by Borrower, any Individual Borrower, Guarantor or any Affiliate of Borrower or Guarantor;
(iv)    the misapplication or conversion by Borrower, any Individual Borrower, Guarantor or any Affiliate of Borrower or Guarantor, in contravention of the Loan Documents, of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property, or (C) any Gross Revenue (including security deposits, advance deposits or any other deposits and Lease Termination Payments in contravention of the Loan Documents);
(v)    all Gross Revenue of the Property received or collected by or on behalf of Borrower or any Affiliate during the continuance of an Event of Default and not applied as required by the Loan Documents (except to the extent that such application of such funds is prevented by bankruptcy, receivership, or similar judicial proceeding in which Borrower is legally prevented from directing the disbursement of such sums);
(vi)    Borrower’s or any Individual Borrower’s failure to pay charges for labor or materials or other charges which result in Liens (excluding Taxes) on any portion of any Individual Property to the extent such Liens are not bonded over or discharged in accordance with the Loan Documents, to the extent Net Operating Income, after payment of Debt Service, is sufficient to pay such charges; provided, that, Borrower shall not be liable to the extent funds to pay such amounts are being held in escrow by Lender for the purposes of paying for such labor, materials and other charges and Lender failed to pay same in violation of the Loan Documents;
(vii)    any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender after a foreclosure or a deed-in-lieu thereof as required in accordance with the provisions of the Loan Documents;
(viii)    the failure to pay Taxes or obtain and maintain the fully paid for Policies in accordance with the Loan Documents, to the extent Net Operating Income, after payment of Debt Service, is sufficient to pay such charges; provided, that, Borrower shall not be liable (1) to the extent funds to pay such amounts are being held in escrow by

Lender for the purposes of paying such Taxes and Lender failed to pay same in violation of the Loan Documents, or (2) for Taxes which accrue after a receiver is appointed or after Lender takes title to the Property by foreclosure or deed in lieu of foreclosure;
(ix)    Borrower, any Individual Borrower or Guarantor or any Affiliate of Borrower or Guarantor raises defenses to Lender’s pursuit of any remedies under the Loan Documents which defenses are found by a court of competent jurisdiction to be without merit and raised in bad faith;
(x)    any breach of the covenants set forth in Section 4.4 hereof (other than a breach that constitutes a Springing Recourse Event);
(xi)    except to the extent such failure results in a Springing Recourse Event, Borrower fails to obtain Lender’s prior consent to any Transfer of any direct or indirect equity interest in Borrower as required by the Mortgage or this Agreement other than a Permitted Transfer; and/or
(xii)    any amendment, modification, cancellation or termination of the 350 S. Figueroa Property Documents which is consented to, agreed to or voted for by Borrower, in each case, in violation of the terms of this Agreement.
Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to Borrower in the event that any of the following occur (each, a “Springing Recourse Event”): (i) Borrower or any Individual Borrower files a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (ii) Borrower, any Individual Borrower, any Mezzanine Loan Borrower, Guarantor, any Affiliate of Borrower or Guarantor, or any officer, director, or representative of Borrower, any Individual Borrower, any Mezzanine Loan Borrower, Guarantor or any Affiliate or Borrower or Guarantor, files, or joins in the filing of, an involuntary petition against Borrower or any Individual Borrower under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower or any Individual Borrower from any Person; (iii) Borrower or any Individual Borrower or any Mezzanine Loan Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against Borrower or any Individual Borrower, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person; (iv) Borrower fails to obtain Lender’s prior consent (if and to the extent required under the Loan Documents) to any subordinate financing encumbering any Individual Property (which Lien constitutes security for indebtedness, but specifically excluding mechanic’s, materialmen’s and other similar liens and encumbrances); (v) any Transfer (excluding any mechanic’s, materialmen’s or other similar liens and encumbrances that are covered in clause (vi) of Borrower’s Recourse Liabilities) of any Individual Property or a controlling interest in any Individual Borrower, in each case, in violation of the Loan Documents; (vi) Borrower, any Individual Borrower, any Mezzanine Loan Borrower, Guarantor, or any Affiliate, officer, director, or representative of Borrower, any Individual Borrower or

Guarantor consents to or acquiesces (in writing) in or joins in (or fails to object to) an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any Individual Borrower or any portion of the Property (other than an application initiated by Lender); (vii) Borrower or any Individual Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due (unless failure to make such admission would be a violation of law); or (viii) a breach of the covenants set forth in Section 4.4 hereof that results in substantive consolidation of Borrower or any Individual Borrower with any other Person.
Section 10.21    Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto and their respective affiliates in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including the Summary of Terms and Conditions dated June 16, 2016 from Deutsche Bank and accepted by Borrower, are superseded by the terms of this Agreement and the other Loan Documents. In addition, Borrower hereby agrees that it is not relying on and has not relied on any representations, warranties or statements, whether written or oral, of Lender, any Affiliate of Lender or any other party in connection with its decision to enter into the transaction described in this Agreement and the related Loan Documents and that this Agreement and the related Loan Documents set forth the entire set of representations, warranties and understandings of Borrower with respect to the transaction described herein and in the Loan Documents
Section 10.22    Servicer.
(a)    At the option of Lender, the Loan may be serviced by a servicer or special servicer (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between Lender and Servicer. Borrower shall not be responsible for any set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Borrower shall be responsible for payment of usual and customary fees and expenses of Servicer under the Servicing Agreement (excluding any set up fees or annual master servicing fees under the Servicing Agreement).
(b)    Without limiting the foregoing, Borrower shall pay any fees and expenses of the Servicer and any customary third-party fees and expenses in connection with any prepayments, releases of the Property, approvals under the Loan Documents requested by Borrower, other requests by or on behalf of Borrower under the Loan, defeasance, assumption of Borrower’s obligations or modification of the Loan, as well as any fees and expenses in connection with the special servicing or work-out of the Loan or enforcement of the Loan Documents, including, (i) special servicing fees, if the Loan becomes a specially serviced loan under the Servicing Agreement (which monthly special servicing fees shall not exceed one-quarter of one percent (0.25%) per annum), (ii) operating or trust advisor fees (if the Loan is a specially serviced loan under the Servicing Agreement or in connection with a workout), (iii) work-out fees (which work-out fees shall not exceed one percent (1.00%) of interest and principal collections on the Loan or, if the Loan is sold into a so called “single-asset (i.e., the Property) single-borrower (i.e., Borrower)” Securitization, one-half of one percent (0.5%) of interest and principal collections on the Loan), (iv) liquidation fees (which liquidation fees shall not exceed one percent (1.00%) of liquidation proceeds or, if the Loan is sold into a so called “single-asset (i.e., the Property) single-borrower (i.e., Borrower)” Securitization, one-half of one percent (0.5%) of liquidation proceeds), (v) attorneys fees and expenses and (vi) other fees and expenses in connection with the modification or restructuring of the Loan.
Section 10.23    Joint and Several Liability. If more than one Person has executed this Agreement as “Borrower,” the representations, covenants, warranties and obligations of all such Persons hereunder shall be joint and several. The parties hereto acknowledge that the defined term “Borrower” has been defined to collectively include each Individual Borrower. It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 10.20 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower shall be deemed to be such a breach, occurrence or event with respect to the other Individual Borrower and that both Individual Borrowers need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower.
Section 10.24    Creation of Security Interest. Notwithstanding any other provision set forth in this Agreement, the Note, the Mortgage or any of the other Loan Documents, Lender may at any time create a security interest in all or any portion of its rights under this Agreement, the Note, the Mortgage and any other Loan Document (including the advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.
Section 10.25    Special Taxes. Any and all payments by or on account of any obligation of Borrower hereunder and under the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, fees or assessments, and all interest, additions to tax, penalties or liabilities with respect thereto (“Special Taxes”), except as required by applicable Legal Requirements. If Borrower shall be required by Legal Requirements to deduct or withhold any such Special Taxes from or in respect of any sum payable or withheld hereunder to Lender, the following shall apply: (i) if such Special Tax is an Indemnified Tax, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions applicable to additional sums payable under this Section 10.25), Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings and (iii) Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements (taking into account any extensions of time for filing made in compliance with applicable Legal Requirements). In addition, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirements any Other Taxes. Borrower shall indemnify the relevant Co-Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 10.25) payable or paid by such Co-Lender or required to be withheld or deducted from a payment to such Co-Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by the relevant Co-Lender shall be conclusive absent manifest error. As soon as practicable after payment of any Indemnified Taxes by Borrower to a Governmental

Authority pursuant to this Section 10.25, Borrower shall deliver evidence of such payment reasonably satisfactory to the relevant Co-Lender. Any Co-Lender that is entitled to an exemption from, or reduction of, withholding Special Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Co-Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by Borrower as will enable Borrower to determine whether or not such Co-Lender is subject to backup withholding or information reporting requirements. If a Co-Lender, in its sole discretion exercised in good faith, determines that it has received a refund of any Indemnified Taxes, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made or additional amounts paid under this Section with respect to the Special Taxes giving rise to such refund), net of all out-of-pocket expenses (including Special Taxes) of such Co-Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrower, upon the request of such Co-Lender, shall repay to such Co-Lender the amount paid over pursuant to this Section 10.25 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Co-Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 10.25, in no event will a Co-Lender be required to pay any amount to Borrower pursuant to this Section 10.25 the payment of which would place such Co-Lender in a less favorable net after-Special Tax position than such Co-Lender would have been in if the Special Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Special Tax had never been paid. This Section 10.25 shall not be construed to require any Co-Lender to make available its Special Tax returns (or any other information relating to its Special Taxes that it deems confidential) to Borrower or any other Person.
Section 10.26    Assignments and Participations.
(a)    In addition to any other rights of Lender hereunder, the Loan, the Note, the Loan Documents and/or Lender’s rights, title, obligations and interests therein may be sold, assigned, participated or otherwise transferred by Lender and any of its successors and assigns to any Person at any time in its sole and absolute discretion, in whole or in part, whether by operation of Legal Requirements (pursuant to a merger or other successor in interest) or otherwise without notice to or consent from Borrower or any other Person. Upon such assignment, all references to Lender in this Agreement and in any Loan Document (or to an individual assigning Co-Lender in the event an individual Co-Lender makes such assignment rather than an assignment in whole by Lender) shall be deemed to refer to such assignee or successor in interest and such assignee or successor in interest shall thereafter stand in the place of Lender (or in the case of an individual assigning Co-Lender in the event an individual Co-Lender makes such assignment rather than an assignment in whole by Lender, such assignee of or successor in interest to such Co-Lender) in all respects. Except as expressly permitted herein, Borrower may not assign its rights, title, interests or obligations under this Agreement or under any of the Loan Documents.

(b)    Each Co-Lender (or such Co-Lender’s designee, which may include any Servicer or Borrower) as non-fiduciary agent of Borrower, shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner of an interest in the portion of the Loan held by such Co-Lender, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all transfers of such interest in the Loan, in such Register.  The entries in the Register shall, with respect to such Co-Lender, transferees and Borrower, be conclusive absent manifest error. The parties intend for the Loan to be in registered form for tax purposes, including for purposes of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. Upon request of Borrower and reasonable prior notice, each Co-Lender shall provide to Borrower any information reasonably requested by Borrower that is recorded on such Co-Lender’s Register.
Section 10.27    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.
(a)    Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the respective parties thereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:
(A)    a reduction in full or in part or cancellation of any such liability;
(B)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)    As used in this Section 10.27 the following terms have the following meanings ascribed thereto: (i) “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution; (ii)“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; (iii) “EEA Financial Institution” means (x) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority; (y) any entity established in an EEA Member Country which is a parent of an institution described in clause (x) of this definition, or (x) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (x) or (y) of this definition and is subject to consolidated supervision with its parent; (iv) “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway; (v) “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution; (vi) “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time; and (vii) “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 10.28    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
Section 10.29    Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.
Section 10.30    Intercreditor Agreement. Lender and Current Mezzanine Loan Lender (and New Mezzanine Loan Lender if a New Mezzanine Loan is created pursuant to Section 8.3.2) are or will be parties to a certain intercreditor agreement (the “Intercreditor Agreement”) memorializing their relative rights and obligations with respect to the Loan, the Current Mezzanine Loan, any New Mezzanine Loan, Borrower, Current Mezzanine Loan Borrower, any New Mezzanine Loan Borrower and the Property. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender, Current Mezzanine Loan Lender and any New Mezzanine Loan Lender and (ii) neither Borrower, Current Mezzanine Loan Borrower nor any New Mezzanine Loan Borrower is an intended third-party beneficiary of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Neither Lender, Current Mezzanine Loan Lender nor any New Mezzanine Loan Lender shall have any obligation to disclose to Borrower the contents of the

Intercreditor Agreement. Borrower’s obligations hereunder are independent of such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.
Section 10.31    Deemed Distributions. Borrower represents that any transfer by Lender of Borrower’s funds (whether pursuant to Section 5.4(b), Section 6.13 or otherwise) to or for the benefit of any Mezzanine Loan Borrower pursuant to this Agreement or any other Loan Document is intended by Borrower to constitute, and Borrower represents that such transfers shall constitute, distributions from Borrower to Current Mezzanine Loan Borrower (or, if any New Mezzanine Loan exists, from Borrower to New Mezzanine Loan Borrower and (where applicable) from New Mezzanine Loan Borrower to Current Mezzanine Loan Borrower), and shall be treated as such on the books and records of Borrower and Mezzanine Loan Borrower. Borrower agrees that all such distributions shall comply with the requirements of Section 18-607 of the Delaware Limited Liability Company Act. Borrower agrees that no provision herein or in any other Loan Document is intended by Borrower to, nor shall any such provision be construed to create, a debtor-creditor relationship between Borrower and any Mezzanine Loan Borrower or any Mezzanine Loan Lender.
Section 10.32    Contributions and Waivers.
(a)    As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Individual Borrower will benefit, directly and indirectly, from the making of the Loan and, in consideration therefor, each Individual Borrower agrees to pay the Debt and perform the Other Obligations. Each Individual Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of the Borrowers in the event any payment is made by any Individual Borrower hereunder to Lender (such payment being referred to in this Section 10.32 as a “Contribution” and, for purposes of this Section, includes any exercise of recourse by Lender against any property of an Individual Borrower and application of proceeds of such property in satisfaction of such Individual Borrower’s obligations, to Lender under the Loan Documents).
(b)    In order to provide for a fair and equitable contribution among the Borrowers in the event that any Contribution is made by an Individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement contribution (“Reimbursement Contribution”) from all other Borrowers with respect to all Contributions made by such Funding Borrower, such that if any Funding Borrower’s Aggregate Payments on any date of determination exceed such Funding Borrower’s Fair Share as of such date, such Funding Borrower shall be entitled to Reimbursement Contributions from all the other Borrowers in an amount sufficient to cause each Funding Borrower’s Aggregate Payments to equal its Fair Share as of such date.
(c)    For purposes hereof, “Fair Share” means, with respect to a Funding Borrower as of any date of determination, an amount equal to (a) the ratio of (i) the Reimbursement Contribution Amount with respect to such Funding Borrower to (ii) the aggregate of the Reimbursement Contribution Amounts with respect to all Funding Borrowers multiplied by (b) the aggregate Contributions on or before such date by all Funding Borrowers. “Reimbursement Contribution Amount” means, with respect to a Funding Borrower as of any date of determination, the maximum aggregate amount of Contributions of such Funding Borrower that would not render its obligations to pay and perform the Obligations subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Reimbursement Contribution Amount” with respect to any Funding Borrower for purposes of this Section 10.32, any assets or liabilities of such Funding Borrower arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Funding Borrower. “Aggregate Payments” means, with respect to a Funding Borrower as of any date of determination, an amount equal to (1) the aggregate amount of all Contributions made on or before such date by such Funding Borrower, minus (2) the aggregate amount of all payments received on or before such date by such Funding Borrower from the other Funding Borrowers as Reimbursement Contributions under this Section 10.32. The amounts payable as Reimbursement Contributions hereunder shall be determined as of the date on which the related Contribution is made by the applicable Funding Borrower.
(d)    Each Individual Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of such Individual Borrower to which such Reimbursement Contribution is owing, subject, however, to the proviso in clause (c) above.
(e)    Until the date that is one (1) year and one (1) day after the date that the Debt has been paid and satisfied in full, no Individual Borrower shall (i) assert, collect, sue upon, or enforce all or any part of its right to any Reimbursement Contribution under this Section 10.32; (b) commence or join with any other creditors of any Individual Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against any other Individual Borrower; (c) take, accept, ask for, sue for, receive, set off or demand any payments upon any Reimbursement Contribution; or (d) take, accept, ask for, sue for, receive, demand or allow to be created liens, security interests, mortgages, or pledges of or with respect to any of the assets of any Individual Borrower in favor of or for the benefit of any other Individual Borrower. Nothing contained in this Section shall limit or affect in any way the Obligations of any Individual Borrower to Lender under the Loan Documents.
(f)    To the extent permitted by applicable Legal Requirements, each Individual Borrower waives:
(i)    any right to require Lender to proceed against any other Individual Borrower or any other Person or to proceed against or exhaust any security held by Lender and granted by the other Individual Borrower or any other Person at any time or to pursue any other remedy in Lender’s power before proceeding against such Individual Borrower;
(ii)    any defense based upon any legal disability or other defense of any other Individual Borrower, any guarantor or any other Person or by reason of the cessation or limitation of the liability of any other Individual Borrower, any guarantor or any other Person from any cause other than full payment of all sums payable under the Loan Documents;
(iii)    any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Individual Borrower or any principal of any other Individual Borrower or any defect in the formation of any other Borrower or any principal of any other Individual Borrower;

(iv)    solely in its capacity, if any, as a surety of the payment and performance by the other Individual Borrower of the Obligations, any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
(v)    any defense based upon any failure by Lender to obtain collateral from the other Individual Borrower for the indebtedness or failure by Lender to perfect a lien on any collateral owned by the other Individual Borrower;
(vi)    solely in its capacity, if any, as a surety of the payment and performance by the other Individual Borrower of the Obligations, presentment, demand, protest and notice of any kind, except, in each case, as is expressly required by the Loan Documents;
(vii)    any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Individual Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;
(viii)    any defense based upon any failure of Lender to comply with Legal Requirements in connection with the sale or other disposition of any collateral of the other Individual Borrower, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral of the other Individual Borrower;
(ix)    any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;
(x)    any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;
(xi)    any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;
(xii)    any defense based upon the avoidance of any security interest in favor of Lender for any reason;
(xiii)    any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;
(xiv)    any defense or benefit based upon such Individual Borrower’s, or any other party’s, designation of the portion of any obligation secured by the Mortgage to be satisfied by any payment from any other Individual Borrower or any such party;
(xv)    all rights and defenses based upon any elimination of such Individual Borrower’s rights of subrogation and reimbursement against any other

Individual Borrower as a result of an election of remedies by Lender or other actions of Lender; and
(xvi)    solely in its capacity, if any, as a surety of the payment and performance by the other Individual Borrower of the Obligations, all rights and defenses that such Individual Borrower may have because any of the Debt is secured by real property. This means, among other things (subject to the other terms and conditions of the Loan Documents): (A) Lender may collect from such Individual Borrower without first foreclosing on any real or personal property collateral pledged by any other Individual Borrower, and (B) if Lender forecloses on any real property collateral pledged by any other Borrower, (1) the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (2) Lender may collect from such Individual Borrower even if any other Individual Borrower, by foreclosing on the real property collateral, has destroyed any right such Individual Borrower may have to collect from any other Individual Borrower. This is an unconditional and irrevocable waiver of any rights and defenses such Individual Borrower may have because any of the Debt is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which such Individual Borrower might now have or hereafter acquire against any other Individual Borrower or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Individual Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.
(g)    Each Individual Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Individual Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Individual Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Individual Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Individual Borrower encumbering its interest in the Property for the benefit or debts of the other Individual Borrower in connection herewith or otherwise)).
Section 10.33    Co-Lenders.
(a)    Borrower hereby acknowledges and agrees that notwithstanding the fact that the Loan may be serviced by Servicer, prior to a Securitization of the entire Loan, all requests for approval and consents hereunder and in every instance in which Lender’s consent or approval is required, each of Borrower and Guarantor shall be required to obtain the consent and approval of each Co-Lender and all copies of documents, reports, requests and other delivery obligations of Borrower and Guarantor required hereunder shall be delivered by Borrower and Guarantor to each Co‑Lender; provided, however, prior to a Securitization of the Loan, Borrower shall be entitled to rely on communications or acts of the Servicer appointed by the Co-Lenders with respect to any rights, waivers or approvals by Lender required or permitted by Lender pursuant to this Agreement, the other Loan Documents or by applicable Legal Requirements.

(b)    Each Co-Lender agrees that, prior to the Securitization of the entire Loan, (i) any Letter of Credit delivered to Lender in accordance with the terms of this Agreement shall name Deutsche Bank as the sole beneficiary thereunder for the benefit of the Co-Lenders, and (ii) each Co-Lender authorizes Deutsche Bank to, and Deutsche Bank hereby agrees to, act as its agent with regard to the servicing and administration of all such Letters of Credit, and in the event Deutsche Bank draws upon any such Letter of Credit, each Co-Lender authorizes Deutsche Bank to, and Deutsche Bank hereby agrees to, deposit the proceeds into the Deposit Account (or into one or more of the Accounts) in the manner set forth herein. Upon the Securitization of the entire Loan, each Co-Lender authorizes Deutsche Bank to, and Deutsche Bank hereby agrees to, assign to the Trustee all of Deutsche Bank’s right, title and interest in and to each Letter of Credit issued in accordance with the terms of this Agreement that is then in Deutsche Bank’s possession, whereupon, without any further action by any of the Co-Lenders, Deutsche Bank shall be released from any and all liability relating in any way to such Letter(s) of Credit.
(c)    (i) The liabilities of Lender shall be several and not joint, (ii) no Co-Lender shall be responsible for the obligations of any other Co-Lender, and (iii) each Co-Lender shall be liable to Borrower only for its respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Co-Lender in accordance with its Ratable Share.
(d)    Each Co-Lender agrees that it has, independently and without reliance on any other Co-Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, Guarantor and their respective Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon any other Co-Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.
(e)    With respect to the enforcement of the rights and remedies of Lender under the Loan Documents upon the occurrence and during the continuance of an Event of Default, if at such time there are multiple Co-Lenders holding the Loan, then either:
(i)    the Co-Lenders shall exercise such rights and remedies jointly together, or
(ii)    the Co-Lenders shall designate from time to time, such designations to be made from time to time in the Co-Lenders’ sole and absolute discretion, one or more servicers or agents (which may be a Co-Lender, applicable servicer or other agent designated by Lender) that shall exercise such rights and remedies under the Loan Documents on behalf of Lender (and all Co-Lenders) such that, with respect to any exercise of applicable rights and remedies at any given time, there shall be a single servicer or agent exercising such rights and remedies as or on behalf of Lender notwithstanding that there may be multiple Co-Lenders holding the Loan.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
LENDER:
DEUTSCHE BANK AG, NEW YORK
BRANCH

By:	/s/ ALEXIS BLOCK Name: Alexis Block Title: Director

By:	/s/ STEPHEN H CHOE Name: Stephen H Choe Title: Managing Director
[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page	Loan Agreement

BARCLAYS BANK PLC

By:	/s/ SPENCER KAGAN Name: Spencer Kagan Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page	Loan Agreement

BORROWER:
MAGUIRE PROPERTIES-555 W. FIFTH
MEZZ I, LLC,
a Delaware limited liability company

By:	/s/ JASON KIRSCHNER Name: Jason Kirschner Title: Senior Vice President, Finance

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

Signature Page	Loan Agreement

MAGUIRE PROPERTIES - 350 S.
FIGUEROA, LLC,
a Delaware limited liability company

By:	/s/ JASON KIRSCHNER Name: Jason Kirschner Title: Senior Vice President, Finance

Signature Page	Loan Agreement

SCHEDULE I

RENT ROLL
(Attached)

Sch. I-1

SCHEDULE II

Reserved

Sch. II-1

SCHEDULE III

ORGANIZATIONAL CHART

(Attached)

Sch. III-1

SCHEDULE IV

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Sch. IV-1

SCHEDULE V
DEFINITION OF SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY
Each Individual Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the date hereof and until such time as the Obligations shall be paid and performed in full:
(a)Such Individual Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, developing, redeveloping, improving, renovating, refurbishing, building upon, rehabilitating, altering, licensing, repairing, managing, operating, renting, leasing, maintaining, financing, refinancing, mortgaging, encumbering, selling, transferring, exchanging, and otherwise dealing with and disposing of all or any portion of such Individual Borrower’s Individual Property, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the Individual Property owned by such Individual Borrower, and (B) incidental personal property necessary for the ownership or operation of such Individual Property.
(b)Such Individual Borrower has not engaged and will not engage in any business other than the ownership, management and operation of the Individual Property owned by such Individual Borrower and such Individual Borrower will conduct and operate its business as presently conducted and operated.
(c)Such Individual Borrower has not and will not enter into any contract or agreement with any Affiliate of such Individual Borrower, except in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties other than any such party, provided that this provision shall not be applicable to agreements between the two Individual Borrowers relating to the Property.
(d)Such Individual Borrower has not incurred and will not incur any Indebtedness other than Permitted Indebtedness and the Prior Loan.
(e)Such Individual Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party), and has not and shall not acquire obligations or securities of its Affiliates (other than the joint and several obligations of the Individual Borrowers under the Loan Documents).
(f)Such Individual Borrower has been, is, and intends to remain solvent and such Individual Borrower has paid and intends to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets; provided that revenues from the operation of such Individual Borrower’s Individual Property are sufficient to enable it to do so; and provided, further the foregoing shall not require any direct or indirect member, partner or shareholder of such Individual Borrower to make any additional capital contributions to such Individual Borrower.

Sch. V-1

(g)Such Individual Borrower has done or caused to be done, and will do, all things necessary to observe organizational formalities and preserve its existence, and such Individual Borrower has not, will not (i) terminate or fail to comply with the provisions of its organizational documents, or (ii) unless (A) Lender has consented and (B) following a Securitization of the Loan, the applicable Rating Agencies have issued a Rating Agency Confirmation, amend, modify or otherwise change its operating agreement or other organizational documents.
(h)Such Individual Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person; such Individual Borrower’s assets will not be listed as assets on the financial statement of any other Person; it being understood that such Individual Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Individual Borrower, and (ii) such assets shall be listed on such Individual Borrower’s own separate balance sheet; and such Individual Borrower will file its own tax returns separate from those of any other Person, except to the extent that such Individual Borrower is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law. Such Individual Borrower has maintained and shall maintain its books, records, resolutions and agreements in accordance with this Agreement.
(i)Such Individual Borrower has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Individual Borrower or any constituent party of such Individual Borrower (recognizing that such Individual Borrower may be treated as a “disregarded entity” for tax purposes and may not be required to file tax returns for tax purposes under applicable law)), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or department or part of the other and shall, to the extent reasonably necessary for the operation of its business, maintain and utilize separate stationery, invoices and checks bearing its own name.
(j)Such Individual Borrower has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that revenues from the operation of such Individual Borrower’s Individual Property are sufficient to enable it to do so; and provided further that the foregoing shall not require any direct or indirect member, partner or shareholder of such Individual Borrower to make any additional capital contributions to such Individual Borrower.
(k)Neither such Individual Borrower nor any constituent party of such Individual Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of such Individual Borrower.
(l)Except with respect to another Individual Borrower, such Individual Borrower has not and will not commingle the funds and other assets of such Individual Borrower with those of any Affiliate or constituent party or any other Person, and has held and will hold all of its assets in its own name.

Sch. V-2

(m)Such Individual Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.
(n)Except with respect to the other Individual Borrower, such Individual Borrower has not and will not assume or guarantee or become obligated for the debts of any other Person and does not and will not hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other Person.
(o)The organizational documents of such Individual Borrower shall provide that the business and affairs of such Individual Borrower shall be (A) managed by or under the direction of a board of one or more directors designated by such Individual Borrower’s sole member (the “Sole Member”) or (B) a committee of managers designated by Sole Member (a “Committee”) or (C) by Sole Member, and at all times there shall be at least two (2) duly appointed Independent Directors or Independent Managers. In addition, the organizational documents of such Individual Borrower shall provide that no Independent Director or Independent Manager (as applicable) of such Individual Borrower may be removed or replaced without Cause and unless such Individual Borrower provides Lender with not less than three (3) Business Days’ prior written notice of (a) any proposed removal of an Independent Director or Independent Manager (as applicable), together with a statement as to the reasons for such removal, and (b) the identity of the proposed replacement Independent Director or Independent Manager, as applicable, together with a certification that such replacement satisfies the requirements set forth in the organizational documents for an Independent Director or Independent Manager (as applicable).
(p)The organizational documents of such Individual Borrower shall also provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” provisions of such organizational documents.
(q)The organizational documents of such Individual Borrower shall provide that the board of directors, the Committee or Sole Member (as applicable) of such Individual Borrower shall not take any action which, under the terms of any certificate of formation, limited liability company operating agreement or any voting trust agreement, requires an unanimous vote of the board of directors (or the Committee as applicable) of such Individual Borrower unless at the time of such action there shall be (A) at least two (2) members of the board of directors (or the Committee as applicable) who are Independent Directors or Independent Managers, as applicable (and such Independent Directors or Independent Managers, as applicable, have participated in such vote) or (B) if there is no board of directors or Committee, then such Independent Managers shall have participated in such vote. The organizational documents of such Individual Borrower shall provide that such Individual Borrower will not and such Individual Borrower agrees that it will not, without the unanimous written consent of its board of directors, its Committee or its Sole Member (as applicable), including, or together with, the Independent Directors or Independent Managers (as applicable) (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official of such Individual Borrower or a substantial part of its business, (iii) take any action that might cause such entity to become

Sch. V-3

insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing its inability to pay debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of the foregoing. Such Individual Borrower shall not take any of the foregoing actions without the unanimous written consent of its board of directors, its Committee or its Sole Member, as applicable, including (or together with) all Independent Directors or Independent Managers, as applicable. In addition, the organizational documents of such Individual Borrower shall provide that, when voting with respect to any matters set forth in the immediately preceding sentence of this clause (q), the Independent Directors or Independent Managers (as applicable) shall consider only the interests of Borrower, including its creditors. Without limiting the generality of the foregoing, such documents shall expressly provide that, to the greatest extent permitted by law, except for duties to such Individual Borrower (including duties to the members of such Individual Borrower solely to the extent of their respective economic interest in such Individual Borrower and to such Individual Borrower’s creditors as set forth in the immediately preceding sentence), such Independent Directors or Independent Managers (as applicable) shall not owe any fiduciary duties to, and shall not consider, in acting or otherwise voting on any matter for which their approval is required, the interests of (i) the members of such Individual Borrower, (ii) other Affiliates of such Individual Borrower, or (iii) any group of Affiliates of which such Individual Borrower is a part); provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.
(r)The organizational documents of such Individual Borrower shall provide that, as long as any portion of the Obligations remains outstanding, upon the occurrence of any event that causes Sole Member to cease to be a member of such Individual Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interest in such Individual Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Individual Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Individual Borrower, if permitted pursuant to the organizational documents of such Individual Borrower and the Loan Documents), each of the persons acting as an Independent Director or Independent Manager (as applicable) of such Individual Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Individual Borrower, automatically be admitted as members of such Individual Borrower (in each case, individually, a “Special Member” and collectively, the “Special Members”) and shall preserve and continue the existence of such Individual Borrower without dissolution. The organizational documents of such Individual Borrower shall further provide that for so long as any portion of the Obligations is outstanding, no Special Member may resign or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to such Individual Borrower as a Special Member, and (ii) such successor Special Member has also accepted its appointment as an Independent Director or Independent Manager (as applicable).
(s)The organizational documents of such Individual Borrower shall provide that, as long as any portion of the Obligations remains outstanding, except as expressly permitted pursuant to the terms of this Agreement, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to such Individual Borrower.

Sch. V-4

(t)The organizational documents of such Individual Borrower shall provide that, as long as any portion of the Obligations remains outstanding: (i) such Individual Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Individual Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such Individual Borrower in such Individual Borrower unless the business of such Individual Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Individual Borrower to cease to be a member of such Individual Borrower or that causes Sole Member to cease to be a member of such Individual Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interest in such Individual Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Individual Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of such Individual Borrower, if permitted pursuant to the organizational documents of such Individual Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such Individual Borrower, agree in writing (I) to continue the existence of such Individual Borrower, and (II) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Individual Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Individual Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member, respectively, to cease to be a member of such Individual Borrower and upon the occurrence of such an event, the business of such Individual Borrower shall continue without dissolution; (iv) in the event of the dissolution of such Individual Borrower, such Individual Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of such Individual Borrower in an orderly manner), and the assets of such Individual Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause such Individual Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of such Individual Borrower, to compel any sale of all or any portion of the assets of such Individual Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Individual Borrower.
(u)Such Individual Borrower shall conduct its business so that the assumptions made with respect to such Individual Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, such Individual Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Individual Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants on this Schedule V, and (iii) all of the organizational documents of such Individual Borrower.

Sch. V-5

(v)Such Individual Borrower has not permitted and will not permit any Affiliate or constituent party independent access to its bank accounts, other than (x) Manager, as agent for such Individual Borrower, in accordance with the provisions of the Management Agreement and (y) the other Individual Borrower.
(w)Such Individual Borrower has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds or the funds of the other Individual Borrower, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that revenues from the operation of the such Individual Borrower’s Individual Property are sufficient to enable it to do so; and provided, further the foregoing shall not require any direct or indirect member, partner or shareholder of such Individual Borrower to make any additional capital contributions to such Individual Borrower.
(x)Such Individual Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and pay from its own assets or the assets of the other Individual Borrower all obligations of any kind incurred; provided that revenues from the operation of the such Individual Borrower’s Individual Property are sufficient to enable it to do so; and provided, further the foregoing shall not require any direct or indirect member, partner or shareholder of such Individual Borrower to make any additional capital contributions to such Individual Borrower.
(y)Such Individual Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space, provided that no allocation shall need to be made between the two Individual Borrowers.
(z)Except in connection with the Loan, such Individual Borrower has not pledged and will not pledge its assets for the benefit of any other Person.
(aa)Such Individual Borrower has and will have no obligation to indemnify its officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Debt and will not constitute a claim against it if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.
(ab)Such Individual Borrower has not, does not, and will not have any of its obligations guaranteed by any Affiliate (other than from (x) the Guarantor with respect to the Loan or (y) the other Individual Borrower).
(ac)All statements, representations and certifications contained in the Recycled Entity Certificate delivered by such Individual Borrower to Lender on the Closing Date are true and correct.
(ad)with respect to the Prior Loan:
(i)    the Prior Loan has been satisfied in full on or prior to the Closing Date;

Sch. V-6

(ii)    neither Borrower Prior Loan (other than environmental and other limited and customary indemnity obligations); and
(iii)    all collateral and security for the Prior Loan has been released on or prior to the Closing Date.
As used herein:
“Cause” shall mean, with respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager, as applicable, that constitute willful disregard of, or gross negligence with respect to, such Independent Director’s or Independent Manager’s, as applicable, duties, (ii) such Independent Director or Independent Manager, as applicable, has engaged in or has been charged with or has been indicted or convicted for any crime or crimes of fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, as applicable, (iii) such Independent Director or Independent Manager, as applicable, has breached its fiduciary duties of loyalty and care as and to the extent of such duties in accordance with the terms of Borrower’s organizational documents, (iv) there is a material increase in the fees charged by such Independent Director or Independent Manager, as applicable, or a material change to such Independent Director’s or Independent Manager’s, as applicable, terms of service, (v) such Independent Director or Independent Manager, as applicable, is unable to perform his or her duties as Independent Director or Independent Manager, as applicable, due to death, disability or incapacity, or (vi) such Independent Director or Independent Manager, as applicable, no longer meets the definition of Independent Director or Independent Manager, as applicable.
“Independent Director” or “Independent Manager” shall mean a natural person selected by such Individual Borrower (a) with prior experience as an independent director, independent manager or independent member, (b) with at least three (3) years of employment experience, (c) who is provided by a Nationally Recognized Service Company, (d) who is duly appointed as an Independent Director or Independent Manager and is not, will not be while serving as Independent Director or Independent Manager (except pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director or Independent Manager to become a “special member” upon the last remaining member of Borrower ceasing to be a member of such Individual Borrower) and shall not have been at any time during the preceding five (5) years, any of the following:

(iii)
a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of such Individual Borrower, any Affiliate of such Individual Borrower or any direct or indirect parent of such Individual Borrower;

(iv)	a customer, supplier or other Person who derives any of its purchases or revenues from its activities with such Individual Borrower or any Affiliate of such Individual Borrower;

(v)	a Person or other entity Controlling or under Common Control with any such stockholder, partner, customer, supplier or other Person described in clause (i) or clause (ii) above; or

Sch. V-7

(vi)	a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person described in clause (i) or clause (ii) above.
A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (i) by reason of being the Independent Director or Independent Manager of a “special purpose entity” affiliated with such Individual Borrower shall be qualified to serve as an Independent Director or Independent Manager of such Individual Borrower, provided that the fees that such individual earns from serving as Independent Director or Independent Manager of affiliates of such Individual Borrower in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year.
A natural person who satisfies the foregoing definition other than clause (ii) shall not be disqualified from serving as an Independent Director or Independent Manager of such Individual Borrower if such individual is an independent director, independent manager or special manager provided by a Nationally Recognized Service Company that provides professional independent directors, independent managers and special managers and also provides other corporate services in the ordinary course of its business.
“Nationally Recognized Service Company” shall mean any of CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, National Corporate Research, Ltd., United Corporate Services, Inc., Independent Member Services LLC or such other nationally recognized company that provides independent director, independent manager or independent member services and that is reasonably satisfactory to Lender, in each case that is not an Affiliate of Borrower and that provides professional independent directors and other corporate services in the ordinary course of its business.

Sch. V-8

SCHEDULE VI
REQUIRED REPAIRS

Sch. VI-1

SCHEDULE VII
RESERVED

Sch. VII-1

SCHEDULE VIII

OUTSTANDING APPROVED LEASING EXPENSES

Sch. VIII-1

SCHEDULE IX

FREE RENT AMOUNTS

Sch. IX-1

SCHEDULE X

RATABLE SHARE

1.	Deutsche Bank: 80.00%

2.	Barclays: 20.00%

Sch. X-1

SCHEDULE XI

PRE-APPROVED UNAFFILIATED QUALIFIED PARKING MANAGERS

1.	SP Plus

2.	ImPark

3.	Propark

4.	Ace Parking

Sch. XI-1

EXHIBIT A-1

350 S. FIGUEROA PROPERTY LEGAL DESCRIPTION

PARCEL 1:

LOT 1 OF TRACT NO. 21464, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 795, PAGES 78 AND 79 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT PARCEL BH-LL, AS SHOWN ON THE PLAT ATTACHED AND MADE A PART OF THE AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP, DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

ALSO EXCEPT PARCEL BH-3-B, BH-2-B, BH-1-B, BH-GR, BH-GR-1, BH-2-L, BH-2-L(R) AND BH-3-L, AS SHOWN ON THE PLAT ATTACHED AND MADE A PART OF THE AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP, DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM THAT PORTION THEREOF INCLUDED WITHIN FLOWER STREET, FOURTH STREET, FIGUEROA STREET AND THIRD STREET, WHICH WOULD PASS WITH A LEGAL CONVEYANCE DESCRIBING SAID LAND, AS EXCEPTED AND RESERVED BY THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, IN DEED RECORDED FEBRUARY 26, 1971 AS INSTRUMENT NO. 392, IN BOOK D-4980, PAGE 372 OF OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENINGS OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED AUGUST 07, 1959 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEEDS RECORDED AUGUST 07, 1961 AS INSTRUMENT NO. 1641; SEPTEMBER 15, 1961 AS INSTRUMENT NO. 2017; SEPTEMBER 15, 1961 AS INSTRUMENT NO. 2020; SEPTEMBER 25, 1961 AS INSTRUMENT NO. 1595; OCTOBER 04, 1961 AS INSTRUMENT NO. 1825; OCTOBER 16, 1961 AS INSTRUMENT NO. 2564; NOVEMBER 24, 1961 AS INSTRUMENT NO. 1680;

Ex. A-1-1

SEPTEMBER 05, 1962 AS INSTRUMENT NO. 1528; JANUARY 15, 1963 AS INSTRUMENT NO. 1770; JANUARY 15, 1963 AS INSTRUMENT NO. 1771; AUGUST 03, 1964 AS INSTRUMENT NO. 1271; AUGUST 21, 1964 AS INSTRUMENT NO. 1671; AUGUST 25, 1964 AS INSTRUMENT NO. 1258, AND SEPTEMBER 16, 1964 AS INSTRUMENT NO. 1311, ALL OF OFFICIAL RECORDS.

PARCEL 2:

EASEMENTS AS SET FORTH IN AN INSTRUMENT ENTITLED “AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS” EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP COMPOSED OF BOISE CASCADE HOME & LAND CORPORATION, KENFIELD E. KENNEDY, HOWARD L. MATLOW, EDWARD RICE AND CONRAD BUILDING SYSTEMS, INC., DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

APN:    5151-011-021 (AFFECTS LOT SB-3-B OF PARCEL 1)
5151-011-023 (AFFECTS LOT SB-2-B OF PARCEL 1)
5151-011-025 (AFFECTS LOT SB-1-B OF PARCEL 1)
5151-011-028 (AFFECTS LOT SB-GR OF PARCEL 1)
5151-011-031 (AFFECTS LOT SB-2-L(R) OF PARCEL 1)
5151-011-032 (AFFECTS LOT SB-2-L OF PARCEL 1)
5151-011-035 (AFFECTS PORTION OF SAID PARCEL 1)

Ex. A-1-2

EXHIBIT A-2

555 W. FIFTH PROPERTY LEGAL DESCRIPTION

PARCEL 1:

THE NORTHWESTERLY 41 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE SOUTHEASTERLY 124 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

LOT 3 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 4:

LOT “A” OF TRACT NO. 4711, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56, PAGE 1 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST IN AND TO THAT PORTION OF THE SOUTHEASTERLY HALF OF GRAND AVENUE, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT “A” ON THE NORTHWEST AND IN AND TO THAT PORTION OF THE NORTHEASTERLY HALF OF FIFTH STREET, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT "A" ON THE SOUTHWEST, WHICH WOULD PASS WITH A CONVEYANCE OF SAID LOT “A”.

EXCEPTING THEREFROM THAT PORTION OF THE SOUTHEAST HALF OF GRAND AVENUE, LYING NORTHEASTERLY OF THE SOUTHWEST PROLONGATION OF THE SOUTHWESTERLY LINE OF LOT 1 OF H. W. MILLS SUBDIVISION, AS PER MAP RECORDED IN BOOK 37, PAGE 62 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Ex. A-2-1

ALSO EXCEPTING THEREFROM ALL URANIUM AND OTHER FISSIONABLE MATERIAL, ALL OIL, GAS, PETROLEUM, ASPHALTUM AND OTHER HYDROCARBON SUBSTANCES AND OTHER MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER WHETHER SIMILAR TO THESE HEREIN SPECIFIED OR NOT; WITHIN OR UNDERLYING OR WHICH MAY BE PRODUCED FROM THAT PORTION OF THE FOLLOWING DESCRIBED REAL PROPERTY, WHICH LIES BELOW A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, WITHOUT, HOWEVER, THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE TO A DEPTH OF A DEPTH OF 500 FEET BELOW SAID SURFACE, FOR ANY PURPOSE WHATSOEVER, AS GRANTED TO SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION, TO ASSOCIATED SOUTHERN INVESTMENT COMPANY, A CORPORATION, BY DEED RECORDED APRIL 22, 1969 IN BOOK M-3194, PAGE 210 OF OFFICIAL RECORDS.

PARCEL 5:

LOT “A” OF TRACT NO. 791, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 16, PAGE 41 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 6: INTENTIONALLY DELETED.

PARCEL 7:

A NON-EXCLUSIVE EASEMENT TO CONSTRUCT, REPAIR AND MAINTAIN THE SUPPORT SYSTEM AND SUBSTRUCTURE, AS MORE PARTICULARLY DEFINED IN, AND SUBJECT TO AND UPON THE TERMS AND CONDITIONS OF, THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT DATED AS OF JUNE 01, 1989, RECORDED APRIL 05, 1990 AS INSTRUMENT NO. 90-655583 OF OFFICIAL RECORDS.

APN: 5149-029-013

Ex. A-2-2

EXHIBIT B

Secondary Market Transaction Information

(A)	Any proposed program for the renovation, improvement or development of the Property, or any part thereof, including the estimated cost thereof and the method of financing to be used.

(B)	The general competitive conditions to which the Property is or may be subject.

(C)	Management of the Property.

(D)	Occupancy rate expressed as a percentage for each of the last five years.

(E)	Principal business, occupations and professions carried on in, or from the Property.

(F)
Number of Tenants occupying 10% or more of the total rentable square footage of the Property and principal nature of business of such Tenant, and the principal provisions of the leases with those Tenants including, but not limited to: rental per annum, expiration date, and renewal options.

(G)	The average effective annual rental per square foot or unit for each of the last three years prior to the date of filing.

(H)
Schedule of the lease expirations for each of the ten years starting with the year in which the registration statement is filed (or the year in which the prospectus supplement is dated, as applicable), stating:

(1)	The number of Tenants whose leases will expire.

(2)	The total area in square feet covered by such leases.

(3)	The annual rental represented by such leases.

(4)	The percentage of gross annual rental represented by such leases.

Ex. B-1

EXHIBIT C

Form of Contribution Agreement

FORM OF CONTRIBUTION AGREEMENT
This CONTRIBUTION AGREEMENT (this “Agreement”) is executed as of ____________, _____ by [____________________], a [____________________], having an address at [____________________] (“Contribution Party”), for the benefit of MAGUIRE PROPERTIES–555 W. FIFTH, LLC, a Delaware limited liability company and MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company, each having an office at having an address at c/o Brookfield Office Properties, 250 Vesey Street, 15th Floor, New York, New York 10281 (individually and collectively, as applicable, “Borrower”).
W I T N E S S E T H:
A.    Pursuant to that certain Loan Agreement, dated July 11, 2016 (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”), between Borrower, DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German Bank, authorized by the New York Department of Financial Services (together with its successors and assigned, “DB”), having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BARCLAYS BANK PLC, a public limited company registered in England and Wales (together with its successors and assigns, “Barclays” and together with DB, collectively, “Lender”), having an address at 745 Seventh Avenue, New York, New York 10019, Borrower has become indebted to Lender in the original principal amount of Three Hundred Nineteen Million and No/100 Dollars ($319,000,000.00) (together with all renewals, modifications, increases and extensions thereof, the “Loan”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
B.    Contribution Party, at its election, has provided or arranged for the provision of the letters of credit (the “Letters of Credit”) described on Annex A hereto (collectively, together with any payments or draws thereon and any payments on account of reimbursement obligations with respect to letters of credit, the “Contributions”), and in connection therewith Contribution Party has agreed to execute and deliver this Agreement; and
C.    Contribution Party is the owner of direct or indirect interests in Borrower, and Contribution Party has directly benefitted from Lender’s making the Loan to Borrower.
NOW, THEREFORE, as an inducement to Lender to extend such additional credit as Lender may from time to time agree to extend under the Loan Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

Ex. C-1

ARTICLE 1
CONTRIBUTIONS
Section 1.1    Contribution. Contribution Party hereby irrevocably and unconditionally acknowledges and agrees with and for the benefit of Borrower, on behalf of itself and any of Contribution Party’ subsidiaries that own a direct or indirect interest in Borrower (each, an “Intervening Subsidiary”), that the execution and delivery of each Letter of Credit constitutes a capital contribution to the equity of Borrower, and that each and every Contribution shall constitute a direct or indirect capital contribution to the equity of Borrower. Accordingly, Borrower shall have no reimbursement obligations to Contributing Party or any Intervening Subsidiary with respect to any such Letter of Credit and neither Contributing Party nor any Intervening Subsidiary shall have any claims as a creditor of Borrower on account of any amounts paid by the Contributing Party or any Intervening Subsidiary under any such Letter of Credit.
ARTICLE 2
MISCELLANEOUS
Section 2.1    Waiver. No failure to exercise, and no delay in exercising, on the part of any party hereto, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of each party hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Section 2.2    Governing Law; Jurisdiction; Service of Process.
(a)    THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY AND ACCEPTED BY EACH PARTY IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND/OR

Ex. C-2

THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND CONTRIBUTION PARTY AND, BY ITS ACCEPTANCE HEREOF, EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH PARTY AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY AT THE ADDRESS SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON CONTRIBUTION PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (I) SHALL GIVE PROMPT NOTICE TO THE OTHER OF ANY CHANGE IN THE ADDRESS FOR CONTRIBUTION PARTY SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK, AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF ANY PARTY CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST SUCH PARTY IN ANY OTHER JURISDICTION.
Section 2.3    Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 2.4    Third-Party Beneficiaries. The provisions of this Agreement are solely for the benefit of the parties hereto and the Lender, and their respective successors and assigns, including any subsequent holders of the Loan, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement

Ex. C-3

Section 2.5    Amendments. This Agreement may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced which is consented to by the Lender (or, if different, the subsequent holder of the Loan).
Section 2.6    Parties Bound; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.
Section 2.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.
Section 2.8    Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 2.9    Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Section 2.10    Entirety. THIS AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS AGREEMENT IS INTENDED BY THE PARTIES HERETO AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS AGREEMENT, AND NO COURSE OF DEALING BETWEEN THE PARTIES HERETO, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.
Section 2.11    Waiver of Right To Trial By Jury. EACH PARTY BY ITS ACCEPTANCE HEREOF, AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY AND

Ex. C-4

IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
[NO FURTHER TEXT ON THIS PAGE]

Ex. C-5

IN WITNESS WHEREOF, Contribution Party has executed this Agreement as of the day and year first above written.

CONTRIBUTION PARTY:

[__________________________________]
a [________________________________]
By:    _______________________________
    Name:
    Title:

Ex. C-6

MAGUIRE PROPERTIES-555 W. FIFTH, LLC,
a Delaware limited liability company

By: ___________________________________
Name:
Title:

MAGUIRE PROPERTIES - 350 S. FIGUEROA,
LLC, a Delaware limited liability company

By:    ___________________________________
Name:
Title:

Ex. C-7

Annex A
(to Exhibit C)

Ex. C-8

EXHIBIT D

Form of Non-Disturbance Agreement

After recording return to:

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attention: Charles E. Schrank, Esq.

______________________________________________________________________________

This SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is dated as of _____________, 20__ and is by and among DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German Bank, authorized by the New York Department of Financial Services (together with its successors and assigned, “DB”), having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BARCLAYS BANK PLC, a public limited company registered in England and Wales (together with its successors and assigns, “Barclays” and together with DB, collectively, “Lender”), having an address at 745 Seventh Avenue, New York, New York 10019,

[MAGUIRE PROPERTIES–555 W. FIFTH, LLC, a Delaware limited liability company][MAGUIRE PROPERTIES – 350 S. FIGUEROA, LLC, a Delaware limited liability company], having an office at having an address at c/o Brookfield Office Properties, 250 Vesey Street, 15th Floor, New York, New York 10281 (“Landlord”), and __________________________, a ____________________________________, having an office at ________________________ (“Tenant”).

WHEREAS, Lender has made or intends to make a loan to Landlord (the “Loan”), which Loan shall be evidenced by one or more promissory notes (collectively, as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the “Promissory Note”) and secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents and Security Agreement (as the same may be amended, restated, replaced, severed, split, supplemented or otherwise modified from time to time, the “Mortgage”) encumbering the real property located in ______________________ more particularly described on Exhibit A annexed hereto and made a part hereof (the “Property”);
WHEREAS, by a lease agreement (the “Lease”) dated ___________, _____, between Landlord (or Landlord's predecessor in title) and Tenant, Landlord leased to Tenant a portion of the Property, as said portion is more particularly described in the Lease (such portion of the Property hereinafter referred to as the “Premises”);

WHEREAS, Tenant acknowledges that Lender will rely on this Agreement in making the Loan to Landlord; and
WHEREAS, Lender and Tenant desire to evidence their understanding with respect to the Mortgage and the Lease as hereinafter provided.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:
1.Tenant covenants, stipulates and agrees that the Lease and all of Tenant's right, title and interest in and to the Property thereunder (including but not limited to any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property (or any portion thereof)) is hereby, and shall at all times continue to be, subordinated and made secondary and inferior in each and every respect to the Mortgage and the lien thereof, to all of the terms, conditions and provisions thereof and to any and all advances made or to be made thereunder, so that at all times the Mortgage shall be and remain a lien on the Property prior to and superior to the Lease for all purposes, subject to the provisions set forth herein. Subordination is to have the same force and effect as if the Mortgage and such renewals, modifications, consolidations, replacements and extensions had been executed, acknowledged, delivered and recorded prior to the Lease, any amendments or modifications thereof and any notice thereof. Tenant hereby acknowledges and agrees that any option to purchase, right of first refusal to purchase or right of first offer to purchase the Property (or any portion thereof) in the Lease, shall not be exercisable in connection with any exercise of remedies pursuant to the Mortgage or any mezzanine loan secured by the membership interests in Landlord, including: (i) a purchase of the Property (or any portion thereof) at a foreclosure sale, (ii) a transfer of the Property (or any portion thereof) to Lender or its designee pursuant to a deed-in-lieu of foreclosure, (iii) a transfer of the membership interests in Landlord pursuant to a foreclosure of any such mezzanine loan, or (iv) any subsequent sale of the Property (or any portion thereof) by Lender or its designee after such foreclosure or deed-in-lieu of foreclosure or by any mezzanine lender or its designee after such foreclosure of such mezzanine loan. The holder of any such mezzanine loan shall be a third party beneficiary of the foregoing sentence.
2.    Lender agrees that if Lender exercises any of its rights under the Mortgage, including entry or foreclosure of the Mortgage or exercise of a power of sale under the Mortgage, Lender will not disturb Tenant's right to use, occupy and possess the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period under any term, covenant or condition of the Lease.
3.    If, at any time Lender (or any person, or such person's successors or assigns, who acquires the interest of Landlord under the Lease through foreclosure of the Mortgage or otherwise) shall succeed to the rights of Landlord under the Lease as a result of a default or event of default under the Mortgage, Tenant shall attorn to and recognize such person so succeeding to the rights of Landlord under the Lease (herein sometimes called “Successor Landlord”) as Tenant's landlord under the Lease, said attornment to be effective and self-operative without the execution of any further instruments. Although said attornment shall be self-operative, Tenant agrees to execute and deliver to Lender or to any Successor Landlord, such other instrument or instruments as Lender or such other person shall from time to time request in order to confirm said attornment.
4.    Landlord authorizes and directs Tenant to honor any written demand or notice from Lender instructing Tenant to pay rent or other sums to Lender rather than Landlord (a “Payment Demand”), regardless of any other or contrary notice or instruction which Tenant may receive from Landlord before or after Tenant's receipt of such Payment Demand. Tenant may rely upon any notice, instruction, Payment Demand, certificate, consent or other document from, and signed by, Lender and shall have no duty to Landlord to investigate the same or the circumstances under which the same was given. Any payment made by Tenant to Lender or in response to a Payment Demand shall be deemed proper payment by Tenant of such sum pursuant to the Lease.
5.    If Lender shall become the owner of the Property or the Property shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or if the Property shall be transferred by deed in lieu of foreclosure, Lender or any Successor Landlord shall not be:
(a)    liable for any act or omission of any prior landlord (including Landlord) or bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior landlord (including Landlord); or
(b)    obligated to cure any defaults of any prior landlord (including Landlord) which occurred, or to make any payment to Tenant which was required to be paid by any prior landlord (including Landlord), prior to the time that Lender or any Successor Landlord succeeded to the interest of such landlord under the Lease; or
(c)    obligated to perform any construction obligations of any prior landlord (including Landlord) under the Lease or liable for any defects (latent, patent or otherwise) in the design, workmanship, materials, construction or otherwise with respect to improvements and buildings constructed on the Property; or
(d)    subject to any offsets, defenses or counterclaims which Tenant may be entitled to assert against any prior landlord (including Landlord); or
(e)    bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance; or
(f)    bound by any amendment, modification, termination or surrender of the Lease made without the written consent of Lender; or
(g)    liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or any Successor Landlord has actually received said deposit for its own account as the landlord under the Lease as security for the performance of Tenant's obligation under the Lease (which deposit shall, nonetheless, be held subject to the provisions of the Lease).

6.    Tenant hereby represents, warrants, covenants and agrees to and with Lender:
(a)    to deliver to Lender, by certified mail, return receipt requested, a duplicate of each notice of default delivered by Tenant to Landlord at the same time as such notice is given to Landlord and no such notice of default shall be deemed given by Tenant under the Lease unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right (but shall not be obligated) to cure such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. Tenant further agrees to afford Lender a period of thirty (30) days beyond any period afforded to Landlord for the curing of such default during which period Lender may elect (but shall not be obligated) to seek to cure such default, or, if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings) during which period Lender may elect (but shall not be obligated) to seek to cure such default, prior to taking any action to terminate the Lease. If the Lease shall terminate for any reason, upon Lender's written request given within thirty (30) days after such termination, Tenant, within fifteen (15) days after such request, shall execute and deliver to Lender a new lease of the Premises for the remainder of the term of the Lease and upon all of the same terms, covenants and conditions of the Lease;
(b)    that Tenant is the sole owner of the leasehold estate created by the Lease; and
(c)    to promptly certify in writing to Lender, in connection with any proposed assignment of the Mortgage, whether or not any default on the part of Landlord then exists under the Lease and to deliver to Lender any tenant estoppel certificates required under the Lease.
7.    Tenant acknowledges that the interest of Landlord under the Lease is assigned to Lender solely as security for the Promissory Note, and Lender shall have no duty, liability or obligation under the Lease or any extension or renewal thereof, unless Lender shall specifically undertake such liability in writing or Lender becomes and then only with respect to periods in which Lender becomes, the fee owner of the Property.
8.    This Agreement shall be governed by and construed in accordance with the laws of the State in which the Premises is located (excluding the choice of law rules thereof).
9.    This Agreement and each and every covenant, agreement and other provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any successor holder of the Promissory Note) and may be amended, supplemented, waived or modified only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

10.    All notices to be given under this Agreement shall be in writing and shall be deemed served upon receipt by the addressee if served personally or, if mailed, upon the first to occur of receipt or the refusal of delivery as shown on a return receipt, after deposit in the United States Postal Service certified mail, postage prepaid, addressed to the address of Landlord, Tenant or Lender appearing below. Such addresses may be changed by notice given in the same manner. If any party consists of multiple individuals or entities, then notice to any one of same shall be deemed notice to such party.

If to Lender:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: Robert W. Pettinato, Jr.
Facsimile No. (212) 797-4489

and to:	Deutsche Bank AG, New York Branch
60 Wall Street, 10th Floor
New York, NY 10005
Attention: General Counsel
Facsimile No.: (646)736-5721

and to:	Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Attention: Michael Birajiclian

with a copy to:	Sidley Austin LLP
South Dearborn Street
Chicago, Illinois 60603
Attention: Charles E. Schrank, Esq.
Facsimile No.: (312) 854-7036

with a copy to:	KeyCorp Real Estate Capital Markets, Inc.
Loan Servicing and Asset Management
11501 Outlook Street, Suite 300
Overland Park, KS 66211
Attention: Diane Haislip
Facsimile No. (216) 357-6543

Tenant's Address:	_________________________
_________________________
_________________________
_________________________

With a copy to:	_________________________
_________________________
_________________________

_________________________

Landlord's Address:	_________________________
_________________________
_________________________
_________________________

With a copy to:	_________________________
_________________________
_________________________
_________________________

11.    If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.
12.    In the event Lender shall acquire Landlord's interest in the Premises, Tenant shall look only to the estate and interest, if any, of Lender in the Property for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as a Successor Landlord under the Lease or under this Agreement, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to the Lease, the relationship of the landlord and tenant under the Lease or Tenant's use or occupancy of the Premises or any claim arising under this Agreement.
13.    If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect, and shall be liberally construed in favor of Lender.
14.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.
TENANT:
_________________________________

By:    _____________________________
Name:
Title:

LANDLORD:
[INSERT APPLICABLE LANDLORD], A
DELAWARE LIMITED LIABILITY COMPANY

By:    _____________________________
Name:
Title:

LENDER:
DEUTSCHE BANK AG, NEW YORK BRANCH
By:    _____________________________
Name:
Title:

By:    _____________________________
Name:
Title:

[ADD APPROPRIATE ACKNOWLEDGMENT (one for each Signatory)]

Exhibit A

Legal Description of Property

EXHIBIT A-1

350 S. FIGUEROA PROPERTY LEGAL DESCRIPTION

PARCEL 1:

LOT 1 OF TRACT NO. 21464, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 795, PAGES 78 AND 79 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT PARCEL BH-LL, AS SHOWN ON THE PLAT ATTACHED AND MADE A PART OF THE AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP, DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

ALSO EXCEPT PARCEL BH-3-B, BH-2-B, BH-1-B, BH-GR, BH-GR-1, BH-2-L, BH-2-L(R) AND BH-3-L, AS SHOWN ON THE PLAT ATTACHED AND MADE A PART OF THE AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP, DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM THAT PORTION THEREOF INCLUDED WITHIN FLOWER STREET, FOURTH STREET, FIGUEROA STREET AND THIRD STREET, WHICH WOULD PASS WITH A LEGAL CONVEYANCE DESCRIBING SAID LAND, AS EXCEPTED AND RESERVED BY THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA, A PUBLIC BODY, CORPORATE AND POLITIC, IN DEED RECORDED FEBRUARY 26, 1971 AS INSTRUMENT NO. 392, IN BOOK D-4980, PAGE 372 OF OFFICIAL RECORDS.

ALSO EXCEPT THEREFROM ALL OIL, GAS AND MINERAL SUBSTANCES TOGETHER WITH THE RIGHT TO EXTRACT SUCH SUBSTANCES PROVIDED THAT THE SURFACE OPENINGS OF ANY WELL, HOLE, SHAFT OR OTHER MEANS OF REACHING OR REMOVING SUCH SUBSTANCES SHALL NOT BE LOCATED WITHIN THE BUNKER HILL URBAN RENEWAL PROJECT AREA, AS RECORDED AUGUST 07, 1959 AS INSTRUMENT NO. 2893, IN BOOK M-335, PAGE 106 OF OFFICIAL RECORDS, AND SHALL NOT PENETRATE ANY PART OR PORTION OF SAID PROJECT AREA WITHIN 500 FEET OF THE SURFACE THEREOF, AS RESERVED IN DEEDS RECORDED

Ex. A-1-1

AUGUST 07, 1961 AS INSTRUMENT NO. 1641; SEPTEMBER 15, 1961 AS INSTRUMENT NO. 2017; SEPTEMBER 15, 1961 AS INSTRUMENT NO. 2020; SEPTEMBER 25, 1961 AS INSTRUMENT NO. 1595; OCTOBER 04, 1961 AS INSTRUMENT NO. 1825; OCTOBER 16, 1961 AS INSTRUMENT NO. 2564; NOVEMBER 24, 1961 AS INSTRUMENT NO. 1680; SEPTEMBER 05, 1962 AS INSTRUMENT NO. 1528; JANUARY 15, 1963 AS INSTRUMENT NO. 1770; JANUARY 15, 1963 AS INSTRUMENT NO. 1771; AUGUST 03, 1964 AS INSTRUMENT NO. 1271; AUGUST 21, 1964 AS INSTRUMENT NO. 1671; AUGUST 25, 1964 AS INSTRUMENT NO. 1258, AND SEPTEMBER 16, 1964 AS INSTRUMENT NO. 1311, ALL OF OFFICIAL RECORDS.

PARCEL 2:

EASEMENTS AS SET FORTH IN AN INSTRUMENT ENTITLED “AMENDED AND RESTATED DECLARATION OF ESTABLISHMENT OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS” EXECUTED BY BUNKER HILL CENTER ASSOCIATES, A PARTNERSHIP COMPOSED OF BOISE CASCADE HOME & LAND CORPORATION, KENFIELD E. KENNEDY, HOWARD L. MATLOW, EDWARD RICE AND CONRAD BUILDING SYSTEMS, INC., DATED JULY 10, 1972 AND RECORDED JULY 12, 1972 AS INSTRUMENT NO. 668, IN BOOK D-5528, PAGE 518 OF OFFICIAL RECORDS.

APN:    5151-011-021 (AFFECTS LOT SB-3-B OF PARCEL 1)
5151-011-023 (AFFECTS LOT SB-2-B OF PARCEL 1)
5151-011-025 (AFFECTS LOT SB-1-B OF PARCEL 1)
5151-011-028 (AFFECTS LOT SB-GR OF PARCEL 1)
5151-011-031 (AFFECTS LOT SB-2-L(R) OF PARCEL 1)
5151-011-032 (AFFECTS LOT SB-2-L OF PARCEL 1)
5151-011-035 (AFFECTS PORTION OF SAID PARCEL 1)

Ex. A-1-2

EXHIBIT A-2

555 W. FIFTH PROPERTY LEGAL DESCRIPTION

PARCEL 1:

THE NORTHWESTERLY 41 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 2:

THE SOUTHEASTERLY 124 FEET OF LOT 2 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 3:

LOT 3 IN BLOCK 107 OF BELLVUE TERRACE TRACT, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGE 585 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 4:

LOT “A” OF TRACT NO. 4711, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 56, PAGE 1 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, TOGETHER WITH ALL RIGHTS, TITLE AND INTEREST IN AND TO THAT PORTION OF THE SOUTHEASTERLY HALF OF GRAND AVENUE, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT “A” ON THE NORTHWEST AND IN AND TO THAT PORTION OF THE NORTHEASTERLY HALF OF FIFTH STREET, AS SHOWN ON SAID MAP OF TRACT NO. 4711, WHICH ADJOINS SAID LOT "A" ON THE SOUTHWEST, WHICH WOULD PASS WITH A CONVEYANCE OF SAID LOT “A”.

EXCEPTING THEREFROM THAT PORTION OF THE SOUTHEAST HALF OF GRAND AVENUE, LYING NORTHEASTERLY OF THE SOUTHWEST PROLONGATION OF THE SOUTHWESTERLY LINE OF LOT 1 OF H. W. MILLS SUBDIVISION, AS PER MAP RECORDED IN BOOK 37, PAGE 62 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Ex. D-1

ALSO EXCEPTING THEREFROM ALL URANIUM AND OTHER FISSIONABLE MATERIAL, ALL OIL, GAS, PETROLEUM, ASPHALTUM AND OTHER HYDROCARBON SUBSTANCES AND OTHER MINERALS AND MINERAL ORES OF EVERY KIND AND CHARACTER WHETHER SIMILAR TO THESE HEREIN SPECIFIED OR NOT; WITHIN OR UNDERLYING OR WHICH MAY BE PRODUCED FROM THAT PORTION OF THE FOLLOWING DESCRIBED REAL PROPERTY, WHICH LIES BELOW A PLANE PARALLEL TO AND 500 FEET BELOW THE PRESENT SURFACE OF SAID LAND, WITHOUT, HOWEVER, THE RIGHT TO ENTER UPON THE SURFACE OR SUBSURFACE TO A DEPTH OF A DEPTH OF 500 FEET BELOW SAID SURFACE, FOR ANY PURPOSE WHATSOEVER, AS GRANTED TO SOUTHERN CALIFORNIA EDISON COMPANY, A CORPORATION, TO ASSOCIATED SOUTHERN INVESTMENT COMPANY, A CORPORATION, BY DEED RECORDED APRIL 22, 1969 IN BOOK M-3194, PAGE 210 OF OFFICIAL RECORDS.

PARCEL 5:

LOT “A” OF TRACT NO. 791, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 16, PAGE 41 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

PARCEL 6: INTENTIONALLY DELETED.

PARCEL 7:

A NON-EXCLUSIVE EASEMENT TO CONSTRUCT, REPAIR AND MAINTAIN THE SUPPORT SYSTEM AND SUBSTRUCTURE, AS MORE PARTICULARLY DEFINED IN, AND SUBJECT TO AND UPON THE TERMS AND CONDITIONS OF, THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT DATED AS OF JUNE 01, 1989, RECORDED APRIL 05, 1990 AS INSTRUMENT NO. 90-655583 OF OFFICIAL RECORDS.

APN: 5149-029-013

Ex. D-2

EXHIBIT E

[Form of Alteration Deficiency Guaranty]
ALTERATION DEFICIENCY GUARANTY
This ALTERATION DEFICIENCY GUARANTY (this “Guaranty”) is executed as of [_____________________], 20[__] by [_______________________], a [____________], having an address at [_________________________] (“Guarantor”), for the benefit of DEUTSCHE BANK AG, NEW YORK BRANCH, a branch of Deutsche Bank AG, a German Bank, authorized by the New York Department of Financial Services (together with its successors and assigned, “DB”), having an address at 60 Wall Street, 10th Floor, New York, New York 10005 and BARCLAYS BANK PLC, a public limited company registered in England and Wales (together with its successors and assigns, “Barclays” and together with DB, collectively, “Lender”), having an address at 745 Seventh Avenue, New York, New York 10019.
W I T N E S S E T H:
A.    Pursuant to those certain promissory notes executed by Maguire Properties–555 W. Fifth, LLC, a Delaware limited liability company, and by Maguire Properties – 350 S. Figueroa, LLC, a Delaware limited liability company (collectively, “Borrower”), and payable to the order of Lender in the aggregate original principal amount of Three Hundred Nineteen Million and No/100 Dollars ($319,000,000) (collectively, with all renewals, modifications, increases and extensions thereof, the “Note”), Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan (the “Loan”) which is made pursuant to that certain Loan Agreement, dated as of July 11, 2016, between Borrower and Lender (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
    B.    Guarantor is the owner of direct or indirect interests in Borrower, and Guarantor has benefitted from Lender’s making the Loan to Borrower.
NOW, THEREFORE, in consideration of Lender having made the Loan to Borrower and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE 1
NATURE AND SCOPE OF GUARANTY
Section 1.1    Guaranty of Obligation.
(a)    Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

(b)    As used herein, the term “Guaranteed Obligations” means the timely payment of all costs in respect of the Project(s) (as defined below) in excess of the Alteration Threshold (as defined in the Loan Agreement) with respect to the Project(s) from time to time.
(c)    Attached hereto as Annex A is a description of the Material Alteration(s) that are the subject of this Guaranty (subject to Section 1.1(d), each a “Project” and collectively, the “Projects”).
(d)    The Material Alteration(s) comprising the Project, and accordingly, the term “Project” as used herein, shall be deemed modified hereunder to the extent that Borrower modifies such Material Alteration(s) (including any increase or decrease in the scope thereof) in accordance with the terms of the Loan Agreement.
Section 1.2    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations. This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.
Section 1.3    Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 1.4    Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon written demand therefor by Lender and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
Section 1.5    No Duty To Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person,

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(ii) enforce Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Loan, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations, including, to the extent California law is deemed to apply notwithstanding the choice of law set forth herein, any of the foregoing which may be available to Lender by virtue of California Civil Code Sections 2845, 2849, and 2850. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.
Section 1.6    Waivers. Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Mortgage, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents or in connection with the Property, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed, other than such notices to Guarantor (if any) as may be expressly required pursuant to the terms and provisions of the Loan Documents.
Section 1.7    Payment of Expenses. In the event that Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon written demand therefor by Lender, pay Lender all reasonable costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder, together with interest thereon at the Default Rate from the date requested by Lender until the date of payment to Lender. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.
Section 1.8    Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Lender must rescind or restore any payment or any part thereof received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

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Section 1.9    Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, so long as any portion of the Obligations or the Guaranteed Obligations remains outstanding, Guarantor hereby unconditionally and irrevocably waives, releases, abrogates and subordinates pursuant to Article 4 any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower for any payment made by Guarantor under or in connection with this Guaranty or otherwise.
ARTICLE 2
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
Section 2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Note, the Mortgage, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower and Lender or any other parties pertaining to the Guaranteed Obligations or any failure of Lender to notify Guarantor of any such action.
Section 2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.
Section 2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.
Section 2.4    Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Obligations or any part thereof exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (iii) the officers or representatives executing the Note, the Mortgage, the Loan Agreement or the other Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iv) the Guaranteed Obligations violate applicable usury laws, (v) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower (unless

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Guarantor has the same defenses, claims or offsets with respect to the Guaranteed Obligations), (vi) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (vii) the Note, the Mortgage, the Loan Agreement or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Guaranteed Obligations or any part thereof for any reason.
Section 2.5    Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lender will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.
Section 2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.
Section 2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
Section 2.8    Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
Section 2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

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Section 2.10    Offset. Any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.
Section 2.11    Merger. The reorganization, merger or consolidation of Borrower or Guarantor into or with any other Person.
Section 2.12    Preference. Any payment by Borrower to Lender is held to constitute a preference under the Bankruptcy Code or for any reason Lender is required to refund such payment or pay such amount to Borrower or to any other Person.
Section 2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Obligations or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
Section 2.14    No Waiver. Notwithstanding anything to the contrary contained in this Guaranty or any other Loan Document, Guarantor is not waiving any defense based on payment or performance of any of the Guaranteed Obligations.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
To induce Lender to enter into the Loan Documents and to extend credit to Borrower, Guarantor represents and warrants to Lender as follows:
Section 3.1    Benefit. Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.
Section 3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
Section 3.3    No Representation By Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
Section 3.4    Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor (a) is

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and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.
Section 3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder, do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
Section 3.6    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.
ARTICLE 4
SUBORDINATION OF CERTAIN INDEBTEDNESS
Section 4.1    Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantor. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remains outstanding, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.
Section 4.2    Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving Guarantor as a debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to Guarantor and which, as between Borrower and Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Lender in full of the Obligations and the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the

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Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.
Section 4.3    Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.
Section 4.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Lender.
ARTICLE 5
COVENANTS
Section 5.1    Definitions. As used in this Article 5, the following terms shall have the respective meanings set forth below:
(a)    “Investment Grade Rating” shall mean, with respect to any Person, that the long-term unsecured debt obligations of such Person are rated at least “BBB-” by S&P, “Baa3” from Moody’s, “BBB-” by Fitch, and the equivalent rating by each of the other Rating Agencies engaged to rate the Securities issued in connection with any Securitization of the Loan that maintains a rating for such Person.
(b)    “GAAP” shall mean generally accepted accounting principles, consistently applied.
Section 5.2    Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, Guarantor shall maintain an Investment Grade Rating.
Section 5.3    Financial Statements. If Guarantor is not a publicly traded company with publicly available financials, Guarantor shall deliver to Lender (i) within sixty (60) days

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following the end of each calendar quarter, with respect to the prior calendar quarter, unaudited quarterly and year-to-date statements of income and expense and cash flow (prepared in accordance with GAAP) for the Guarantor, together with a balance sheet as of the end of such prior calendar quarter for the Guarantor, together with a certificate of an officer of the Guarantor (A) setting forth in reasonable detail the Guarantor’s net worth as of the end of such prior calendar quarter and based on the foregoing quarterly financial statements, and (B) certifying that such quarterly financial statements are true, correct, accurate and complete and fairly present the financial condition and results of the operations of the Guarantor in a manner consistent with GAAP, and (ii) within one hundred twenty (120) days following the end of each calendar year a complete copy of the Guarantor’s annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender prepared in accordance with GAAP and if required and Lender has so notified the Guarantor, including statements of income and expense and cash flow and a balance sheet for the Guarantor.
ARTICLE 6
MISCELLANEOUS
Section 6.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.
Section 6.2    Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, in each case addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent prior to 6:00 p.m. New York time on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005 Attention: Robert W. Pettinato, Jr. Facsimile No. (212) 797-4489

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and to:	Deutsche Bank AG, New York Branch 60 Wall Street, 10th Floor New York, NY 10005 Attention: General Counsel Facsimile No. (646)736-5721

and to:	Barclays Bank PLC 745 Seventh Avenue New York, New York 10019 Attention: Michael Birajiclian

with a copy to:	Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Charles E. Schrank, Esq. Facsimile No. (312) 853-7036

with a copy to:	KeyCorp Real Estate Capital Markets, Inc.
Loan Servicing and Asset Management
11501 Outlook Street, Suite 300
Overland Park, KS 66211
Attention: Diane Haislip
Facsimile No. (216) 357-6543

If to Guarantor:	[______________________]
[__________________]
[__________________]
Attention: [________________]
Facsimile No.: [________________]

with a copy to:	[______________________]
[__________________]
[__________________]
Attention: [________________]
Facsimile No.: [________________]
Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Lender may also be given by Servicer.

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Section 6.3    Governing Law; Jurisdiction; Service of Process.
(a)     THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY GUARANTOR AND ACCEPTED BY LENDER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION RELATED HERETO, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS EXCEPT PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY AND/OR THE OTHER LOAN DOCUMENTS, AND THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)    ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND GUARANTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND GUARANTOR (AND LENDER BY ACCEPTANCE OF THIS GUARANTY) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON GUARANTOR AT THE ADDRESS FOR GUARANTOR SET FORTH HEREIN AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO GUARANTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON GUARANTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. GUARANTOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGE IN THE ADDRESS FOR GUARANTOR SET FORTH HEREIN, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE AN AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS AND WHICH SUBSTITUTE AGENT SHALL BE THE SAME AGENT DESIGNATED BY BORROWER UNDER THE LOAN AGREEMENT), AND (III) SHALL PROMPTLY DESIGNATE AN AUTHORIZED AGENT IF GUARANTOR CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY

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OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST GUARANTOR IN ANY OTHER JURISDICTION.
Section 6.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 6.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party(ies) against whom such amendment is sought to be enforced.
Section 6.6    Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Lender shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents (and Lender shall endeavor to provide Guarantor with notice of any such assignment or transfer, provided, however that any failure on the part of Lender to provide such notice shall not affect the viability of such assignment or transfer nor relieve Guarantor of its obligations and liabilities hereunder). Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Guaranty. Guarantor shall not have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Lender, and any attempted assignment without such consent shall be null and void.
Section 6.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
Section 6.8    Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
Section 6.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
Section 6.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender

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hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
Section 6.11    Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.
Section 6.12    Waiver of Right To Trial By Jury. GUARANTOR (AND LENDER BY ACCEPTANCE OF THIS GUARANTY) HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MORTGAGE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.
Section 6.13    Cooperation. Guarantor acknowledges that Lender and its successors and assigns may (i) sell this Guaranty, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Subject to the terms, conditions and limitations set forth in the Loan Agreement, Guarantor shall reasonably cooperate with Lender at no material out of pocket expense in effecting any such Secondary Market Transaction and shall reasonably cooperate at no material out of pocket expense to implement all requirements imposed by any of the Rating Agencies involved in any Secondary Market Transaction. Guarantor shall make available to Lender all information concerning its business and operations that Lender may reasonably request. Lender shall be permitted to share all such information with the investment banking firms, Rating

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Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Guarantor to Lender, including any and all financial statements provided to Lender pursuant to Section 5.3 hereof, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Guarantor in the form as provided by Guarantor. Lender may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.
Section 6.14    Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.
Section 6.15    Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (d) the word “Lender” shall mean “Lender and any subsequent holder or holders of the Note”, (e) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, (f) the word “Property” shall include any portion of the Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder.
Section 6.16    Joint and Several. Except to the extent otherwise provided for herein, the obligations of each Guarantor hereunder are joint and several.
Section 6.17    Confidentiality. Lender acknowledges that Information (as defined below) furnished to it may include material, non-public information concerning the Guarantor and shall be kept confidential; provided, that nothing herein shall preclude Lender from disclosing any Information (A) to any of the Disclosure Parties (as defined below) in connection with any Secondary Market Transaction, and following any Secondary Market Transaction, to actual investors in the Loan (or any portion thereof or interest therein) and to the Rating Agencies, (B) to any of the Disclosure Parties other than as described in clause (A) above, provided that such parties are advised by Lender of the confidential nature of such Information, and provided further that each Rating Agency and underwriter to which such information is disclosed shall have executed its usual and customary confidentiality agreement, and each NRSRO (as defined below) desiring access to any secured website containing such information shall, as a condition to its access, have either furnished to the Securities and Exchange Commission the certification required under Rule 17g-5(e) of the Exchange Act or be required to

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agree to (or “click through”) such website’s confidentiality provisions, (C) as required by any applicable Legal Requirement, (D) which is already publicly available as a result of disclosure by any other party, (E) in response to any order of any court or other Governmental Authority, (F) in connection with the exercise and/or enforcement by Lender of any rights and remedies hereunder or under any other Loan Document or (G) if Lender is required to do so in connection with any litigation or similar proceeding (in which case, Lender shall exercise reasonable efforts to give prior written notice of such requirement to Guarantor in order to permit Guarantor to seek a protective order at Guarantor’s sole cost and expense).  As used herein, (i) “Information” means all non-public information relating to Guarantor or its business delivered by Guarantor to Lender in connection with the origination of the Loan or required to be delivered or provided under this Guaranty; provided, that in the case of information received from Guarantor after the date hereof, such information is clearly identified at the time of delivery as confidential; (ii) “Disclosure Parties” shall mean any actual or prospective investor, any actual or prospective assignee, any actual or prospective participant in the Loan, any actual or prospective providers of financing directly or indirectly secured by, the Loan or any Securities or any direct or indirect class, component, portion or interest therein or thereof, any Rating Agency rating any participations in the Loan and/or Securities, any NRSRO, any underwriter, any organization maintaining databases on the underwriting and performance of commercial mortgage loans, auditors, regulatory authorities or any Persons that may be entitled by law to the Information, any Affiliate of a Lender involved from time to time in the transactions contemplated by this Guaranty, any other Loan Document and/or in any Securitization, any employees, directors, agents, attorneys, accountants, or other professional advisors of a Lender or its Affiliates, any servicers of the Loan, and/or any Governmental Authorities, in all cases, as Lender determines necessary or desires in its sole discretion; and (iii) “NRSRO” means any credit rating agency that has elected to be treated as a nationally recognized statistical rating organization for purposes of Section 15E of the Exchange Act, without regard to whether or not such credit rating agency has been engaged by Lender or its designees in connection with, or in anticipation of, a Securitization. In no event shall Lender (x) be responsible for monitoring or enforcing such use of the Information by any Disclosure Party or (y) be liable to Guarantor or any other Person for any acts or omissions by any Disclosure Party, including, without limitation, any failure of any such Disclosure Party to limit its use of the Information.
Section 6.18    Environmental Provisions. To the extent California law applies, nothing herein shall be deemed to limit the right of Lender to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by Lender and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to Lender, or any order, consent decree or settlement relating to the cleanup of Hazardous Substances (as defined in the Environmental Indemnity) or any other “environmental provision” (as defined in such Section 736) relating to the Property or any portion thereof or the right of Lender to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of the Mortgage as to any parcel of the Property that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against Borrower, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of

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Lender’s claim against Borrower to judgment, and any other rights and remedies permitted by law.
Section 6.19    Additional Guarantor Waivers. To the extent California law applies, Guarantor hereby waives all rights and defenses arising out of an election of remedies by Lender even though that election of remedies, such as a nonjudicial foreclosure with respect to security for guaranteed obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise. Specifically, and without in any way limiting the foregoing, Guarantor hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any right of recourse to or with respect to Borrower or the assets or property of Borrower or to any collateral for the Loan. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any right to participate in any collateral for the Loan. Guarantor recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, Lender’s realization through nonjudicial foreclosure upon any real property constituting security for Borrower’s obligations under the Loan Documents could terminate any right of Lender to recover a deficiency judgment against Borrower, thereby terminating subrogation rights which Guarantor otherwise might have against Borrower. In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Guaranty against such parties. Guarantor hereby unconditionally and irrevocably waives any such defense. In addition to and without in any way limiting the foregoing, Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all the indebtedness of Borrower to Lender and agrees with Lender that until such time as Lender may have no further claim against Borrower, Guarantor shall not demand or accept any payment of principal or interest from Borrower, claim any offset or other reduction of Guarantor’s obligations hereunder because of any such indebtedness and shall not take any action to obtain any of the collateral for the Loan. Further, Guarantor shall not have any right of recourse against Lender by reason of any action Lender may take or omit to take under the provisions of this Guaranty or under the provisions of any of the Loan Documents. If any amount shall nevertheless be paid to Guarantor by Borrower or another guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Lender and shall forthwith be paid to Lender to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive any satisfaction and discharge of Borrower by virtue of any payment, court order or any applicable law, except payment in full of the Guaranteed Obligations. Without limiting the foregoing, Guarantor waives (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Guarantor by reason of California Civil Code Sections 2787 to 2855, inclusive; (ii) any rights or defenses Guarantor may have with respect to its obligations as a guarantor by reason of any election of remedies by Lender; and (iii) all rights and defenses that Guarantor may have because Borrower’s debt is secured by real property. This means, among other things, that Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower, and that if Lender forecloses on any real property collateral pledged by Borrower (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on

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the real property collateral, has destroyed any rights Guarantor may have to collect from Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower’s debt evidenced by the Note is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
Section 6.20    Termination. This Guaranty shall terminate upon the earlier to occur of (i) the date that the Debt has been indefeasibly paid in full, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Loan could be deemed a preference under the United States Bankruptcy Code or (ii) the date of the completion of the Project(s) in accordance with Annex A attached hereto and the Loan Agreement, and the Guaranteed Obligations hereunder with respect to the Project(s) have been indefeasibly paid in full, each as determined by Lender in its reasonable discretion.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.
GUARANTOR:

[_________________], a [_________________]

By:	___________________________ Name: Title:

Ex. E-1

Exhibit E

Annex A

Ex. E-1